    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                      REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ----------------
                   USA GROUP SECONDARY MARKET SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              35-1872185
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                               8350 CRAIG STREET
                          INDIANAPOLIS, INDIANA 46250
                                (317) 594-1981
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            EDWARD R. SCHMIDT, ESQ.
                                GENERAL COUNSEL
                   USA GROUP SECONDARY MARKET SERVICES, INC.
                               11100 USA PARKWAY
                            FISHERS, INDIANA 46038
                                (317) 578-6509
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
        TIMOTHY M. HARDEN, ESQ.                DANIEL M. ROSSNER, ESQ.
        KRIEG DEVAULT ALEXANDER                   BROWN & WOOD LLP
              & CAPEHART                       ONE WORLD TRADE CENTER
          ONE INDIANA SQUARE                NEW YORK, NEW YORK 10048-0557
      INDIANAPOLIS, INDIANA 46204
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                                         PROPOSED
                                             PROPOSED     MAXIMUM
                                 AMOUNT      MAXIMUM     AGGREGATE  AMOUNT OF
    TITLE OF EACH CLASS OF       TO BE    OFFERING PRICE OFFERING  REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED  PER UNIT(1)   PRICE(1)      FEE
-------------------------------------------------------------------------------
Asset-Backed Securities......   $363,000     100.00%     $363,000    $110.00

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(1) Estimated solely for the purpose of calculating the registration fee.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to the $391,000,000 in Asset-Backed Securities previously registered under the Registrant's Registration Statement No. 333-2440.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE    +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED          , 1997

                                    $
                         SMS Student Loan Trust 1997-A

            $      Class A-1 Floating Rate Asset Backed Senior Notes
            $      Class A-2 Floating Rate Asset Backed Senior Notes

                                    -------
                   USA GROUP SECONDARY MARKET SERVICES, INC.
                                     Seller
                                    -------

The SMS Student  Loan Trust 1997-A  (the "Trust") will  issue $       aggregate
principal amount  of Class  A-1 Floating  Rate Asset  Backed Senior  Notes (the
"Class  A-1  Notes"),  $            aggregate principal  amount  of  Class  A-2
Floating Rate  Asset Backed Senior Notes  (the "Class A-2 Notes"  and, together
with  the Class A-1 Notes, the  "Senior Notes") and $       aggregate principal
 amount of Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes"). Only the Senior Notes are offered hereby. The assets of the Trust will include a pool of guaranteed education loans to students and parents of students purchased by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from USA Group Secondary Market
  Services, Inc. (the "Seller") (such loans, together with any Additional Student Loans acquired from the Seller or originated from time to time by the Eligible Lender Trustee on behalf of the Trust, the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans, and monies on deposit in certain trust accounts (including the Collection Account, the Reserve Account, the Collateral Reinvestment Account and, solely for the benefit of the Class A-1 Noteholders, the Class A-1 Interest Account). The Notes will be collateralized by the assets of the Trust. The rights of the Subordinate Noteholders to receive payments of interest will be subordinate to the rights of the Senior Noteholders to receive payments of interest and the rights of the
    Subordinate Noteholders to receive payments of principal will be subordinate to the rights of the Senior Noteholders to receive payments of interest and principal to the extent described herein. After the Closing Date, certain Additional Fundings will be made from time to time during the Revolving Period described herein, and in certain cases after the Revolving Period, by or on behalf of the Trust, as described herein.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AT PAGE S-24 AND IN THE ACCOMPANYING PROSPECTUS AT PAGE 14.

                                                   (Continued on following page)
                                    -------

 THE  NOTES REPRESENT  OBLIGATIONS  OF THE  TRUST  ONLY AND  DO  NOT REPRESENT
  INTERESTS IN  OR OBLIGATIONS OF THE  SELLER, THE SERVICER OR  ANY AFFILIATE
    THEREOF. THE NOTES  ARE NOT  GUARANTEED OR INSURED  BY ANY  GOVERNMENTAL
     AGENCY.
                                    -------

THESE  SECURITIES HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY THE  SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECU-RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPEC-TUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    -------

                                            Price to the Underwriting Proceeds to the
                                             Public(1)     Discount    Seller(1)(2)
                                            ------------ ------------ ---------------
Per Class A-1 Note.........................        %           %              %
Per Class A-2 Note.........................        %           %              %
Total......................................    $            $             $

(1) Plus accrued interest, if any, from      , 1997.
(2) Before deducting expenses payable by the Seller, estimated at $    .
                                    -------

  The Senior Notes are offered by the Underwriter when and if issued by the Trust, delivered and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Senior Notes in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe
anonyme, and the Euroclear System on or about       , 1997.

                           CREDIT SUISSE FIRST BOSTON
            The date of this Prospectus Supplement is       , 1997.

(Continued from preceding page)

The  per  annum  rate  of  interest  on the  Notes  will,  subject  to  certain limitations described herein, be equal, with respect to the Class A-1 Notes for each Quarterly Interest Period, to the T-Bill Rate (determined as
  described herein) plus     %  and, with respect to  the Class A-2 Notes and
  the  Subordinate Notes  (collectively,  the "LIBOR-based  Notes") for  each
   Monthly Interest Period,  to one-month LIBOR for  the related LIBOR Reset
   Period  (determined as described herein)  plus     % with respect  to the
    Class A-2 Notes  and plus     % with respect  to the Subordinate Notes.
    Interest on  the LIBOR-based Notes will be payable monthly  on or about the  twenty-seventh  day of  each  month  (each,  a "Monthly  Payment
     Date"),  commencing    , 1997.  Interest on the  Class A-1 Notes  and
      principal on the  Notes will be payable quarterly  on or about each
       January 27, April 27, July 27 and October 27 of each  year (or, if such day is  not a business day, on  the next succeeding business
        day), commencing    , 1997  (each, a "Quarterly Payment  Date");
        provided, that, no principal payments will be made on the Notes until after the end of the Revolving Period (as defined herein). Thereafter, principal payments will be allocated among the Class A-1 and Class A-2 Notes as described herein and no principal payments on the Subordinate Notes will be made until the Senior Notes are paid in full.

The final  maturity date for  the Class A-1 Notes  will be the        Quarterly
 Payment Date,  the final maturity  date for the  Class A-2 Notes  will be the
          Quarterly  Payment  Date  and  the  final  maturity  date  for   the
  Subordinate  Notes  will be  the         Quarterly Payment  Date.  However,
   payment in full of the Notes could occur other than on such dates as described herein. In addition, the outstanding Notes will be redeemed on any Quarterly Payment Date on which Secondary Market Company, Inc., a limited  purpose corporation  which is  an affiliate of  the Seller
      (the "Company"),  or  an  assignee of  the  Company,  exercises  its option  to purchase  the Financed  Student Loans, exercisable  when the aggregate principal balance  of the Financed Student Loans is reduced to  20%  or  less  of the  initial  aggregate  principal balance of the Notes.

USA Group Loan Services, Inc., a Delaware corporation ("Loan Services"), will service all the Financed Student Loans. The Financed Student Loans will include loans guaranteed to the extent described herein by United Student
  Aid Funds,  Inc. ("USA Funds"),  a Delaware non-profit corporation  or Iowa
   College Student Aid Commission ("ICSAC") an Iowa state agency, (each of USA Funds and ICSAC, an "Initial Guarantor," and, collectively the
    "Initial Guarantors"), and may include loans guaranteed to the extent described herein by other Federal Guarantors, which are in each case reinsured to the extent described herein by the United States
      Department of Education (the "Department").

                                 ------------

 THIS PROSPECTUS SUPPLEMENT  DOES NOT  CONTAIN COMPLETE  INFORMATION ABOUT THE
  OFFERING OF  THE SENIOR NOTES.  ADDITIONAL INFORMATION IS  CONTAINED IN THE
   PROSPECTUS,  AND  PROSPECTIVE  INVESTORS  ARE URGED  TO  READ  BOTH  THIS
    PROSPECTUS SUPPLEMENT  AND THE PROSPECTUS IN FULL. SALES  OF THE SENIOR
     NOTES  MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS  RECEIVED BOTH
       THIS PROSPECTUS SUPPLEMENT AND THE  PROSPECTUS. TO THE EXTENT  ANY
        STATEMENTS  IN   THIS   PROSPECTUS  SUPPLEMENT   CONFLICT  WITH
         STATEMENTS  IN   THE  PROSPECTUS,  THE   STATEMENTS  IN  THIS
          PROSPECTUS SUPPLEMENT SHALL CONTROL.

 CERTAIN PERSONS  PARTICIPATING IN  THIS OFFERING  MAY ENGAGE  IN TRANSACTIONS
  THAT  STABILIZE, MAINTAIN,  OR OTHERWISE  AFFECT  THE PRICE  OF THE  SENIOR
    NOTES. SUCH TRANSACTIONS  MAY INCLUDE  STABILIZING AND  THE PURCHASE  OF
     SENIOR NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF
      THESE ACTIVITIES, SEE "UNDERWRITING."

                                 ------------

                           REPORTS TO SECURITYHOLDERS

  Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the Prospectus. The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer..................  SMS Student Loan Trust 1997-A (the "Trust").

Securities Offered......  Class A-1 Floating Rate Asset Backed Senior Notes
                           (the "Class A-1 Notes") in the aggregate principal
                           amount of $      and Class A-2 Floating Rate Asset
                           Backed Senior Notes (the "Class A-2 Notes" and, to-gether with the Class A-1 Notes, the "Senior Notes")
                           in the aggregate principal amount of $     .

                          Persons acquiring beneficial ownership interests in
                           the Senior Notes will hold their interests in the Senior Notes through The Depository Trust Company ("DTC") in the United States or in Europe, through Cedel Bank, societe anonyme ("CEDEL"), or the Euroclear System ("Euroclear"). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operat-ing procedures of the relevant system. Cross-market transfers between persons holding directly or indi-rectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Mor-gan"), the relevant depositaries (collectively, the "Depositaries") of CEDEL or Euroclear, respectively, and each a participating member of DTC. See "De-scription of the Notes--Book-Entry Registration" herein.

Securities Other Than
 the Securities
 Offered................
                          In addition to the Senior Notes, the Trust will issue
                           Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes") in the aggregate principal
                           amount of $     . The Subordinate Notes are not of-
                           fered hereby and the information herein with respect thereto is provided only to permit a better under-standing of the Senior Notes.

Seller..................  USA Group Secondary Market Services, Inc., a Delaware
                           corporation ("SMS"), as seller (the "Seller"). SMS is an affiliate of the Servicer, USA Funds and USA Group, Inc. See "USA Group, SMS, the Seller and the Servicer" in the Prospectus. Because the Seller is not eligible to hold legal title to Federal Student Loans, NBD Bank, N.A., as trustee for SMS ("NBD"), holds legal title to Federal Student Loans on behalf of the Seller pursuant to a Trust Agreement, dated as of February 23, 1993, between NBD and the Seller (the "NBD Trust Agreement"). References to the "Seller" herein include NBD, or, with respect to Ad-ditional Student Loans, any other eligible lender acting in such capacity for SMS, for all purposes involving the holding or transfer of legal title to the Financed Student Loans.

Servicer................  USA Group Loan Services, Inc., a Delaware non-profit corporation, as servicer (the "Servicer" or "Loan Services"). Loan Services is an affiliate of SMS, USA Funds and USA Group, Inc. See "USA Group, SMS, the Seller and the Servicer" in the Prospectus.

Eligible Lender           The First National Bank of Chicago, a national bank-
 Trustee................   ing association, as trustee under the Trust Agree-
                           ment and holder of legal title to the Financed Stu-dent Loans on behalf of the Trust (the "Eligible
                           Lender Trustee"). See "Formation of the Trust" herein and "Formation of the Trusts--Eligible Lender
                           Trustee" in the Prospectus.

Indenture Trustee.......  Bankers Trust Company, a New York banking corporation
                           (the "Indenture Trustee"), as trustee under the In-denture.

Administrator...........  SMS, as administrator (the "Administrator") on behalf of the Trust, pursuant to an Administration Agree-
                           ment to be dated as of     , 1997 (as amended and
                           supplemented from time to time, the "Administration Agreement"), among the Administrator, the Trust and the Indenture Trustee.

The Trust...............  The Trust will be established under the laws of Dela-
                           ware by a Trust Agreement to be dated as of     ,
                           1997 (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, Secondary Market Company, Inc. (the "Company"), a limited pur-pose Delaware corporation which is an affiliate of the Seller, and the Eligible Lender Trustee. The ac-tivities of the Trust and the Eligible Lender Trustee are limited by the terms of the Trust Agree-ment to acquiring, originating, owning and managing the Financed Student Loans and the other assets of the Trust as described herein, issuing the Notes, making payments thereon and other activities related thereto.

Assets of the Trust.....  The assets of the Trust will include the following:

 A. Financed Student      The Financed Student Loans will consist of certain
    Loans..............    guaranteed education loans to students and parents
                           of students made under the Federal Family Education
                           Loan Program ("Student Loans") and will include
                           rights to receive payments made with respect to such
                           Financed Student Loans and the proceeds thereof. On
                           or prior to      , 1997 (the "Closing Date"), the
                           Seller will sell Student Loans (the "Initial Fi-
                           nanced Student Loans") having an aggregate principal
                           balance of approximately $        (the "Initial Pool
                           Balance") as of     , 1997 (the "Cutoff Date"), to
                           the Eligible Lender Trustee on behalf of the Trust pursuant to a Loan Sale Agreement to be dated as of
                               , 1997 (as amended and supplemented from time to
                           time, the "Loan Sale Agreement"), among the Seller, the Trust and the Eligible Lender Trustee. Prior to their sale to the Trust, the Initial Financed Stu-dent Loans will be held in trust for the Seller by NBD, pursuant to the NBD Trust Agreement. Following the Closing Date and during the Revolving Period
                           (described below), and in the case
                           of Serial Loans (described below) continuing after the Revolving Period, it is anticipated that, sub-ject to certain conditions described herein, addi-tional Student Loans (the "Additional Student
                           Loans," and together with the Initial Financed Stu-dent Loans, the "Financed Student Loans") will be acquired or originated by the Trust, as described below.

                          The Initial Financed Student Loans are guaranteed to
                           the extent described herein as to the payment of principal and interest by United Student Aid Funds, Inc., a Delaware non-profit corporation ("USA Funds"), or Iowa College Student Aid Commission ("ICSAC"), a Iowa State Agency (each of USA Funds and ICSAC, an "Initial Guarantor" and, collectively, the "Initial Guarantors"), which are in each case reinsured to the extent described herein by the United States Department of Education (the "Depart-ment"). An Additional Student Loan may be guaran-teed, to the extent described herein, by a Federal Guarantor other than an Initial Guarantor (each an "Additional Guarantor", collectively, the "Addi-tional Guarantors" and, together with the Initial Guarantors, the "Guarantors") provided certain con-ditions are met. See "The Financed Student Loan Pool--Guarantee of Financed Student Loans". Financed Student Loans made before October 1, 1993 are 100% guaranteed by a Guarantor, and reinsured against de-fault up to a maximum of 100% of Guarantee Payments. Financed Student Loans made on or after October 1, 1993 are 98% guaranteed by a Guarantor, and rein-sured against default by the Department up to a max-imum of 98% of Guarantee Payments. All references herein to the guarantee and reinsurance coverage with respect to the Financed Student Loans should be understood to mean such 100% guarantee, and 100% maximum reinsurance coverage, respectively, with re-spect to Financed Student Loans made before October 1, 1993 and 98% guarantee and 98% maximum reinsur-ance coverage, respectively, with respect to Fi-nanced Student Loans made on or after October 1, 1993.

                          As of the Cutoff Date, the weighted average interest
                           rate per annum with respect to the Initial Financed
                           Student Loans was approximately    % (based on the
                           applicable interest rates as of the Cutoff Date), the weighted average remaining term to maturity (ex-clusive of any future deferral or forbearance peri-ods and assuming expected graduation dates and typi-cal grace periods) of the Initial Financed Student
                           Loans was approximately      months and the weighted
                           average original term to maturity (exclusive of any future deferral or forbearance periods) of the Ini-tial Financed Student Loans was approximately
                           months. As of the Cutoff Date, approximately    %,
                               %,    % and    % of the outstanding principal
                           balance of the Initial Financed Student Loans con-sisted of Stafford Loans, SLS Loans, PLUS Loans and Federal Consolidation Loans, respectively. As of the
                           Cutoff Date approximately    % by principal balance
                           of the Initial Financed Student Loans are guaranteed
                           by USA Funds and    % by principal balance of the
                           Initial Financed Student Loans are guaranteed by ICSAC, and all of the Financed Student Loans are reinsured by the Department, in each case, to the extent described herein. See "The Financed Student Loan Pool" herein.

                          During the period (the "Revolving Period") from the
                           Closing Date until the first to occur of (i) an Early Amortization Event as described herein under "Description of the Transfer and Servicing Agree-ments--Revolving Periods and Additional Fundings" or
                           (ii) the last day of the Collection Period preceding
                           the       Quarterly Payment Date, the Eligible
                           Lender Trustee on behalf of the Trust will be obli-gated from time to time, subject to certain condi-tions described herein, to purchase from the Seller, and the Seller, subject to the availability thereof and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Federal Student Loans which
                           (i) are made to a borrower who is not a borrower un-der any Financed Student Loan, (ii) are made under loan programs which existed as of the Closing Date, and (iii) are guaranteed by a Guarantor (each a "New Loan," and collectively the "New Loans"). "Collec-tion Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period
                           beginning on the Cutoff Date and ending on     ,
                           1997). New Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual prac-tices of the Seller. Each such purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a transfer agreement (each a "Transfer Agreement") between the Seller, the Trust and the Eligible Lender Trustee. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Col-lateral Reinvestment Account of an amount equal to the sum of (i) the principal balance owed by the ap-plicable borrower thereon plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance") and (ii) an ad-
                           ditional amount not to exceed    % of the principal
                           balance owed by the applicable borrower thereon (the "Purchase Premium Amount" and together with the Pur-chase Collateral Balance, the "Loan Purchase Amount"). The purchase of New Loans by the Trust will be subject to the availability of funds there-for in the Collateral Reinvestment Account. Follow-ing the end of the Revolving Period, New Loans may not be purchased by the Trust. See "Description of the Transfer and Servicing Agreement--Revolving Pe-riod and Additional Fundings" herein.

                          In addition, following the Closing Date and both dur-
                           ing and subsequent to the Revolving Period, the Eli-gible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to certain con-ditions described herein, to purchase from the Sell-er, subject to the availability thereof, Federal Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan, (ii) are made under the same loan program as such Financed Student Loan, and
                           (iii) are guaranteed by the Guarantor that guaran-teed such Financed Student Loan (each a "Serial Loan," and collectively the "Serial Loans"). Serial Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller. Each such purchase of a Serial Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a Transfer Agreement. During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Col-lateral Reinvestment Account of an amount equal to the Loan Purchase Amount of such loan. Following the end of the Revolving Period, the Purchase Collateral Balance for such purchases will be funded by amounts representing distributions of principal on the out-standing Financed Student Loans which would other-wise have been part of the Available Funds of the Trust, as described under "Description of the Trans-fer and Servicing Agreements--Distributions" herein and the Purchase Premium Amounts for such purchases will be funded on the next succeeding Quarterly Pay-ment Date from amounts, if any, on deposit in the Reserve Account in excess of the Specified Reserve Account Balance as described under "Description of the Transfer and Servicing Agreements--Credit En-hancement--Reserve Account" herein. Alternatively, at the Seller's option, following the end of the Re-volving Period, the Eligible Lender Trustee will, in lieu of purchasing Serial Loans as described above, be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller, provided such Serial Loans and Financed Student Loans meet certain crite-ria described herein. See "Description of the Trans-fer and Servicing Agreements--Revolving Period and Additional Fundings" herein.

                          In addition, following the Closing Date and prior to
                           the end of the Revolving Period, in the event that a borrower on a Financed Student Loan who is also a borrower under one or more Federal Student Loans (whether or not all such loans are in the Trust) elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans pursuant to the Federal Consolidation Loan Program described in the Prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program". Any such origination by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans not held by the Trust that are being dis-charged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on be-half of the Trust to the holder or holders of such Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being con-solidated by such Federal Consolidation Loan will be prepaid.

                          As described under "The Federal Family Education Loan
                           Program--Federal Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different loan term. Any Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans not held by the Trust that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds of the Trust, as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein.

                          The Eligible Lender Trustee will not be permitted to
                           originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of
                           $          ; additionally, no Federal Consolidation
                           Loan may be originated by the Trust having a
                           scheduled maturity date after       if at the time
                           of such origination the aggregate principal amount of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after exceeds or, after giving effect to such origination,
                           would exceed $          ; provided, however, that
                           the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of such amounts, as required by the Act. After the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans, and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of such loan; provided, however, for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans existing in the Trust by the addition of Add-on Consolidation Loans.

                          As described under "The Federal Family Education Loan
                           Program" in the Prospectus, during certain qualify-ing periods, interest on certain of the Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying pe-riod. In order to minimize the possibility that the failure to receive current interest payments on such loans during such periods will result in a shortfall in the amount required to be distributed on the Notes, amounts on deposit in the Collateral
                           Reinvestment Account will be transferred during the Revolving Period to make deposits to the Collection Account in lieu of current interest payments on such loans as described herein under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings". Following the end of the Revolving Period, the Collateral Reinvestment Ac-count will cease to be available as a source to fund such interest payments to Noteholders and thereafter such payments will be funded through the application of amounts which would otherwise have been distrib-utable in respect of the Principal Distribution Amount for the related Quarterly Payment Date, as described herein under "Description of the Transfer and Servicing Agreements--Distributions".

                          The application, during the Revolving Period, of
                           amounts in the Collateral Reinvestment Account (i) by the Eligible Lender Trustee on behalf of the Trust to purchase New Loans or Serial Loans, (ii) by the Eligible Lender Trustee on behalf of the Trust to fund the origination of Federal Consolidation Loans, (iii) by the Eligible Lender Trustee on be-half of the Trust to fund the addition of any Add-on Consolidation Loans and (iv) by the Trust to make deposits to the Collection Account in lieu of col-lections of interest on Financed Student Loans to the extent such interest is not paid currently but will be capitalized and added to the principal bal-ance of the Financed Student Loans, and the applica-tion, after the end of the Revolving Period, of amounts representing distributions of principal on the outstanding Financed Student Loans (i) by the Eligible Lender Trustee on behalf of the Trust to purchase Serial Loans, (ii) for a maximum period of 210 days following the end of the Revolving Period by the Eligible Lender Trustee on behalf of the Trust to fund the addition of any Add-on Consolida-tion Loans and (iii) by the Trust to apply amounts that would otherwise have been distributable in re-spect of the Principal Distribution Amount for the related Quarterly Payment Date to payments, in lieu of collections, of interest on Financed Student Loans to the extent such interest is not paid cur-rently but will be capitalized and added to the principal balance of the Financed Student Loans, is referred to herein as "Additional Fundings".

 B. Collateral
    Reinvestment
    Account............
                          During the Revolving Period, an account will be main-
                           tained in the name of the Indenture Trustee (the "Collateral Reinvestment Account"). No money will be on deposit in the Collateral Reinvestment Account on the Closing Date. During the Revolving Period, de-posits will be made to the Collateral Reinvestment Account as described herein under "Description of the Transfer and Servicing Agreements--Distribu-tions" and withdrawals will be made from time to time for Additional Fundings in accordance with the Loan Sale Agreement. Any amount remaining on deposit in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to Note-holders on the next succeeding Quarterly Payment Date as a payment of principal. Any such principal payments to the Senior Noteholders shall be allocated between the Class A-1 and Class A-2 Noteholders as described under "Description of the Notes--Distributions of Principal" herein, and if the Senior Notes have been paid in full, shall be distributed to the Subordi-nate Noteholders. See "Description of the Transfer and Servicing Agreements--Revolving Period and Addi-tional Fundings" herein.

 C. Collection            The Servicer will be required to remit all collec-
    Account............    tions received with respect to the Financed Student
                           Loans, and the Eligible Lender Trustee will be re-quired to remit Interest Subsidy Payments and Spe-cial Allowance Payments it receives with respect to the Financed Student Loans, in each case within two business days of receipt of freely available funds therefor to one or more accounts in the name of the Indenture Trustee (the "Collection Account").

                          Pursuant to the Administration Agreement, the Admin-
                           istrator will have the power to instruct the Inden-ture Trustee to withdraw Available Funds on deposit in the Collection Account and to apply such funds
                           (a) on any date during the Revolving Period, to the extent that such funds represent payments in respect of principal on the Financed Student Loans, to the Collateral Reinvestment Account for application to make Additional Fundings, (b) on each Monthly Pay-ment Date that is not a Quarterly Payment Date to the following (in the priority indicated): (i) the Servicing Fee and all overdue Servicing Fees to the Servicer; (ii) the Administration Fee and all over-due Administration Fees to the Administrator; (iii) the Class A-1 Interest Required Deposit Amount for deposit to the Class A-1 Interest Account and the Class A-2 Noteholders' Interest Distribution Amount to the Class A-2 Noteholders pro rata based on the ratios of each such amount to the total of such amounts; and (iv) the Subordinate Noteholders' In-terest Distribution Amount to the Subordinate Note-holders and (c) on each Quarterly Payment Date to the following (in the priority indicated): (i) the Servicing Fee and all overdue Servicing Fees to the Servicer; (ii) the Administration Fee and all over-due Administration Fees to the Administrator; (iii) the Class A-1 Noteholders' Interest Distribution Amount to the Class A-1 Noteholders and the Class A-2 Noteholders' Interest Distribution Amount to the Class A-2 Noteholders pro rata based on the ratios of each such amount to the total of such amounts;
                           (iv) the Subordinate Noteholders' Interest Distribu-tion Amount to the Subordinate Noteholders; (v) if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount to be al-located to Senior Noteholders as described under "Description of the Notes--Distributions of Princi-pal" herein; (vi) if the Revolving Period has termi-nated and the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount to the Subordinate Noteholders; and (vii) any remaining amounts after application of clauses (i) through (vi) above, to the Reserve Account.

 D. Reserve Account....   Pursuant to the Administration Agreement, an account
                           in the name of the Indenture Trustee (the "Reserve Account") will be established and maintained by the Administrator with the Indenture Trustee and will be an asset of the Trust. The Seller will make an ini-tial deposit into the Reserve Account on the Closing Date of cash or Eligible Investments equal to
                           $          (the "Reserve Account Initial Deposit").
                           The Reserve Account Initial Deposit will be aug-mented on each Quarterly Payment Date by the deposit into the Reserve Account of any Available Funds for such Quarterly Payment Date remaining after making all prior distributions required to be made from Available Funds on such date. See "Description of the Transfer and Servicing Agreements--Distribu-tions" herein.

                          Amounts in the Reserve Account on any Quarterly Pay-
                           ment Date (after giving effect to all distributions required to be made from Available Funds on such Quarterly Payment Date) in excess of the Specified Reserve Account Balance for such Quarterly Payment Date (the "Reserve Account Excess") will be applied
                           (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, if such date is on or after the Parity Date (as de-fined below), to the extent that such funds repre-sent payments of interest with respect to the Fi-nanced Student Loans, such funds shall be applied in the order of priority set forth in clauses (b)(iii) through (vi) below, and (b) at and after the termi-nation of the Revolving Period, to the following (in the priority indicated): (i) any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period to the Seller; (ii) if such Quarterly Payment Date is on or prior to the Parity Date, payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 and Class A-2 Noteholders as described under "Description of the Notes--Distributions of Principal" herein) or, if the Senior Notes have been paid in full, of the Sub-ordinate Notes, until the aggregate principal bal-ance of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) the aggregate unpaid amount of Senior Noteholders' Interest Carryover, if any, to the Senior Noteholders; (iv) the aggregate unpaid amount of Subordinate Noteholders' Interest LIBOR Carryover, if any, to the Subordinate Noteholders;
                           (v) the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any, to the Servicer; and (vi) any remaining amounts after application of clauses (i) through (v) above will be released to the Company and Noteholders will have no claim thereto. As of the Closing Date, the aggregate prin-cipal balance of the Notes will equal approximately
                                % of the Initial Pool Balance. See "Risk Fac-
                           tors--Excess of Principal Balance of Notes over Pool Balance" herein. The "Parity Date" is the first Quarterly Payment Date on which the aggregate prin-cipal balance of the Notes, after giving effect to all distributions on such date, is no longer in ex-cess of the Pool Balance as of the last day of the related Collection Period. As described in the first sentence of this paragraph, if at the termination of the Revolving Period the Parity Date has not yet oc-curred, (i) all Reserve Account Excess, if any, for each succeeding Quarterly Payment Date will, after payment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay principal of the Notes until the Parity Date,
                           (ii) on the Parity Date only such portion of the Re-serve Account Excess remaining after payment of any such unpaid Purchase Premium Amounts as is necessary to reduce the aggregate principal balance of the Notes so that it is equal to the Pool Balance will be applied to pay principal of the Notes, and (iii) after the Parity Date no portion of the Reserve Ac-count Excess will be available to pay principal of the Notes. Moreover, as further described in the first sentence of this paragraph, if at the termina-tion of the Revolving Period the Parity Date has previously occurred, no portion of Reserve Account Excess will at any time be available to pay princi-pal of the Notes; and regardless of whether the Par-ity Date occurs before or after the termination of the Revolving Period, no funds will be applied to the payment of any Senior Noteholders' Interest Car-ryover or Subordinate Noteholders' Interest LIBOR Carryover until the Parity Date, and on and after the Parity Date application of funds for such pur-poses will be subject to the availability of Reserve Account Excess therefor.

                          The "Specified Reserve Account Balance" with respect
                           to any Quarterly Payment Date generally will be
                           equal to the greater of (i)    % of the aggregate
                           principal balance of the Notes after taking into ac-count the effect of distributions on such Quarterly
                           Payment Date, or (ii) $         ; provided, however,
                           that the Specified Reserve Account Balance shall in no event exceed the sum of the outstanding principal balance of the Notes. See "Description of the Trans-fer and Servicing Agreements--Credit Enhancement-- Reserve Account" herein and "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" in the Prospec-tus.

                          Amounts on deposit in the Reserve Account will be
                           available (a) on each Monthly Payment Date that is not a Quarterly Payment Date, to cover any shortfalls (in the priority indicated) in payments for such Monthly Payment Date of: (i) the Servicing Fee and all overdue Servicing Fees; (ii) the Admin-istration Fee and all overdue Administration Fees;
                           (iii) the Class A-1 Interest Required Deposit Amount and the Class A-2 Noteholders' Interest Distribution Amount pro rata based on the ratios of each such amount to the total of such amounts; and (iv) the Subordinate Noteholders' Interest Distribution Amount, in each case, for which Monthly Available Funds for such Monthly Payment Date are insufficient to make such payments and (b) on each Quarterly Pay-ment Date to cover any shortfalls (in the priority indicated) in payments for such Quarterly Payment Date of: (i) the Servicing Fee and all overdue Ser-vicing Fees; (ii) the Administration Fee and all overdue Administration Fees; (iii) the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount pro rata based on the ratios of each such amount to the total of such amounts; (iv) the Subordinate Noteholders' Interest Distribution Amount; (v) if the Revolving Pe-riod has terminated, the Senior Noteholders' Princi-pal Distribution Amount; and (vi) if the Revolving Period has terminated, the Subordinate Noteholders' Principal Distribution Amount, in each case, for which Available Funds for such Quarterly Payment Date are insufficient to make such payments and dis-tributions. Amounts on deposit in the Reserve Ac-count (other than any Reserve Account Excess) will not be available to cover any unpaid Purchase Pre-mium Amount, Senior Noteholders' Interest Carryover, Subordinate Noteholders' Interest LIBOR Carryover, Servicing Fee Shortfall and prior unpaid Servicing Fee Shortfalls or (except in the case of shortfalls in the Senior Noteholders' Principal Distribution Amount or the Subordinate Noteholders' Principal Distribution Amount as indicated in the preceding sentence) to make principal payments on the Notes.

                          The funding and maintenance of the Reserve Account is
                           intended to enhance the likelihood of timely payment to the Class A-1 Noteholders on each Quarterly Pay-ment Date of the Class A-1 Noteholders' Interest Distribution Amount and to the Class A-2 Noteholders and Subordinate Noteholders on each Monthly Payment Date of the Class A-2 Noteholders' Interest Distri-bution Amount and the Subordinate Noteholders' In-terest Distribution Amount, respectively, and on each Quarterly Payment Date at and after the termi-nation of the Revolving Period of the Senior Note-holders' Principal Distribution Amount to the Senior Noteholders and, after the Senior Notes have been paid in full, of the Subordinate Noteholders' Prin-cipal Distribution Amount to the Subordinate Note-holders. In certain circumstances, however, the Re-serve Account could be depleted and shortfalls in distributions and resulting losses to the Notehold-ers could occur.

 E. Class A-1 Interest
    Account............
                          Pursuant to the Administration Agreement, an account
                           in the name of the Indenture Trustee (the "Class A-1 Interest Account") will be established and main-tained by the Administrator with the Indenture Trustee and will be an asset of the Trust. On each Monthly Payment Date that is not a Quarterly Payment Date the Class A-1 Interest Required Deposit Amount shall be deposited into the Class A-1 Interest Ac-count for the sole benefit of the Class A-1 Note-holders. On each Quarterly Payment Date an amount equal to the sum of the amounts deposited into the Class A-1 Interest Account on the two preceding Monthly Payment Dates will be distributed to the Class A-1 Noteholders to pay accrued and unpaid in-terest (excluding any Class A-1 Noteholders' Inter-est T-Bill Carryover) on the Class A-1 Notes for such Quarterly Payment Date. The deposit of the Class A-1 Interest Required Deposit Amount into the Class A-1 Interest Account on the two Monthly Pay-ment Dates preceding each Quarterly Payment Date is intended to enhance the likelihood of payment of the full amount of accrued and unpaid interest (exclud-ing any Class A-1 Noteholders' Interest T-Bill Car-ryover) due on the Class A-1 Notes on such Quarterly Payment Date and to help maintain the pari passu na-ture of interest distributions on the Class A-1 and Class A-2 Notes notwithstanding that the former pay interest quarterly and the later monthly. See "Description of the Notes--Pay-ments of Interest" and "Description of the Transfer and Servicing Agreements--Credit Enhancement--Class A-1 Interest Account" herein.

 F. The Transfer and
    Servicing             Under the Loan Sale Agreement, the Seller will sell
    Agreements.........    the Financed Student Loans to the Trust, with the
                           Eligible Lender Trustee holding legal title thereto.
                           Under the Servicing Agreement, the Servicer will agree with the Trust to be responsible for servic-ing, managing, maintaining custody of and making collections on the Financed Student Loans.

                          Under the Loan Sale Agreement, the Seller will be ob-
                           ligated to repurchase or, in the alternative, sub-stitute an eligible Student Loan for, and under the Servicing Agreement, the Servicer (subject to the limitations described under "Risk Factors--Maturity and Prepayment Assumptions" herein) will be obli-gated to purchase, any Financed Student Loan if the interests of the Noteholders therein are materially adversely affected by a breach of any representa-tion, warranty or covenant (including the Servicer's covenant to service all the Financed Student Loans in accordance with applicable laws, restrictions and guidelines) made by the Seller or the Servicer, as the case may be, with respect to the Financed Stu-dent Loan, if the breach has not been cured follow-ing the discovery by or notice to the Seller or the Servicer, as the case may be, of the breach (it be-ing understood that any such breach that does not affect a Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Seller will be obligated to reim-burse the Trust with respect to a Financed Student Loan for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Seller's representations and warranties with respect to such Financed Student Loan. The Servicer will not, however, have any simi-lar obligation to reimburse the Trust for non-guar-anteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its representations and warranties with respect to the Financed Student Loans. In addi-tion, the Seller may, at its option, repurchase a Financed Student Loan if there is a dispute with the related borrower which in the Servicer's reasonable judgment would call into question whether such Fi-nanced Student Loan will be repaid by the borrower.

                          The Servicer will receive a monthly fee (the "Servic-
                           ing Fee") with respect to each Financed Student Loan calculated as described under "Description of the Transfer and Servicing Agreements--Servicing Compen-sation; Administration Fee". The Servicing Fee will be payable from (i) in the case of each Monthly Pay-ment Date that is not a Quarterly Payment Date, Monthly Available Funds and (ii) in the case of each Quarterly Payment Date, Available Funds, in each case on deposit in the Collection Account and, if such amounts are insufficient, from amounts on de-posit in the Reserve Account. The

                           Servicer will also receive amounts related to any Servicing Fee Shortfall, as defined herein, on each Quarterly Payment Date. Such amounts will be payable only from any Reserve Account Excess available on such Quarterly Payment Date after all other amounts required to be paid from such excess have been paid. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Fund". The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

                          Pursuant to the Administration Agreement, the Admin-
                           istrator will agree with the Trust to be responsible for, among other things, preparing and filing with the Department all appropriate claims forms and other documents and filings on behalf of the Eligi-ble Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department in respect of the Financed Student Loans entitled thereto and preparing and providing monthly, quarterly and annual statements to the In-denture Trustee with respect to distributions to Noteholders.

                          As compensation for the performance of the Adminis-
                           trator's obligations under the Administration Agree-ment and as reimbursement for its expenses related thereto, the Administrator will be entitled to re-ceive a monthly administration fee (the "Administra-tion Fee') payable as provided herein on each Monthly Payment Date in an amount equal to one-twelfth of the product of (i) % and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such Monthly Payment Date.

The Notes...............  The Trust will issue the Notes pursuant to an inden-
                           ture to be dated as of      , 1997 (as amended and
                           supplemented from time to time, the "Indenture"), between the Trust and the Indenture Trustee. The Notes will be secured by the assets of the Trust. The initial principal balance of the Class A-1,
                           Class A-2 and Subordinate Notes will equal $    ,
                           $     and $    , respectively.

 A. Interest...........   The Class A-1 Notes will bear interest during each
                           Quarterly Interest Period at the rate per annum, ex-cept as described below (the "Class A-1 Note Rate"), equal to the weighted average of the T-Bill Rates within such Quarterly Interest Period (determined as described herein) plus % (the "Class A-1 Note T-Bill Rate"). The Class A-1 Note T-Bill Rate will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that (i) the Class A-1 Note Rate in effect from the first day of each Quarterly Interest Period, including the initial Quarterly Interest Period, through the day of the first 91-day Treasury Bill auction on or af-ter the first day of each Quarterly Interest Period will be based on the results of the most recent 91-day Treasury Bill auction prior to such day and (ii) the Class A-1 Note Rate will be subject to a Lock-In Period of six business days preceding each Quarterly Payment Date. See "Description of the Notes--Deter-mination of T-Bill Rates". Interest on the outstanding principal amount of the Class A-1 Notes will accrue from and including the preceding Quar-terly Payment Date (or in the case of the first Quarterly Interest Period, the Closing Date) to but excluding the following Quarterly Payment Date (each a "Quarterly Interest Period") and will be payable on the 27th day of each January, April, July and Oc-tober, or, if any such date is not a business day, on the next succeeding business day (each a "Quar-
                           terly Payment Date"), commencing     , 1997, to
                           holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") on the related Record Date. Inter-est on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 365 (or 366 in the case of a leap year).

                          On each Monthly Payment Date that is not a Quarterly
                           Payment Date the Class A-1 Note T-Bill Rate and Class A-1 Note Rate will be calculated in all re-spects as described herein except that solely for purposes of such calculation the then ongoing Quar-terly Interest Period will be deemed to have ended on the day immediately preceding such Monthly Pay-ment Date (such rates, the "Class A-1 T-Bill Calcu-lation Rate" and "Class A-1 Calculation Rate", re-spectively, and the Quarterly Interest Period as so adjusted, the "Class A-1 Calculation Period"). On each Monthly Payment Date that is not a Quarterly Payment Date, an amount (the "Class A-1 Interest Re-quired Deposit Amount") will be calculated that is equal to the amount of interest that would have ac-crued on the Class A-1 Notes at the Class A-1 Calcu-lation Rate for the relevant Class A-1 Calculation Period (less, in the case of the second Monthly Pay-ment Date occurring during a Quarterly Interest Pe-riod, the amount deposited into the Class A-1 Inter-est Account on the immediately preceding Monthly Payment Date). On each such Monthly Payment Date the Class A-1 Interest Required Deposit Amount shall be deposited into the Class A-1 Interest Account as de-scribed herein under "Description of the Transfer and Servicing Agreements--Credit Enhancement--Class A-1 Interest Account" and will be held therein for distribution to the Class A-1 Noteholders on the next succeeding Quarterly Payment Date as described herein.

                          The Class A-2 and Subordinate Notes (collectively,
                           the "LIBOR-based Notes") will bear interest at
                           the rate per annum, except as described below (the "Class A-2 Note Rate" or the "Subordinate Note Rate" and, collectively, the "LIBOR-based Note Rates" and, collectively with the Class A-1 Note Rate, the "Note Rates"), equal to one-month LIBOR for the related LIBOR Reset Period (determined as described herein)
                           plus    %, in the case of the Class A-2 Notes (the
                           "Class A-2 Note LIBOR Rate"), and plus    % in the
                           case of the Subordinate Notes, (the "Subordinate Note LIBOR Rate" and, together with the Class A-2 Note LIBOR Rate, the "Note LIBOR Rates"). See "De-scription of the Securities--Determination of LIBOR" herein. Interest on the outstanding principal amount of the LIBOR-based Notes will accrue from the Clos-ing Date or from the most recent Monthly Payment Date on which interest has been paid to but exclud-ing the following Monthly Payment Date (each a "Monthly In-terest Period") and will be payable on the twenty-seventh day of each month (or, if any such date is not a business day, on the next succeeding business day) (each a "Monthly Payment Date"), commencing
                            , 1997, to holders of record of the Class A-2 Notes
                           (the "Class A-2 Noteholders" and, together with the Class A-1 Noteholders, the "Senior Noteholders") and holders of record of the Subordinate Notes (the "Subordinate Noteholders" and, together with the Se-nior Noteholders, the "Noteholders") as of the re-lated Record Date. "Record Date" means, with respect to any Monthly Payment Date or Quarterly Payment Date, the twenty-sixth day of the month in which such Monthly Payment Date or Quarterly Payment Date, as the case may be, occurs (whether or not such date is a business day). Interest on the LIBOR-based Notes will be calculated on the basis of the actual number of days elapsed in each Monthly Interest Pe-riod divided by 360.

                          Notwithstanding the foregoing, if (i) the Class A-1
                           Note Rate for any Quarterly Interest Period (after the first Quarterly Interest Period) calculated on the basis of the Class A-1 Note T-Bill Rate, (ii) the Class A-1 Calculation Rate for any Class A-1 Calculation Period calculated on the basis of the Class A-1 T-Bill Calculation Rate or (iii) either LIBOR-based Note Rate for any Monthly Interest Pe-riod (after the first three Monthly Interest Peri-ods) calculated on the basis of the applicable Note LIBOR Rate is greater than the Student Loan Rate for such Quarterly Interest Period, Class A-1 Calcula-tion Period or Monthly Interest Period, then the ap-plicable Note Rate or Class A-1 Calculation Rate, as the case may be, for the applicable Monthly Payment Date will be the Student Loan Rate. The "Student Loan Rate" for any Quarterly Interest Period, Class A-1 Calculation Period or Monthly Interest Period will equal the product of (a) the quotient obtained by dividing (i) 360 (if such calculation is of ei-ther LIBOR-based Note Rate) or 365 (or 366 in the case of a leap year) if such calculation is of the Class A-1 Note Rate or the Class A-1 Calculation
                           Rate) by (ii) the actual number of days elapsed in such Quarterly Interest Period, Class A-1 Calcula-tion Period or Monthly Interest Period and (b) the percentage equivalent of a fraction, (i) the numera-tor of which is equal to Expected Interest Collec-tions for such Quarterly Interest Period, Class A-1 Calculation Period or Monthly Interest Period less the Servicing Fee and the Administration Fee with respect to such period and (ii) the denominator of which is the aggregate principal balance of the Notes as of the last day of such Quarterly Interest Period, Class A-1 Calculation Period or Monthly In-terest Period, as the case may be. "Expected Inter-est Collections" means, with respect to any Quar-terly Interest Period, Class A-1 Calculation Period or Monthly Interest Period, the sum of (i) the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Risk Factors--Fees Payable on Certain Fi-nanced Student Loans" herein), with respect to the Financed Student Loans during the Collection Period preceding the applicable Quarterly Pay-ment Date in the case of a Quarterly Interest Peri-od, the portion of the ongoing Collection Period ended on the last day of the calendar month preced-ing the month of the related Monthly Payment Date in the case of a Class A-1 Calculation Period and the calendar month preceding the related Monthly Payment Date in the case of a Monthly Interest Period (in each case, the "Student Loan Rate Accrual Period"), whether or not such interest is actually paid, (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for the applica-ble Student Loan Rate Accrual Period whether or not actually received (after taking into account any ex-pected deduction therefrom of the Federal Origina-tion Fee described under "Risk Factors--Fees Payable on Certain Financed Student Loans" herein) and (iii) Investment Earnings (as defined in "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus) for the applicable Student Loan Rate Accrual Period.

                          If the Class A-1 Note Rate for any Quarterly Payment
                           Date is based on the Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calcu-lated based on the Class A-1 Note T-Bill Rate over
                           (b) the amount of interest on the Class A-1 Notes actually accrued in respect of such Quarterly Inter-est Period based on the Student Loan Rate, such ex-cess, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and in-terest accrued thereon at the applicable rate calcu-lated based on the Class A-1 Note T-Bill Rate) is referred to as the "Class A-1 Noteholders' Interest T-Bill Carryover". If the Note Rate for the Class A-2 Notes or the Subordinate Notes for any Monthly Payment Date is based on the Student Loan Rate, the excess of (a) the amount of interest on the related Notes that would have accrued in respect of the re-lated Monthly Interest Period had interest been cal-culated based on the related Note LIBOR Rate over
                           (b) the amount of interest on the related Notes ac-tually accrued in respect of such Monthly Interest Period based on the Student Loan Rate, such excess, together with the unpaid portion of any such excess from prior Monthly Payment Dates (and interest ac-crued thereon at the rate calculated based on the applicable Note LIBOR Rate) is referred to as the "Class A-2 Noteholders' Interest LIBOR Carryover", in the case of the Class A-2 Notes (and is referred to, collectively with the Class A-1 Noteholders' In-terest T-Bill Carryover, as the "Senior Noteholders' Interest Carryover"), and the "Subordinate Notehold-ers' Interest LIBOR Carryover" in the case of the Subordinate Notes. Any Senior Noteholders' Interest Carryover or Subordinate Noteholders' Interest LIBOR Carryover will be payable on the Quarterly Payment Date when incurred (or, in the case of any Class A-2 Noteholders' Interest LIBOR Carryover or Subordinate Noteholders' Interest LIBOR Carryover incurred on a Monthly Payment Date that is not a Quarterly Payment Date, will be payable on the Quarterly Payment Date immediately following such Monthly Payment Date) or on any subsequent Quarterly Payment Date to the ex-tent funds are available there-for out of the amount of Reserve Account Excess, if any, for such Quarterly Payment Date after making all required prior distributions therefrom on such date (including, in the case of the Subordinate Noteholders' Interest LIBOR Carryover, after paying any Senior Noteholders' Interest Carryover for such date) as described herein under "Description of the Transfer and Servicing Agreements--Credit Enhance-ment--Reserve Account". Among other things, as de-scribed under such heading, no Senior Noteholders' Interest Carryover or Subordinate Noteholders' In-terest LIBOR Carryover will be paid until the Parity Date. The rating of the Notes does not address the likelihood of the payment of any Senior Noteholders' Interest Carryover or Subordinate Noteholders' In-terest LIBOR Carryover, as the case may be.

 B. Principal..........   No principal will be payable on the Notes prior to
                           the end of the Revolving Period. Principal of the Notes will be payable on each Quarterly Payment Date at and after the termination of the Revolving Period in an amount generally equal to the Principal Dis-tribution Amount for such Quarterly Payment Date. The Principal Distribution Amount at and after the termination of the Revolving Period generally will be equal to the amount of principal paid or, in cer-tain cases, due to be paid with respect to the Fi-nanced Student Loans (including any realized losses thereon) during the related Collection Period less the sum of (i) any such amount applied by the Eligi-ble Lender Trustee on behalf of the Trust during such Collection Period to purchase Serial Loans, as described herein, (ii) for a maximum period of 210 days following the end of the Revolving Period, any such amount applied by the Eligible Lender Trustee on behalf of the Trust during such Collection Period to fund the addition of any Add-on Consolidation Loans and (iii) accrued and unpaid interest on the Financed Student Loans for such Collection Period to the extent such interest will be capitalized and added to the principal balance of such Financed Stu-dent Loans, upon the commencement of repayment of such Financed Student Loans, as described herein. See "Description of the Transfer and Servicing Agreements--Distributions" herein.

                          In addition, on each Quarterly Payment Date at and
                           after the termination of the Revolving Period for so long as the aggregate principal balance of the Notes is greater than the Pool Balance as of the close of business on the last day of the related Collection Period, any Reserve Account Excess will, after pay-ment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied, as described herein, to the unpaid prin-cipal balance of the Senior Notes or, if the Senior Notes have been paid in full, the Subordinate Notes.

                          On each Quarterly Payment Date the aggregate amount
                           distributable as principal to the Senior Notes shall be allocated as follows: first, to the Class A-1 Notes in an amount up to the amount necessary to re-duce the aggregate principal balance of the Class A-1 Notes to the Class A-1 Planned Balance for such Quarterly Payment Date; second, to the Class A-2 Notes, until the aggregate principal balance thereof has been reduced to zero; and, third, to the Class A-1 Notes until the aggregate principal balance thereof has been reduced to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata to the Class A-1 Notes and the Class A-2 Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Senior Notes until the aggregate principal bal-ance of the Senior Notes has been reduced to zero. No repayment of the principal balance of the Subor-dinate Notes shall be made until the Senior Notes have been paid in full.

                          The outstanding principal amount, if any, of the
                           Class A-1 Notes will be payable in full on the
                              Quarterly Payment Date (the "Class A-1 Note Final
                           Maturity Date"), the outstanding principal amount, if any of the Class A-2 Notes will be payable in
                           full on the      Quarterly Payment Date (the "Class
                           A-2 Note Final Maturity Date") and the outstanding principal amount of the Subordinate Notes will be
                           payable in full on the        Quarterly Payment Date
                           (the "Subordinate Note Final Maturity Date"). Howev-er, the actual maturity of the Notes could occur other than on such dates as a result of a variety of factors including prepayments of the Financed Stu-dent Loans. See "Risk Factors--Maturity and Prepay-ment Assumptions" herein.

 C.Mandatory              If any amount remains on deposit in the Collateral
  Redemption...........    Reinvestment Account on the last day of the Revolv-
                           ing Period after giving effect to all Additional
                           Fundings to be made on or prior to such date, such amount will be used on the Quarterly Payment Date on or immediately following such date to redeem the Notes in the order of priority described herein. The aggregate amount of the Notes to be redeemed will be an amount equal to the amount on deposit in the Col-lateral Reinvestment Account.

 D.Subordination.......   While the Class A-1 and Class A-2 Notes will have
                           equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Notes will receive no payments of principal until the Class A-1 Notes have received payments of principal in an amount sufficient to reduce the principal bal-ance of the Class A-1 Notes to the Class A-1 Planned Principal Balance for such Quarterly Payment Date and the Class A-1 Notes will not receive any pay-ments of principal on any Quarterly Payment Date in excess of such amount for such Quarterly Payment Date unless the Class A-2 Notes have been paid in full; provided, however, that from and after any ac-celeration of the Notes following an Event of De-fault (as defined in the Prospectus), principal will be allocated pro rata to the Class A-1 Notes and the Class A-2 Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Senior Notes until the aggregate principal balance of the Senior Notes has been reduced to zero. In ad-dition, the rights of the Subordinate Noteholders to receive payments of interest will be subordinate to the rights of the Senior Noteholders to receive pay-ments of interest and the rights of the Subordinate Noteholders to receive payments of principal will be subordinate to the rights of the Senior Noteholders to receive payments of interest and principal to the extent described herein. See "Risk Factors-- Subordination; Limited Assets" and "Description of the Transfer and Servicing Agreements--Credit En-hancement--Subordination of the Subordinate Notes" herein.

Auction of Trust          Any Financed Student Loans remaining in the Trust as
 Assets.................   of the end of the Collection Period immediately pre-
                           ceding the        Quarterly Payment Date will be of-
                           fered for sale by the Indenture Trustee. The Seller,
                           its affiliates and unrelated third parties may offer
                           bids to purchase such Financed Student Loans on such
                           Quarterly Payment Date. If at least two bids are re-
                           ceived, the Indenture Trustee will accept the high-
                           est bid equal to or in excess of the greater of (x)
                           the Purchase Amounts of such Financed Student Loans
                           as of the end of the Collection Period immediately
                           preceding such Quarterly Payment Date or (y) an
                           amount that would be sufficient to (i) reduce the
                           outstanding principal amount of the Notes on such
                           Quarterly Payment Date to zero and (ii) pay to the
                           Noteholders the Noteholders' Interest Distribution
                           Amount payable on such Quarterly Payment Date (the
                           "Minimum Purchase Price"). If at least two bids are
                           not received or the highest bid is not equal to or
                           in excess of the Minimum Purchase Price, the Inden-
                           ture Trustee will not consummate such sale. The pro-
                           ceeds of any such sale will be used to redeem any
                           outstanding Notes on such Quarterly Payment Date. If
                           the sale is not consummated in accordance with the
                           foregoing, the Indenture Trustee may, but shall not
                           be under any obligation to, solicit bids for sale of
                           the Financed Student Loans on future Quarterly Pay-
                           ment Dates upon terms similar to those described
                           above. No assurance can be given as to whether the
                           Indenture Trustee will be successful in soliciting
                           acceptable bids to purchase the Financed Student
                           Loans on either the        Quarterly Payment Date or
                           any subsequent Quarterly Payment Date. "Purchase
                           Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable bor-rower thereon plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" herein.

Optional Purchase.......  The Company, or an assignee of the Company, may, at its option, purchase all remaining Financed Student Loans, and thus effect the early retirement of the Notes, on any Quarterly Payment Date on or after which the Pool Balance is equal to 20% or less of the aggregate initial principal balance of the Notes, at a price equal to the aggregate Purchase Amounts for such Financed Student Loans as of the end of the preceding Collection Period. See "De-scription of the Transfer and

                           Servicing Agreements--Termination" herein, and "De-scription of the Transfer and Servicing Agreements-- Termination--Optional Redemption" in the Prospectus.

                          The "Pool Balance" at any time represents the aggre-
                           gate principal balance of the Financed Student Loans at the end of the preceding Collection Period (in-cluding accrued interest thereon through the end of such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following, without dupli-cation: (i) all payments received by the Trust dur-ing such Collection Period from or on behalf of bor-rowers, the Guarantors and, with respect to certain payments on certain Financed Student Loans, the De-partment (collectively, "Obligors"), (ii) all Pur-chase Amounts received by the Trust for such Collec-tion Period from the Seller or the Servicer, (iii) all Additional Fundings made with respect to such Collection Period, and (iv) all losses realized on Financed Student Loans liquidated during such Col-lection Period.

Tax Considerations......  Although there is no specific authority with respect to the characterization for federal or Indiana in-come tax purposes of securities having the same terms as the Notes, in the opinion of Brown & Wood LLP, special federal tax counsel for the Trust and counsel to the Underwriter, the Notes will be char-acterized as debt for federal income tax purposes, and in the opinion of Krieg DeVault Alexander & Capehart, special state tax counsel for the Trust, the Notes will be characterized as debt for Indiana state income tax purposes.

                          In the opinion of special federal tax counsel for the
                           Trust, for federal income tax purposes the Trust will not be characterized as an association (or pub-licly traded partnership) taxable as a corporation. The Company, as owner of all amounts not otherwise required to be distributed to Noteholders or to pay expenses of the Trust, will agree to treat the Trust as a security arrangement for the issuance of debt represented by the Notes. Alternative characteriza-tions are possible, but would not result in materi-ally adverse federal income tax consequences to the Noteholders. In the opinion of special state tax counsel for the Trust, the same characterizations would apply for Indiana state income tax purposes as for federal income tax purposes. However, there are no cases or rulings on similar transactions involv-ing a trust that issues debt interests with terms similar to those of the Notes.

                          Finally, Senior Noteholders may be required to accrue
                           any Senior Noteholders' Interest Carryover in income in advance of the receipt of cash with respect to such amounts regardless of whether such Senior Note-holders are on the cash or accrual methods of accounting.

                          See "Certain Federal Income Tax and State Tax Conse-
                           quences" herein and "Certain Federal Income Tax Con-sequences" and "Certain State Tax Consequences" in the Prospectus for additional information concerning the application of federal and Indiana state tax laws with respect to the Senior Notes.

ERISA Considerations....  Subject to the considerations discussed under "ERISA
                           Considerations" herein and "ERISA Considerations-- The Notes" in the Prospectus, the Senior Notes are eligible for purchase by employee benefit plans.

Rating of the
 Securities.............  It is a condition to the issuance and sale of the Se-
                           nior Notes that the Senior Notes be rated in the highest investment rating category by at least two nationally recognized rating agencies and that the Subordinate Notes be rated in the "A" rating cate-gory by at least two such rating agencies. A rating is not a recommendation to buy, sell or hold securi-ties and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating agencies do not evaluate, and the ratings of the Se-nior Notes do not address, the likelihood of payment of the Senior Noteholders' Interest Carryover or the Subordinate Noteholders' Interest LIBOR Carryover. There can be no assurance as to whether any addi-tional rating agency will rate the Senior Notes or the Subordinate Notes, or if one does, what rating would be assigned by such other rating agency.

                                  RISK FACTORS

  Prospective purchasers of the Senior Notes should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein:

  Limited Liquidity. There is currently no secondary market for the Senior Notes. The Underwriter currently intends, but is not obligated, to make a market in the Senior Notes. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Senior Noteholders with liquidity of investment or that it will continue for the life of the Senior Notes.

  Subordination; Limited Assets. While the Class A-1 and Class A-2 Notes will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Notes will receive no payments of principal until the Class A-1 Notes have received payments of principal in an amount sufficient to reduce the principal balance of the Class A-1 Notes to the Class A-1 Planned Balance for such Quarterly Payment Date and the Class A-1 Notes will not receive any payments of principal on any Quarterly Payment Date in excess of such amount for such Quarterly Payment Date unless the Class A-2 Notes have been paid in full. Thus, for any Quarterly Payment Date immediately prior to which the outstanding principal balance of the Class A-1 Notes is greater than the Class A-1 Planned Balance for such Quarterly Payment Date, the Class A-2 Notes will be subordinated to the Class A-1 Notes as to payments of principal to the extent necessary to so reduce the principal balance of the Class A-1 Notes. There can be no assurance, however, that the Class A-2 Notes will not be retired prior to the Class A-1 Notes or that principal payments on the Class A-1 Notes will conform to the respective Class A-1 Planned Balances; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata to the Class A-1 Notes and the Class A-2 Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Senior Notes until the aggregate principal balance of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest are subordinated to the rights of the Senior Noteholders to receive payments of interest and the rights of the Subordinate Noteholders to receive payments of principal will be subordinate to the rights of the Senior Noteholders to receive payments of interest and principal. Payment to Subordinate Noteholders of amounts representing the Subordinate Noteholders' Distribution Amount will not be subordinated to the payment of any Senior Noteholders' Interest Carryover that may exist from time to time. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit Enhancement--Subordination" herein.

  Moreover, the Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements), the Collection Account, the Collateral Reinvestment Account, the Reserve Account and, solely for the benefit of the Class A-1 Noteholders, the Class A-1 Interest Account. The Notes represent obligations solely of the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Administrator, the Guarantors, the Eligible Lender Trustee or the Department. Consequently, holders of the Notes must rely for repayment upon payments with respect to the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the accounts described above. The Collateral Reinvestment Account will only be available during the Revolving Period to cover obligations of the Trust relating to Additional Fundings and is not intended to cover losses on the Financed Student Loans. Similarly, amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the principal balance of the Notes is reduced. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes and Noteholders could suffer a loss. Noteholders will have no claim to any amounts properly distributed to the Seller, the Servicer or the Company from time to time as described herein and in the Prospectus and the Seller, the Servicer and the Company shall in no event be required to refund such distributed amounts. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit Enhancement" herein.

  Excess of Principal Balance of Notes over Pool Balance. As of the Closing Date, the aggregate principal balance of the Notes will be equal to
approximately   % of the Initial Pool Balance. As a result, Noteholders will generally be reliant on the availability of Reserve Account Excess to bring the aggregate principal balance of the Notes into parity with the Pool Balance by
(a) during the Revolving Period, the application of Reserve Account Excess deposited into the Collateral Reinvestment Account (other than any Reserve Account Excess that may reflect principal collections on the Financed Student Loans) to fund the Purchase Collateral Balance of New Loans or Serial Loans acquired by the Trust or to fund the origination of Federal Consolidation Loans or any additions to the principal balances thereof caused by the addition of Add-on Consolidation Loans or (b) after the Revolving Period, the application thereof to pay principal of the Notes until the Parity Date. The availability of Reserve Account Excess will in turn generally be dependent on (a) the interest component of Available Funds for any Quarterly Payment Date being in excess of the amount necessary to pay (i) the Servicing Fee and all prior unpaid Servicing Fees, (ii) the Administration Fee and all prior unpaid Administration Fees and (iii) the Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and/or (b) on declines in the Specified Reserve Account Balance that exceed any amounts required to be withdrawn for any Quarterly Payment Date from the Reserve Account to make up shortfalls required to be paid therefrom. At such time as the aggregate principal balance of the Notes has been reduced so that it equals the Pool Balance, any Reserve Account Excess will no longer be available to pay principal of the Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement-- Reserve Account" herein. To the extent that Noteholders are reliant on excess interest collections on the Financed Student Loans to repay a portion of the principal balance of the Notes, Noteholders could be adversely affected by an increase in the rate of prepayments on the Financed Student Loans or an increase in LIBOR or the T-Bill Rate, since either such increase would diminish the amount of such excess interest that would subsequently be available to pay such principal. In addition, payments on the Notes may be more sensitive to rates of default on the Financed Student Loans than would be the case were the principal balance of the Notes not issued in an amount in excess of the Initial Pool Balance, particularly with respect to those Financed Student Loans first disbursed after October 1, 1993 which are 98% insured by a Guarantor (rather than 100% so insured as is the case for such loans first disbursed prior to such date). Additionally, payment of Purchase Premium Amounts to the Seller for New Loans and Serial Loans purchased by the Trust during the Revolving Period and Serial Loans acquired by the Trust after the Revolving Period will decrease the amount of funds that would otherwise be available to pay principal of the Notes and will thereby delay reduction of the amount represented by the excess of the aggregate principal balance of the Notes over the Pool Balance and could, to the extent that during the Revolving Period the amount expended on such Purchase Premium Amounts exceeds those amounts on deposit in the Collateral Reinvestment Account that are other than amounts in respect of principal collections on the Financed Student Loans, cause such excess to increase.

  Additional Fundings; Characteristics of The Financed Student Loan
Pool. Except for the criteria described under "The Financed Student Loan Pool", there will be no other required characteristics of the Additional Student Loans. Therefore, upon the transfer of the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the Guarantors thereof (which may include Additional Guarantors whose ability to fulfill their insurance obligations may vary from the Initial Guarantors), the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. See "The Financed Student Loan Pool" herein.

  Maturity and Prepayment Considerations. During the Revolving Period, amounts in respect of principal collections on the Financed Student Loans and, so long as the Parity Date has not occurred, other amounts constituting Available Funds that are in excess, on each Quarterly Payment Date during the Revolving Period, of the amounts necessary to pay (i) the Servicing Fee and all prior unpaid Servicing Fees, (ii) the Administration Fee and all prior unpaid Administration Fees, (iii) the Noteholders' Interest Distribution

Amount for such Quarterly Payment Date and (iv) the amount, if any, necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve Account Balance, shall be deposited into the Collateral Reinvestment Account. If the sum of (i) the Loan Purchase Amount of New Loans and Serial Loans available to be acquired from the Seller during the Revolving Period,
(ii) the amount required by the Trust to fund the origination by the Eligible Lender Trustee on behalf of the Trust of Federal Consolidation Loans or to fund increases in the principal balances of Federal Consolidation Loans existing in the Trust by the addition of Add-on Consolidation Loans and (iii) the amount of interest on the Financed Student Loans capitalized and not paid currently by or on behalf of the borrowers during the Revolving Period is less than the amount deposited in the Collateral Reinvestment Account, the Trust will have insufficient opportunities to make Additional Fundings during the Revolving Period, thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph. The extent to which the Trustee will be able, during the Revolving Period, to apply amounts in the Collateral Reinvestment Account to Additional Fundings consisting of the purchase of New Loans and Serial Loans will be dependent, in part, upon the ability of the Seller to originate or acquire and sell such loans to the Trust and upon the opportunities the Trust may have to originate Federal Consolidation Loans. A material adverse change in the operations or business or financial condition of the Seller or in conditions in the market for Student Loans could have a material adverse impact on the Seller's ability to originate or acquire and sell such loans to the Trust, which could, in turn, result in the Trust being unable to apply some or all of the amounts in the Collateral Reinvestment Account to Additional Fundings. If funds in the Collateral Reinvestment Account cannot be invested in sufficient purchases of New Loans and Serial Loans or originations of Federal Consolidation Loans, funds in the Collateral Reinvestment Account may not be able to be invested at a sufficiently high yield to avoid an Early Amortization Event.

  To the extent that amounts on deposit in the Collateral Reinvestment Account have not been fully applied to Additional Fundings by the Trust by the end of the Revolving Period, whether on its scheduled termination date or earlier following an Early Amortization Event, the Noteholders will receive as a prepayment of principal an amount equal to the entire amount then on deposit in the Collateral Reinvestment Account on the next succeeding Quarterly Payment Date. It is anticipated that the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Collateral Reinvestment Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders at the end of the Revolving Period.

  There can be no assurance as to the amount of Additional Fundings that will be available to be made by the Trust during the Revolving Period or that the amount and timing of Additional Fundings will be sufficient to avoid the occurrence of an Early Amortization Event or of a mandatory redemption of a more than nominal portion of the Notes at the end of the Revolving Period.

  No principal payments will be made on the Notes until after the end of the Revolving Period which is scheduled to occur on the last day of the Collection
Period preceding the        Quarterly Payment Date. If, however, an Early
Amortization Event, as described under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" occurs prior to the last day of such Collection Period, the Revolving Period will terminate early, principal will be payable on the Notes as described herein, and the average life and maturity of the Notes may be significantly reduced from what it would have been had no such Early Amortization Event occurred.

  The rate of payment of principal of the Notes, after the end of the Revolving Period, and the yield on the Notes will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans as discussed below) or as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because a portion of the Financed Student Loans bear interest at a rate that either actually or effectively is floating to the borrower, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. In addition, to the extent that Noteholders are reliant on a portion of the interest collections on the Financial Student Loans to pay the portion of the initial principal balance of the Notes that is in excess of the Initial Pool Balance, Noteholders could be adversely affected by increased rates of prepayment on the Financed Student Loans, since upon any such prepayment no further interest would be collected on the loan so prepaid. To the extent borrowers of Financed Student Loans elect to borrow Federal Consolidation Loans, such Financed Student Loans will be prepaid; provided, however, that if the Eligible Lender Trustee on behalf of the Trust makes any such Federal Consolidation Loan during the Revolving Period, the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Federal Consolidation Loan and, if applicable the addition thereto of any Add-on Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the guaranteed portion of the Federal Consolidation Loan may be less than the Financed Student Loan that is discharged as a result of such consolidation. See "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the Prospectus. There can be no assurance that the Eligible Lender Trustee on behalf of the Trust rather than another lender will make any particular Federal Consolidation Loan with respect to borrowers with Financed Student Loans during the Revolving Period. The Department in administering the Federal Direct Consolidation Loan Program (See "Federal Family Education Loan Program-- Legislative and Administrative Matters" in the Prospectus) has indicated that it will permit borrowers with Federal Student Loans to consolidate their outstanding student loans at interest rates below those which would apply if they consolidated their outstanding student loans by means of a Federal Consolidation Loan under the Federal Consolidation Loan Program. The availability of such lower-rate consolidation loans may decrease the likelihood that the Eligible Lender Trustee will be the originator of Federal Consolidation Loans with respect to borrowers of Financed Student Loans and may increase the likelihood that a Financed Student Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal
amount in excess of $    ; additionally, no Federal Consolidation Loan may be
originated by the Trust having a scheduled maturity date after        if at the
time of such origination the aggregate principal amount of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after
       exceeds or, after giving effect to such origination, would exceed $    ;
provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. In addition, after the end of the Revolving Period, the Eligible Lender Trustee will not make Federal Consolidation Loans; provided, however, for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may increase the principal balance of Federal Consolidation Loans existing in the Trust by the amount of any related Add-on Consolidation Loans. Furthermore, the Seller is obligated to repurchase or substitute for any Financed Student Loan pursuant to the Loan Sale Agreement as a result of a breach of any of its representations and warranties, and the Servicer (subject to the limitations described below) is obligated to purchase any Financed Student Loan pursuant to the Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect the applicable Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose); provided, however, that, during each 12-month period following the Cutoff Date or an anniversary of the Cutoff Date, the Servicer will be obligated to purchase Financed Student Loans only to the extent its total liability incurred during the then current such period for such purchases and any other liabilities under the Servicing Agreement exceeds an amount (the
"Servicer Liability Limit") equal to    % of the outstanding principal balance
of the Financed Student Loans as of the Cutoff Date or, after the first
anniversary of the Cutoff Date, as of the preceding      , and, after the
Servicer Liability Limit for any such period has been exceeded, the Servicer's total liability during such period for losses for rejected claims by a Guarantor for any Financed Student Loan based on a breach of its representations, warranties or covenants (including, but not limited to, any such losses caused by negligence or willful misfeasance by the Servicer) will not exceed that amount which such Guarantor would have been obligated to pay with respect to such loan had its obligation to guarantee payment thereof not been affected by the Servicer's breach. In addition, the Seller may, at its option, repurchase a Financed Student Loan if there is a dispute with the related borrower which in the Servicer's reasonable judgment would call into question whether such Financed Student Loan will be repaid by the borrower. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the Prospectus. See also "Description of the Transfer and Servicing Agreements--Termination", herein, regarding the Company's, or its assignee's, option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 20% of the initial aggregate principal balance of the Notes and "Description of the Transfer and Servicing Agreements-- Insolvency Event", in the Prospectus regarding the sale of Financed Student Loans if a Company Insolvency Event occurs.

  On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and Forbearance Periods, as a result of the conveyance of New Loans to the Eligible Lender Trustee on behalf of the Trust during the Revolving Period or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust during or after the Revolving Period as described herein or of refinancings through Federal Consolidation Loans to the extent such Federal Consolidation Loans are originated by the Eligible Lender Trustee on behalf of the Trust during the Revolving Period as described herein. In that event, the fact that such New Loans and Serial Loans will have varying maturities, the fact that New Loans will be made to borrowers who were not borrowers on any of the Financed Student Loans and such new borrowers may themselves become borrowers under Serial Loans or consolidate such loans by electing to borrow Federal Consolidation Loans, the fact that Additional Student Loans purchased or originated during the Revolving Period may, and Serial Loans purchased after the termination of the Revolving Period will, be purchased with principal distributions on the Financed Student Loans which may otherwise have been applied to amortize the Notes and the fact that such Federal Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes. In addition, any Add-on Consolidation Loans added to the principal balance of a related Federal Consolidation Loan may lengthen the remaining term of such Federal Consolidation Loan and after the Revolving Period will be funded with principal distributions on Financed Student Loans which may otherwise have been applied to amortize the Notes. In addition, such New Loans, Serial Loans or Federal Consolidation Loans may have, and certain of the Initial Financed Student Loans have, stated maturities which occur after the Subordinate Note Final Maturity Date. The application, after the end of the Revolving Period, of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for a related Quarterly Payment Date to make interest distributions to Noteholders and in lieu of collections of interest on certain Financed Student Loans on which interest is not currently required to be paid will also have the effect of lengthening the average life of the Notes over what it would have been had such amounts been applied to amortize the Notes.

  Any Financed Student Loans remaining in the Trust as of the end of the
Collection Period immediately preceding the       Quarterly Payment Date will
be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on such Quarterly Payment Date are received, as described herein, the proceeds of the sale will be applied on such Quarterly Payment Date to redeem any outstanding Notes on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Quarterly Payment Date are not received, the sale of such Financial Student Loans may occur on a subsequent Quarterly Payment Date, as described herein, in which case the proceeds thereof will be applied on such date to redeem any outstanding Notes. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the
Financed Student Loans on the        Quarterly Payment Date or any subsequent
Quarterly Payment Date. See "Description of the Transfer and Servicing Agreements--Termination" herein.

  The rate of payment of principal of the Notes after the end of the Revolving Period and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Liquidated Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto and such default rates may be affected, among other things, by the conveyance to the Trust during the Revolving Period of New Loans made to borrowers who are not borrowers under any of the Financed Student Loans. The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

  Because of the factors discussed above, and because of the number and variability of the determinants affecting the rate of principal payments on the Financed Student Loans, no assurances can be given as to the timing of payments of principal to Noteholders, including, without limitation, whether the principal balance of the Class A-1 Notes will conform to the Class A-1 Planned Balance on any particular Quarterly Payment Date.

  Certain Differences Between the Senior Notes and the Subordinate
Notes. Because the Subordinate Noteholders will receive no payments of principal until the Senior Notes have been paid in full, the Senior Notes (and the Class A-2 Notes to a greater degree than the Class A-1 Notes due to the Class A-1 Planned Principal Balances) bear relatively greater risk than do the Subordinate Notes of an increased rate of principal prepayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Federal Consolidation Loans not made by the Eligible Lender Trustee on behalf of the Trust or liquidations due to default or breach). In addition, the Senior Noteholders generally bear the risk of principal prepayments as a result of any mandatory redemption from amounts on deposit in the Collateral Reinvestment Account at the end of Revolving Period or of such redemption occurring prior to the scheduled end of the Revolving Period on the last day of the Collection
Period preceding the Quarterly Payment Date occurring in        due to an Early
Amortization Event. On the other hand, Subordinate Noteholders bear a greater risk of loss of principal than do Senior Noteholders in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account because the Subordinate Notes do not receive principal distributions until the Senior Notes are paid in full.

  Basis Risk. The Class A-2 Note Rate and the Subordinate Note Rate are generally based on LIBOR and are calculated based on the actual number of days elapsed in each Monthly Interest Period divided by 360. Financed Student Loans, however, generally bear interest at an effective rate (taking into account any Special Allowance Payments) equal to the average bond equivalent rates of 91-day Treasury bills auctioned for each quarter (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans under "Federal Family Education Loan Program" in the Prospectus calculated on the basis of the actual number of days since the last day through which interest on such Financed Student Loan was paid in full and the actual number of days in the year. Moreover, the Pool Balance will initially be less than the principal balance of the Notes, and therefore the principal amount of Financed Student Loans on which interest will be collected will be less than the principal amount of Notes on which interest must be paid. As a result, if in respect of any Monthly Payment Date there does not exist a positive spread between (a) the Student Loan Rate and (b) the Class A-2 Note Rate or the Subordinate Note Rate based on the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as the case may be, the Class A-2 Note Rate or the Subordinate Note Rate, as applicable, for such Monthly Payment Date will be the Student Loan Rate. See "Description of the Notes--Distributions of Interest" herein. Any Class A-2 Noteholders' Interest LIBOR Carryover or Subordinate Noteholders' Interest LIBOR Carryover arising as a result of the Class A-2 Note Rate or the Subordinate Note Rate being determined on the basis of the Student Loan Rate will be paid on any succeeding Quarterly Payment Date (including, if incurred on a Quarterly Payment Date, such

Quarterly Payment Date) but only on or after the Parity Date and only then out of any Reserve Account Excess available after payment out of such excess of (i) if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period, (ii) on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal balance of the Notes exceeds the Pool Balance and (iii) in the case of the Subordinate Noteholders' Interest LIBOR Carryover, payment of the Senior Noteholders' Interest Carryover. Although the Class A-1 Note Rate is generally based on the weighted average bond equivalent rates of 91-day Treasury Bills, it is possible that a positive spread may not exist between (a) the Student Loan Rate and (b) the Class A-1 Note Rate based on the Class A-1 Note T-Bill Rate. In such case a Class A-1 Noteholders' T-Bill Interest Carryover would arise which would be payable on a pro rata basis with any Class A-2 Noteholders' Interest LIBOR Carryover. See "Description of the Transfer and Servicing Agreements--Credit Enhancement-- Reserve Account" herein.

  Default Risk on Certain Financed Student Loans. Under the Omnibus Budget Reconciliation Act of 1993, Financed Student Loans first disbursed on or after October 1, 1993 are 98% insured by the applicable Guarantor. As a result, to the extent a borrower of such a Financed Student Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Financed Student Loan. A defaulted loan will be fully assigned to the applicable Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Financed Student Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower and a closing of or false certification by the borrower's school regardless of disbursement date.

  Fees Payable on Certain Financed Student Loans. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy and Special Allowance Payments. If sufficient Interest Subsidy and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders. The offset of Interest Subsidy and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of Available Funds (or Monthly Available Funds) from which payments to Noteholders may be made. Furthermore, any offset of Interest Subsidy and Special Allowance Payments will further reduce the Student Loan Rate.

  Recent Developments--President Clinton's Proposed FY 1998 Budget. In his proposed FY 1998 Budget, President Clinton has proposed a number of changes to the Act affecting lenders and guarantors. These proposals would, among other things, increase lender risk-sharing, reduce the yield on certain FFELP loans while the student is in school, require certain new payments to be made by lenders to guarantors in connection with default aversion, eliminate guarantor risk-sharing, reduce guarantor reserve fund levels, reduce guarantor retention rates on post-default payments, and institute performance-based contracts for guarantors. These proposals are likely to encounter strenuous opposition from lenders and guarantors, and their prospects for enactment by the Congress are uncertain. No assurance can be made that some or all of these proposals will not be enacted, or that other amendments to the Act adverse to lenders or guarantors will not be included in the final FY 1998 Budget or related legislation.

  Ratings of the Notes. It is a condition to the issuance and sale of the Senior Notes that the Senior Notes be rated in the highest investment rating category by at least two nationally recognized rating agencies and that the Subordinate Notes be rated in the "A" rating category by at least two such rating agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on such Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of payment of the Senior Noteholders' Interest Carryover or the Subordinate Noteholders' Interest LIBOR Carryover, as the case may be. In addition, the ratings do not address the likelihood of an Early Amortization Event or that principal on the Class A-1 Notes will be paid as scheduled. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. There can be no assurance as to whether any additional rating agency will rate the Senior Notes or the Subordinate Notes, or if one does, what rating would be assigned by such other rating agency.

  Consolidation of Federal Benefit Billings and Receipts with Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

  In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

  The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or a guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

  In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter equalling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

  The Trust Agreement for the Trust and the trust agreement for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") will require a Seller Trust (including the Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a guarantor arising from the Student Loans held by the Eligible Lender Trustee on such trust's behalf.

  Incentive Programs. The Seller currently makes available and may hereafter make available certain incentive programs to borrowers. Two such programs are currently made available to borrowers of Stafford Loans whose loans were disbursed on or after January 1, 1996, the Choice Rates (TM) and Choice
Repay (TM) programs. Under the Choice Rates program, borrowers who make their first 48 payments on time receive a 2% per annum interest rate reduction for the remaining term of their loan repayment. Under the Choice Repay program, borrowers who use the USA Group Loan Services AutoCheck (R) auto-debit system to remit payments directly from their bank accounts receive a 0.25% per annum interest rate reduction on their loans. Under the Choice Rates and the Choice Repay programs, the Seller retains the option to terminate or change the terms of the incentives with respect to any or all of the borrower's loans, including loans originated prior to the termination or change which have been or will be assigned to the Trust. It cannot be predicted with certainty which borrowers will qualify or decide to participate in these programs.

  The effect of these incentive programs may be to reduce the yield on the Initial Financed Student Loans or on Additional Student Loans which may be added to the Trust. If any such incentive program (other than the Choice Repay program) does reduce the yield on the affected Student Loan and is not required by the Act, such program will be applicable to Student Loans in the Trust only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset such yield reduction.

                             FORMATION OF THE TRUST
THE TRUST

  SMS Student Loan Trust 1997-A will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein and in the Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments thereon, (iv) originating Federal Consolidation Loans during the Revolving Period, and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The proceeds from the sale of the Notes will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Loan Sale Agreement and to fund the Reserve Account Initial Deposit. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the Cutoff Date, and (c) all moneys and investments on deposit in the Collection Account and the Reserve Account. The Notes will be collateralized by the property of the Trust. The Collection Account, the Reserve Account and the Collateral Reinvestment Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Class A-1 Interest Account will be maintained in the name of the Indenture Trustee for the benefit of the Class A-1 Noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

  The Trust will use funds on deposit in the Collateral Reinvestment Account during the Revolving Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein. In addition, after the Revolving Period, Additional Student Loans will be added to the Trust to the extent that (i) the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller, (ii) the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described herein or (iii) for 210 days after the end of the Revolving Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust. Any such origination or conveyance during or after the Revolving Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Seller expects that the amount of Additional Fundings during the Revolving Period will approximately equal the amount deposited during the Revolving Period into the Collateral Reinvestment Account and that the timing of such Additional Fundings will be sufficient so as not to cause a build-up of funds in the Collateral Reinvestment Account that would cause an Early Amortization Event to occur prior to the scheduled end of the Revolving Period
on the last day of the Collection Period preceding the      Quarterly Payment
Date. The Seller's expectations in this regard, based on current facts and circumstances, but relating to future events, are inherently forward looking. These expectations are based primarily upon current market conditions, including conditions in the secondary market for Student Loans, and current expectations as to when Additional Fundings will need to be made (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will repay). There is a risk that market conditions will change or that the actual repayment experience on the Initial Financed Student Loans will be other than as expected. See "Risk Factors--Maturity and Prepayment Assumptions" herein and in the Prospectus. In addition, a material adverse change in the operations or business or financial condition of the Seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. Accordingly, there can be no assurance as to the amount or timing of Additional Fundings during the Revolving Period. Upon an Early Amortization Event or in any event if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, the Noteholders will receive any amounts remaining on deposit in the Collateral Reinvestment Account on the Quarterly Payment Date immediately following the end of the Revolving

Period as a payment of principal. There can also be no assurance as to the amount of Additional Fundings that will occur after the Revolving Period. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein.

  The Trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

  The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60670 and whose New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to such Financed Student Loans. See "The Student Loan Pools" in the Prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" herein and "Description of the Transfer and Servicing Agreements" herein and in the Prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                         THE FINANCED STUDENT LOAN POOL

  The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and any Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

  No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party.

  Following the Closing Date and prior to the end of the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, and the Seller, subject to the availability thereof, will be obligated to tender to the Trust, New Loans owned by the Seller each of which will have been made to a borrower who is not a borrower under any Financed Student Loan. In addition, following the Closing Date, and both during and after the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, subject to the availability thereof, Serial Loans owned by the Seller. During the Revolving Period, the purchase of New Loans and Serial Loans, including a Purchase Premium Amount for each New Loan or Serial Loan so purchased of up to
   % of the principal balance owed by the applicable borrower on such loan, will be funded by means of a transfer of amounts on deposit in the Collateral Reinvestment Account as described herein. Following the end of the Revolving Period, the purchase of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds of the Trust or, alternatively, at the Seller's option, the Eligible Lender Trustee will be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for such Serial Loans, provided such Serial Loans and eligible Financed Student Loans meet certain criteria described herein. Any Purchase Premium Amounts for Serial Loans purchased or exchanged for by the Trust after the Revolving Period will be funded on the Quarterly Payment Date next succeeding the end of the Collection Period during which such Serial Loan has been acquired by the Trust from amounts, if any, on deposit in the Reserve Account in excess of the Specified Reserve Account Balance.

  In addition, following the Closing Date, and prior to the end of the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans to borrowers on Financed Student Loans who are also borrowers under one or more Federal Student Loans (whether or not all such loans are in the Trust), which origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay any Student Loans not held by the Trust that are being consolidated with the Financed Student Loans in the Trust. Such amount will be paid by the Trust to the holder or holders of such Student Loans to prepay such loans. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal
amount in excess of $      ; additionally, no Federal Consolidation Loan may be
originated by the Trust having a scheduled maturity date after        if at the
time of such origination the aggregate principal amount of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after exceeds or, after giving effect to such origination, would exceed
$       ; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. After the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will cease to make Federal Consolidation Loans and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified above; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans existing in the Trust by the amount of any related Add-on Consolidation Loans, as described below.

  As described under "The Federal Family Education Loan Program--Federal Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal

Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different loan term. Any Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans not held by the Trust that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on Consolidation loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds of the Trust, as described under "Description of the Transfer and Servicing Agreements--Distributions" herein.

   No selection procedures believed by the Seller to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Additional Fundings" herein or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the Guarantors thereof, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

  Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans as of the Cutoff Date:

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance(1)....................... $
Number of Borrowers..............................................
Average Outstanding Principal Balance Per Borrower...............      $
Number of Loans..................................................
Average Outstanding Principal Balance Per Loan...................      $
Weighted Average Original Term to Maturity(2)....................        months
Weighted Average Remaining Term to Maturity(2)...................        months
Weighted Average Annual Interest Rate(3).........................              %

--------
(1) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $           as of the Cutoff Date to be capitalized
    upon commencement of repayment.
(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Federal Family Education Loan Program" in the Prospectus.
(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because a portion of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "The Federal Family Education Loan Program" in the Prospectus.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                               AGGREGATE        PERCENT OF POOL
                                NUMBER OF     OUTSTANDING       BY OUTSTANDING
           LOAN TYPE              LOANS   PRINCIPAL BALANCE(1) PRINCIPAL BALANCE
           ---------            --------- -------------------- -----------------
Stafford Loans(2)..............                $                         %
SLS Loans......................
PLUS Loans.....................
Federal Consolidation Loans....
                                 ------        ---------              ---
  Total........................                $                         %
                                 ======        =========              ===

--------
(1) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $             as of the Cutoff Date to be
    capitalized upon commencement of repayment.
(2) Includes Unsubsidized Stafford Loans having an aggregate outstanding
    principal balance as of the Cutoff Date of $             .

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                              AGGREGATE        PERCENT OF POOL
                              NUMBER OF      OUTSTANDING       BY OUTSTANDING
 RANGE OF INTEREST RATES (1)    LOANS   PRINCIPAL BALANCE (2) PRINCIPAL BALANCE
 ---------------------------  --------- --------------------- -----------------
7.00% to 7.49%...............                  $                        %
8.00% to 8.49%...............
8.50% to 8.99%...............
9.00% to 9.49%...............
9.50% and above..............
                               ------          ------                ---
                                               $                        %
                               ======          ======                ===

--------
(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because a portion of the Initial Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "The Federal Family Education Loan Program" in the Prospectus.
(2) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $     as of the Cutoff Date to be capitalized upon
    commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                              AGGREGATE       PERCENT OF POOL BY
    RANGE OF OUTSTANDING      NUMBER OF      OUTSTANDING         OUTSTANDING
     PRINCIPAL BALANCES         LOANS   PRINCIPAL BALANCE (1) PRINCIPAL BALANCE
    --------------------      --------- --------------------- ------------------
Less than $2,000.............                $                           %
$ 2,000 to $ 3,999...........
$ 4,000 to $ 5,999...........
$ 6,000 to $ 7,999...........
$ 8,000 to $ 9,999...........
$10,000 to $11,999...........
$12,000 to $13,999...........
$14,000 to $15,999...........
$16,000 to $17,999...........
$18,000 to $19,999...........
$20,000 to $21,999...........
$22,000 to $23,999...........
$24,000 to $25,999...........
$26,000 to $27,999...........
$28,000 and above............
                               ------        -----------             ----
                                             $                           %
                               ======        ===========             ====

--------
(1) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $           as of the Cutoff Date to be capitalized
    upon commencement of repayment.

    DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY REMAINING TERM TO
                    SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                             AGGREGATE       PERCENT OF POOL BY
 NUMBER OF MONTHS REMAINING   NUMBER OF     OUTSTANDING         OUTSTANDING
  TO SCHEDULED MATURITY(1)      LOANS   PRINCIPAL BALANCE(2) PRINCIPAL BALANCE
 --------------------------   --------- -------------------- ------------------
Less than 24.................               $                           %
 24 to 35....................
 36 to 47....................
 48 to 59....................
 60 to 71....................
 72 to 83....................
 84 to 95....................
 96 to 107...................
108 to 119...................
120 to 131...................
132 to 143...................
144 to 155...................
156 to 167...................
168 to 179...................
180 to 191...................
192 and above................
                               ------       -----------             ----
                                            $                           %
                               ======       ===========             ====

--------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Federal Family Education Loan Program" in the Prospectus.
(2) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $           as of the Cutoff Date to be capitalized
    upon commencement of repayment.

 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS
                             AS OF THE CUTOFF DATE

                                              AGGREGATE        PERCENT OF POOL
                               NUMBER OF     OUTSTANDING       BY OUTSTANDING
  BORROWER PAYMENT STATUS(1)     LOANS   PRINCIPAL BALANCE(2) PRINCIPAL BALANCE
  --------------------------   --------- -------------------- -----------------
In-School.....................             $                             %
Grace.........................
Deferral......................
Forbearance...................
Repayment.....................
                                ------     ---------------         ------
                                           $                             %
                                ======     ===============         ======

--------
(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: such borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Federal Family Education Loan Program" in the Prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.
(2) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $             as of the Cutoff Date to be
    capitalized upon commencement of repayment.

 GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUTOFF
                                      DATE

                                               AGGREGATE       PERCENT OF POOL
                                NUMBER OF     OUTSTANDING       BY OUTSTANDING
         LOCATION (1)             LOANS   PRINCIPAL BALANCE(2) PRINCIPAL BALANCE
         ------------           --------- -------------------- -----------------
Alabama........................             $                             %
Alaska.........................
Arizona........................
Arkansas.......................
California.....................
Colorado.......................
Connecticut....................
Delaware.......................
District of Columbia...........
Florida........................
Georgia........................
Guam...........................
Hawaii.........................
Idaho..........................
Illinois.......................
Indiana........................
Iowa...........................
Kansas.........................
Kentucky.......................
Louisiana......................
Maine..........................
Maryland.......................
Massachusetts..................
Michigan.......................
Minnesota......................
Mississippi....................
Missouri.......................
Montana........................
Nebraska.......................
Nevada.........................
New Hampshire..................
New Jersey.....................
New Mexico.....................
New York.......................
North Carolina.................
North Dakota...................
Ohio...........................
Oklahoma.......................
Oregon.........................
Pennsylvania...................
Puerto Rico....................
Rhode Island...................
South Carolina.................
South Dakota...................
Tennessee......................
Texas..........................
Utah...........................
Vermont........................
Virgin Islands.................
Virginia.......................
Washington.....................
West Virginia..................
Wisconsin......................
Wyoming........................
Other..........................
                                   ---      ---------------         ------
  Total........................             $                             %
                                   ===      ===============         ======

--------
(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records as of the Cutoff Date.
(2) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $      as of the Cutoff Date to be capitalized upon
    commencement of repayment.

                    DISTRIBUTION OF INITIAL FINANCED STUDENT
                         LOANS BY DATE OF DISBURSEMENT

                                                                     PERCENT OF
                                                        AGGREGATE      POOL BY
                                                       OUTSTANDING   OUTSTANDING
                                           NUMBER OF    PRINCIPAL     PRINCIPAL
          DISBURSEMENT DATE (1)              LOANS     BALANCE (2)     BALANCE
          ---------------------            --------- --------------- -----------
Pre-October 1, 1993.......................           $                       %
October 1, 1993 and thereafter............
                                            ------   ---------------   ------
  Total...................................           $                       %
                                            ======   ===============   ======

--------
(1) Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments.

(2) Includes net principal balance due from Obligors, plus accrued interest
    thereon estimated to be $    as of the Cutoff Date to be capitalized upon
    commencement of repayment.

  Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

GUARANTEE OF FINANCED STUDENT LOANS

  By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with each of the Initial Guarantors pursuant to which each of such Guarantors has agreed to serve as Guarantor for certain of the Financed
Student Loans. As of the Cutoff Date, approximately   % by principal balance of
the Initial Financed Student Loans are guaranteed by USA Funds and
approximately   % by ICSAC.

  During the Revolving Period, the Trust may acquire Additional Student Loans guaranteed by Additional Guarantors other than the Initial Guarantors provided that, at the time of such acquisition, such Guarantors are Federal Guarantors and enter into a Guarantee Agreement with the Eligible Lender Trustee. In the aggregate no more than % by principal balance of the Financed Student Loans may, following any such addition, have guarantees from Additional Guarantors and no more than % by principal balance of the Financed Student Loans may, following any such addition, have guarantees from the related Additional Guarantor (unless and to the extent that either such limitation is exceeded solely though the origination on behalf of the Trust of Federal Consolidations Loans or the purchase by the Trust of Serial Loans, in either case, that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor).

  Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student

Loans as to which any one of the following events has occurred:

    (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Student Loan when due, provided such failure continues for a statutorily determined period of time of at least 180 days (except that such guarantee against such failures will be 98% of principal and at least 98% of accrued interest for loans first disbursed on or after October 1, 1993);

    (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

    (c) the death of the borrower thereof; or

    (d) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

  When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of each Guarantor, and are not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education ("Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of such guarantor under the loan insurance program of such guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Federal Student Loans to residents of the state or states in which such guarantor did business, the full honoring of all guarantees issued by such guarantor prior to the assumption by the Secretary of the functions of such guarantor, and the proper servicing of Federal Student Loans guaranteed by such guarantor prior to the Secretary's assumption of the functions of such guarantor. For a further discussion of the Secretary's authority in the event that the Guarantor is unable to meet its insurance obligations, see "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the Prospectus.

  Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Student Loan being performed in accordance with the Higher Education Act and other applicable requirements, (ii) the timely payment to the Guarantor of the guarantee fee payable with respect to such Financed Student Loan, (iii) the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Student Loan, and (iv) the transfer and endorsement of the promissory note evidencing such Financed Student Loan to the Guarantor upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to such Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, such failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--Maturity and Prepayment Assumptions" herein) or the Seller, as the case may be, to purchase or repurchase such Financed Student Loan or, in the case of a breach by the Seller, to substitute for such loan and to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants" in the Prospectus.

  Set forth below is certain current and historical information with respect to each Initial Guarantor in its capacity as a Guarantor of all education loans guaranteed by it:

  Guarantee Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that have first become guaranteed by each of the Guarantors in each of the last five federal fiscal years:*

                                  STAFFORD, SLS AND PLUS LOANS GUARANTEED
                                           (DOLLARS IN MILLIONS)
                                -------------------------------------------------
      FEDERAL FISCAL YEAR             USA FUNDS                      ICSAC
      -------------------       ---------------------          ------------------
             1992                $              2,864          $              256
             1993                               3,494                         294
             1994                               4,724                         336
             1995                               5,040                         214
             1996                                 --                          --

--------
 * The information set forth in the table above has been obtained from the Department of Education's Guaranteed Student Loan Programs Data Books (each, a "DOE Data Book") for Fiscal Years 1992 and 1993 (with respect to fiscal years 1992 and 1993) and from each Initial Guarantor (with respect to information regarding such Guarantor for fiscal years 1994 through
   1996), and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the Underwriter.

  Reserve Ratio. Each Initial Guarantor is and has been in compliance with all provisions of the Act which require the Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by the Guarantor.

  Recovery Rates. Each Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantor by the aggregate amount of default claims paid by such Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each Initial Guarantor as of the end of each of the last five federal fiscal years:*

                                                      RECOVERY RATE
                                              ----------------------------------------------
         FEDERAL FISCAL YEAR                  USA FUNDS                               ICSAC
         -------------------                  ---------                               -----
         1992                                   24.12%                                41.45%
         1993                                   26.58                                 43.36
         1994                                   30.30                                 54.47
         1995                                   25.26                                 48.97
         1996                                     --                                    --

--------
* The information set forth in the table above with respect to each Initial Guarantor has been obtained from such Guarantor, and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the Underwriter.

  Claims Rate. Each Guarantor's claims rate measures the amount of federal reinsurance claims paid by the Department to such Guarantor during a fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. No assurance can be made that such Guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993). Such reimbursement is subject to reduction where the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. See "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the Prospectus.

The following table sets forth the claims rate of each Initial Guarantor (excluding, with respect to USA Funds, Arizona, Hawaii and certain Pacific islands) for each of the last five federal fiscal years*:

                                                       CLAIMS RATE
                                              ---------------------------------------------
         FEDERAL FISCAL YEAR                  USA FUNDS                               ICSAC
         -------------------                  ---------                               -----
         1992                                   4.99%                                 1.67%
         1993                                   6.89                                  1.81
         1994                                   4.99                                  1.99
         1995                                   4.69                                  2.17
         1996                                   4.65                                   --

--------
 * The information set forth in the table above has been obtained from the Department (with respect to fiscal year 1992) and from each Initial Guarantor (with respect to information regarding such Guarantor for fiscal years 1993, 1994, 1995 and 1996), and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation by the Seller or the Underwriter.

  Unless otherwise indicated, all the above information relating to each Initial Guarantor has been obtained from such Initial Guarantor, is not guaranteed as to accuracy or completeness by the Seller or the Underwriter and is not to be construed as a representation by the Seller or the Underwriter. The guarantee volumes, reserve ratios, recovery rates and claim rates of Additional Guarantors may vary from those of the Initial Guarantors. No assurances can be given as to what such volume, ratios, or rates will be or as to whether the Initial Guarantors or such Additional Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors, and therefore may be consulted for additional information concerning the Initial Guarantors and for information concerning certain Federal Guarantors who could become Additional Guarantors.

                            DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the terms of the Indenture substantially in the form filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

  Interest will accrue on the principal balance of the Class A-1 Notes, the Class A-2 Notes and the Subordinated Notes at a rate per annum (calculated as provided below) equal to the Class A-1 Note Rate, the Class A-2 Note Rate and the Subordinate Note Rate, respectively. Interest on the Class A-1 Notes will accrue from and including the Closing Date or from the most recent Quarterly Payment Date on which interest thereon has been paid to but excluding the current Quarterly Payment Date (each a "Quarterly Interest Period") and will be payable to the Class A-1 Noteholders quarterly on each Quarterly Payment Date,
commencing       , 1997. Interest on the Class A-2 Notes and the Subordinated
Notes will accrue from and including the Closing Date or from the most recent Monthly Payment Date on which interest thereon has been paid to but excluding the current Monthly Payment Date (each a "Monthly Interest Period") and will be payable to the Class A-2 Noteholders and the Subordinate Noteholders, as the
case may be, monthly on each Monthly Payment Date, commencing      , 1997.
Interest accrued as of any Quarterly or Monthly Payment Date but not paid on such Quarterly or Monthly Payment Date will be due on the next Quarterly Payment Date, in the case of the Class A-1 Notes, and the next Monthly Payment Date in the case of the Class A-2 Notes and the Subordinate Notes together with an amount equal to interest on such amount at the applicable rate per annum specified above. Interest payments on the Notes will generally be funded from
(i) in the case of each Monthly Payment Date that is not a Quarterly Payment Date, Monthly Available Funds and (ii) in the case of each Quarterly Payment Date, Available Funds, in each case on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees and the Administration Fee and all overdue Administration Fees for such Payment Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein. In addition, interest payments (excluding any Class A-1 Noteholders' Interest T-Bill Carryover) on the Class A-1 Notes on each Quarterly Payment Date will also be funded from amounts deposited into the Class A-1 Interest Account on the two preceding Monthly Payment Dates. See "Description of the Transfer and Servicing Agreements--Credit Enhancement-- Class A-1 Interest Account" herein.

  The "Class A-1 Note Rate" for each Quarterly Interest Period will be the lesser of (a) the Class A-1 Note T-Bill Rate for such Quarterly Interest Period and (b) the Student Loan Rate for such Quarterly Interest Period. The "Class A-2 Note Rate" for each Monthly Interest Period will be the lesser of (a) the Class A-2 Note LIBOR Rate for such Monthly Interest Period and (b) the Student Loan Rate for such Monthly Interest Period. The "Subordinate Note Rate" for each Monthly Interest Period will be the lesser of (a) the Subordinate Note LIBOR Rate for such Monthly Interest Period and (b) the Student Loan Rate for such Monthly Interest Period.

  The "Class A-1 Note T-Bill Rate" shall be equal to the weighted average of the T-Bill Rates within the applicable Quarterly Interest Period (determined as
described herein) plus   %.

  The "Class A-2 Note LIBOR Rate" shall be equal to one-month LIBOR for the
related LIBOR Reset Period (determined as described herein) plus   %.

  The "Subordinate Note LIBOR Rate" shall be equal to one-month LIBOR for the
related LIBOR Reset Period (determined as described herein) plus   %.

  The "Student Loan Rate" for any Monthly or Quarterly Interest Period will equal the product of (a) the quotient obtained by dividing (i) 360 (if such calculation is of either LIBOR-based Note Rate) or 365 (or 366 in the case of a leap year) if such calculation is of the Class A-1 Note Rate) by (ii) the actual number of days elapsed in such Monthly or Quarterly Interest Period and
(b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for such Monthly or Quarterly Interest Period less the Servicing Fee and the Administration Fee with respect to such Monthly or Quarterly Interest Period and (ii) the denominator of which is the aggregate principal balance of the Notes as of the last day of such Monthly or Quarterly Interest Period.

  "Expected Interest Collections" means, with respect to any Monthly or Quarterly Interest Period, the sum of (i) the amount of interest accrued, net of accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department, with respect to the Financed Student Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Risk Factors--Fees Payable on Certain Financed Student Loans", above) and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

  Senior Noteholders' Interest Carryover and Subordinate Noteholders' Interest LIBOR Carryover may be incurred on any Monthly Payment Date (after the first three Monthly Payment Dates) in the case of the Class A-2 Notes and Subordinate Notes and on any Quarterly Payment Date (after the first Quarterly Payment
Date) in the case of the Class A-1 Notes. Any Senior Noteholders' Interest Carryover and Subordinate Noteholders' Interest LIBOR Carryover so incurred prior to the Parity Date will, however, not be payable until on or after the Parity Date. On each Quarterly Payment Date from and after the Parity Date, any Senior Noteholders' Interest Carryover and Subordinate Noteholders' Interest LIBOR Carryover incurred and unpaid to any including such Quarterly Payment Date will be payable on such Quarterly Payment Date but only out of any Reserve Account Excess remaining after payment out of such excess of (i) if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period, (ii) on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal balance of the Notes exceeds the Pool Balance and (iii) in the case of the Subordinate Noteholders' Interest LIBOR Carryover, payment of the Senior Noteholders' Interest Carryover.

DISTRIBUTIONS OF PRINCIPAL

  No principal payments will be made on the Notes during the Revolving Period. Commencing with the end of the Revolving Period, principal payments will be made to the Noteholders in the order of priority set forth below on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for such Quarterly Payment Date, until the aggregate principal balance of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from Available Funds remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees and the Noteholders' Interest Distribution Amount and, if such Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein. If such Available Funds and such amounts on deposit in the Reserve Fund are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for a Quarterly Payment Date, such shortfall will be added to the principal payable to the Senior or Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

  In addition, on each Quarterly Payment Date commencing with the end of the Revolving Period, for so long as the aggregate principal balance of the Notes is greater than the Pool Balance, any

Reserve Account Excess for such Quarterly Payment Date will, after payment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount or the Senior or Subordinate Noteholders' Principal Distribution Amount for a Quarterly Payment Date and Noteholders will have no entitlement thereto except to the extent of any such excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" herein.

  On each Quarterly Payment Date on which principal payments are made on the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), the aggregate amount distributable as principal to the Senior Notes on such Quarterly Payment Date shall be allocated as follows: first, to the Class A-1 Notes in an amount up to the amount necessary to reduce the aggregate principal balance of the Class A-1 Notes to the Class A-1 Planned Balance for such Quarterly Payment Date; second, to the Class A-2 Notes, until the aggregate principal balance thereof has been reduced to zero; and third, to the Class A-1 Notes until the aggregate principal balance thereof has been reduced to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata to the Class A-1 Notes and the Class A-2 Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Senior Notes until the aggregate principal balance of the Senior Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal of the Senior Notes until the aggregate principal balance of the Senior Notes has been paid in full, and then to pay principal of the Subordinate Notes until the Subordinate Notes have been paid in full.

  The "Class A-1 Planned Balance" means with respect to any Quarterly Payment Date and the Class A-1 Notes, the dollar amount listed in the schedule below opposite such Quarterly Payment Date:

                                                                    CLASS A-1
       QUARTERLY PAYMENT DATE                                    PLANNED BALANCE
       ----------------------                                    ---------------
       July 1997................................................       $
       October 1997.............................................
       January 1998.............................................
       April 1998...............................................
       July 1998................................................
       October 1998.............................................
       January 1999.............................................
       April 1999...............................................
       July 1999................................................
       October 1999.............................................
       January 2000.............................................
       April 2000...............................................
       July 2000................................................
       October 2000.............................................
       January 2001.............................................
       April 2001...............................................
       July 2001................................................
       October 2001.............................................
       January 2002.............................................
       April 2002...............................................
       July 2002................................................
       October 2002.............................................
       January 2003.............................................
       April 2003...............................................
       July 2003................................................
       October 2003.............................................
       January 2004.............................................
       April 2004...............................................
       July 2004................................................
       October 2004.............................................
       January 2005.............................................
       April 2005...............................................
       July 2005................................................
       October 2005.............................................
       January 2006.............................................
       April 2006 and thereafter................................

  THERE IS NO ASSURANCE THAT THE PRINCIPAL BALANCES OF THE CLASS A-1 NOTES WILL CONFORM ON ANY QUARTERLY PAYMENT DATE TO THE CLASS A-1 PLANNED BALANCE FOR SUCH QUARTERLY PAYMENT DATE, OR THAT DISTRIBUTIONS OF PRINCIPAL ON THE CLASS A-1 NOTES WILL BEGIN OR END ON THE RESPECTIVE QUARTERLY PAYMENT DATE SET FORTH IN THE ABOVE SCHEDULE. SEE "RISK FACTORS--MATURITY AND PREPAYMENT ASSUMPTIONS" HEREIN. NO RELIABLE STATEMENT CAN BE MADE REGARDING THE ASSUMED PREPAYMENT SPEED ON THE FINANCED STUDENT LOANS OR OTHER ASSUMPTIONS WHICH WOULD RESULT IN THE PRINCIPAL BALANCE OF THE CLASS A-1 NOTES CONFORMING TO THE CLASS A-1 PLANNED BALANCE ON ANY QUARTERLY PAYMENT DATE.

  The aggregate outstanding principal amount of the Class A-1 Notes will be
payable in full on the            Quarterly Payment Date (the "Class A-1 Note
Final Maturity Date"), the aggregate outstanding principal amount of the Class
A-2 Notes will be payable in full on the            Quarterly Payment Date (the
"Class A-2 Note Final Maturity Date") and the aggregate outstanding principal amount of the Subordinate Notes will be payable in full on the Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of the Class A-1, Class A-2 or Subordinate Notes could occur other than on the Class A-1 Note Final Maturity Date, the Class A-2 Note Final Maturity Date or the Subordinate Note Final Maturity Date, respectively, as a result of a variety of factors including those described above under "Risk Factors--Maturity and Prepayment Assumptions".

MANDATORY REDEMPTION

  If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or prior to such date, the entire amount remaining on deposit in the Collateral Reinvestment Account will be used on the Quarterly Payment Date on or immediately following such date to redeem the Notes in the order of priority set forth above under "--Distributions of Principal". The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Collateral Reinvestment Account.

DETERMINATION OF T-BILL RATES

  Pursuant to the Administration Agreement, the Administrator will use the T-Bill Rate to determine the Class A-1 Note T-Bill Rate and, for purposes of making deposits into the Class A-1 Interest Account, the Class A-1 T-Bill Calculation Rate, for each Quarterly and Monthly Interest Period, respectively. "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

  "Lock-In Period" means the period of days preceding any Quarterly Payment Date (or Monthly Payment Date in the case of determination of the Class A-1 T-Bill Calculation Rate) during which the T-Bill Rate in effect on the first day of such period will remain in effect until the end of the Quarterly Interest Period (or Monthly Interest Period in the case of determination of the Class A-1 T-Bill Calculation Rate) related to such Quarterly Payment Date (or Monthly Payment Date).

  Accrued interest on the Class A-1 Notes from and including the Closing Date or the preceding Quarterly Payment Date, as applicable, to but excluding the current Quarterly Payment Date (or Monthly Payment Date in the case of determination of the Class A-1 T-Bill Calculation Rate) is calculated by multiplying the principal amount of such Notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Quarterly Payment Date (or Monthly Payment Date in the case of determination of the Class A-1 T-Bill Calculation Rate), as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Quarterly Payment Date, or being calculated with respect to a Monthly Payment Date, in a leap year) and rounding the resulting number to nine decimal places.

  The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming the 365-day year.

                                                            ASSUMED INTEREST
                                                         -----------------------
                                                DAYS     RATE ON THE  INTEREST
              SETTLEMENT DATE                OUTSTANDING    NOTES      FACTOR
              ---------------                ----------- ----------- -----------
1st.........................................       0       6.00000%  0.000000000
2nd.........................................       1       6.00000   0.000164384
3rd.........................................       2       6.00000   0.000328767
4th.........................................       3       6.00000   0.000493151
5th*........................................       4       6.15000   0.000657534
6th.........................................       5       6.15000   0.000826027
7th.........................................       6       6.15000   0.000994521
8th.........................................       7       6.15000   0.001163014
9th.........................................       8       6.15000   0.001331507
10th .......................................       9       6.15000   0.001500000

--------
* First interest rate adjustment (91-day Treasury Bills are generally auctioned weekly).

  The number in this table are examples given for informational purposes only and are in no way a prediction of interest rates on the Class A-1 Notes.

DETERMINATION OF LIBOR

  Pursuant to the Administration Agreement, the Administrator will determine one-month LIBOR for purposes of calculating the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each given Monthly Interest Period on the second business day prior to the commencement of each LIBOR Reset Period within such Monthly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of international business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

  "LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable LIBOR Reset Period will be LIBOR in effect for the previous LIBOR Reset Period.

  "LIBOR Reset Period" means the one-month period commencing on the twenty-seventh day (or, if any such date is not a business day, on the next succeeding business day) of each month and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

BOOK-ENTRY REGISTRATION

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal of and interest on the Senior Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Monthly Payment Date or Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede, as nominee for DTC and that Senior Noteholders will not be recognized by the Indenture Trustee as Noteholders, as such terms are used in the Indenture. Senior Noteholders will be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants (who in turn will exercise their rights through DTC).

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal of and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Senior Noteholders.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Senior Noteholder to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Senior Notes, may be limited due to the lack of a physical certificate for such Senior Notes.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Senior Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Senior Noteholders may hold their Senior Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  The Senior Notes will initially be registered in the name of CEDE & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

  Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, see "Certain Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--Foreign Holders" in the Prospectus.

  Cross-markets transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

  DTC has advised the Administrator that it will take any action permitted to be taken by a Senior Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  NEITHER THE TRUST, THE SELLER, THE SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITER WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR NOTEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

  The following is a summary of certain terms of the Loan Sale Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

  Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the Prospectus. The net proceeds received from the sale of the Notes will be applied to the purchase of the Initial Financed Student Loans and to the deposit of the Reserve Account Initial Deposit in the Reserve Account.

REVOLVING PERIOD AND ADDITIONAL FUNDINGS

  During the period (the "Revolving Period") from the Closing Date until the first to occur of (i) an Early Amortization Event as described below or (ii)
the last day of the Collection Period preceding the       Quarterly Payment
Date, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to certain conditions described herein, to purchase from the Seller, and the Seller, subject to the availability thereof and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Federal Student Loans which (i) are made to a borrower who is not a borrower under any Financed Student Loan, (ii) are made under loan programs which existed as of the Closing Date, and (iii) are guaranteed by a Guarantor (each a "New Loan," and collectively the "New Loans"). New Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual practices of the Seller. Each such purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a Transfer Agreement. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the sum of (i) the principal balance owned by the applicable borrower thereon plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance") and (ii) an additional amount not
to exceed   % of the principal balance owed by the applicable borrower thereon
(the "Purchase Premium Amount" and together with the Purchase Collateral Balance, the "Loan Purchase Amount"). Following the end of the Revolving Period, New Loans may not be purchased by the Trust.

  The term "Early Amortization Event" refers to any of the following events:

    (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

    (ii) certain events of insolvency occurring with respect to the Seller;

    (iii) the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

    (iv) as of the end of any Collection Period, the percentage by principal balance of Financed Student Loans the borrowers of which use such loans to attend schools identified by the related Guarantor as proprietary or
  vocational exceeds   % of the Pool Balance;

    (v) as of the end of any Collection Period, the percentage by principal balance of Financed Student Loans which are not in repayment and are not
  eligible for Interest Subsidy Payments exceeds   % of the Pool Balance;

    (vi) the Excess Spread, with respect to each of any two successive Quarterly Payment Dates, commencing with the Quarterly Payment Date in
      , is less than   %; or

    (vii) the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods exceeds 20%.

  "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of
(a) four and (b) the difference between (x) the Expected Interest Collections for such Quarterly Payment Date and (y) the sum of (i) the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees, (ii) the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees, and (iii) the Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and the denominator of which is the average of the amount of the Pool Balance as of the first and the last day of the related Collection Period.

  "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balance of the Financed Student Loans which are Repayment Loans and which either (a) are over 120 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balance of the Financed Student Loans which are Repayment Loans.

  In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to the conditions described below, to purchase from the Seller Federal Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan,
(ii) are made under the same loan program as such Financed Student Loan, and
(iii) are guaranteed by the Guarantor that guaranteed such Financed Student Loan (each a "Serial Loan" and collectively, the "Serial Loans"). Serial Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller.

  During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the Loan Purchase Amount of such loan. Following the end of the Revolving Period, the Purchased Collateral Balance for such purchases will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds of the Trust, as described under "Description of the Transfer and Servicing Agreements--Distributions", herein and Purchase Premium Amounts for such purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for such Quarterly Payment Date as described under "Description of the Transfer and Servicing Agreements--Credit Enhancement-- Reserve Account". Alternatively, at the Seller's option, following the end of the Revolving Period, the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller, provided that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets certain criteria including that (i) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as such Financed Student Loan and entitles the holder thereof to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (the "Exchanged Serial Loan"), and (ii) the Exchanged Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is greater than the Exchanged Serial Loan. In addition, if the outstanding principal amount of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to such difference will be remitted to the Seller from amounts which would otherwise have been part of the Available Funds of the Trust, as described under "Description of the Transfer and Servicing Agreements--Distributions" herein. Any Purchase Premium Amount for an Exchanged Serial Loan will be paid in same manner described above from Reserve Account Excess.

  A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (i) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement, or (ii) certain events of insolvency occur with respect to the Seller.

  Any purchase of New Loans, Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On such Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust, the Seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on such Transfer Date, in exchange for the Loan Purchase Amount thereof or the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Revolving Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

  In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower of a Financed Student Loan who is also a borrower under one or more Federal Student Loans (whether or not all such loans are part of the Trust) elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the Prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program". Such origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Federal Student Loans not held by the Trust that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of such Federal Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being consolidated by such Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal
amount in excess of $     ; additionally, no Federal Consolidation Loan may be
originated by the Trust having a scheduled maturity date after       if at the
time of such origination the aggregate principal amount of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after
      exceeds or, after giving effect to such origination, would exceed $     ;
provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. After the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans, and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of such Financed Student Loan; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans existing in the Trust by the amount of any related Add-on Consolidation Loans, as described below.

  As described under "The Federal Family Education Loan Program--Federal Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different loan term.

Any Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans not held by the Trust that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds of the Trust, as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein.

  As described under "The Federal Family Education Loan Program" in the Prospectus, during certain qualifying periods, interest on certain Financed Student Loans is not required to be currently paid, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period. In order to minimize the possibility that the failure to receive current interest payments on such loans during such periods will result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be applied during the Revolving Period to make interest payments to Noteholders, in lieu of current collections of interest on such loans. Following the end of the Revolving Period, the Collateral Reinestment Account will cease to be available as a source to fund such interest payments to Noteholders, and thereafter such payments will be funded through the application of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for the related Quarterly Payment Date, as described under "--Distributions" below.

ACCOUNTS

  In addition to the Collection Account referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain the Collateral Reinvestment Account and the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Class A-1 Interest Account in the name of the Indenture Trustee on behalf of the Class A-1 Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

  The Servicer will be entitled to receive from the Trust monthly on each Monthly Payment Date or Quarterly Payment Date the Servicing Fee in an amount
equal to the lesser of (I) one-twelfth of   % of the aggregate principal
balance of the Financed Student Loans as of the last day of the preceding calendar month and (II) the sum of (i) one-twelfth of the In-School Percentage of the principal balance of each Financed Student Loan as of the last day of the preceding calendar month which was an In-School Loan (as defined herein) on such date or, if the average principal balance of In-School Loans as of such
date was $    or less, $    per account for each such loan, (ii) one-twelfth of
the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each as defined herein) as of such date or, if the average principal balance of such loans as of such date
was $    or less, $    per account for each such loan, (iii) a fee of $    for
each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to such borrower with
respect to Federal Consolidation Loan programs, (iv) a one-time fee of $    for
each Federal Consolidation Loan originated by the Eligible Lender Trustee on
behalf of the Trust during the preceding calendar month, (v) a fee of $    for
each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible borrower account processing (that, in the case of ineligible account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims
processing requirements of the Guarantor, (vi) a fee of $    per Financed
Student Loan for storing and warehousing the applicable loan documentation for each such loan during the preceding calendar month, (vii) a one-time fee of
$    for each Serial Loan transferred by the Seller to the Trust during the preceding calendar month, (viii) a fee equal to the one-twelfth of the product of (a) the aggregate outstanding principal balance of the Financed Student
Loans as of the last day of the preceding calendar month and (b)   %, which fee
will be payable so long as certain servicing regulations of the Department
remain in effect and (ix) a fee of $    per hour for system development
requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

  For purposes of making the determinations set forth in clauses (i) and (ii) of the preceding sentence, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the In-School Loans and the Grace, Repayment, Deferral and Forebearance Loans, respectively, as of the last day of the preceding calendar month, as follows:

      AVERAGE
        PRINCIPAL          IN-SCHOOL        AVERAGE PRINCIPAL
        BALANCE            PERCENTAGE            BALANCE            GRDF PERCENTAGE
      -----------          ----------       -----------------       ---------------
      $2,501 - $3,000           %            $3,001 - $3,400                %
      $3,001 - $3,500           %            $3,401 - $3,900                %
      $3,501 - $4,000           %            $3,901 - $4,400                %
      $4,001 - $4,750           %            $4,401 - $4,800                %
      $4,751 - $5,500           %            $4,801 - $5,400                %
      $5,501 - $6,250           %            $5,401 - $6,000                %
      $6,251 and above          %            $6,001 - $6,600                %
                                             $6,601 - $7,200                %
                                             $7,201 - $10,000               %
                                            $10,001 - $13,000               %
                                            $13,001 and above               %

  The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Interest Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on such date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (I) of the first sentence of the preceding paragraph, then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (II) of such sentence over the amount described in clause
(I) of such sentence shall be payable on the next succeeding Quarterly Payment Date (or if such Monthly Payment Date is also a Quarterly Payment Date, on such Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--Reserve Account" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

  As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date the Administration Fee in an amount equal to one-twelfth of the product of (i) % and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such date.

DISTRIBUTIONS

  Deposits to Collection Account. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of Monthly Available Funds or Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amount relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

  "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

  For purposes hereof, the term "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:
(i) all collections received by the Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed Student Loans; (iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods; (iv) that portion of amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to those interest costs on the Financed Student Loans which are or will be capitalized; (v) the aggregate amount received for those Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period; (vi) Investments Earnings for such Monthly Payment Date; and (vii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date, Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date, after giving effect to the application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of Monthly Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (i) through (iv) respectively under the second paragraph of "--Distributions--Distributions from Collection Account", then Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Monthly Available Funds for a prior Monthly Collection Period; (B) except as expressly included in clause (iv) above, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Risk Factors--Fees Payable on Certain Financed Student Loans" herein; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--Distributions from Collection Account" below, and after the end of the Revolving Period to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

  "Available Funds" means, with respect to a Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i)-(vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (i) through (vi) respectively under the third paragraph of "-- Distributions from Collection Account," below, then Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period; (B) except as expressly included in clause (iv) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--Distributions from Collection Account" below, and after the end of the Revolving Period to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Class A-2 Noteholders' Interest Distribution Amount, the Class A-1 Interest Required Deposit Amount and the Subordinate Noteholders' Interest Distribution Amount paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

  Distributions from Collection Account. From time-to-time during the Revolving Period, on any day therein, the Administrator may instruct the Indenture Trustee to withdraw all collections in respect of principal on the Financed Student Loans then on deposit in the Collection Account and deposit such amounts in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent such funds are not needed to make Additional Fundings and redeposit such amounts in the Collection Account.

  On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of Monthly Available Funds for such Monthly Payment Date in the Collection Account, in the following order of priority:

    (i) to the Servicer, the Servicing Fee for such Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

    (ii) to the Administrator, the Administration Fee for such Monthly Payment Date and all prior unpaid Administration Fees;

    (iii) to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount and to the Class A-1 Interest Account, the Class A-1 Required Interest Deposit Amount pro rata based on the ratios of each such amount to the total of such amounts; and

    (iv) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount.

  On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

    (i) to the Servicer, the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

    (ii) to the Administrator, the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees;

    (iii) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount and to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount pro rata based on the ratios of each such amount to the total of such amounts;

    (iv) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount;

    (v) if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount (such amount to be allocated among the Senior Noteholders as described under "Description of the Notes--Distributions of Principal" above);

    (vi) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount; and

    (vii) to the Reserve Account, any remaining amounts after application of clauses (i) through (vi).

  For purposes hereof, the following terms have the following meanings:

 "Class A-1 Interest Required Deposit Amount" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, (a) the amount of interest accrued at the Class A-1 Calculation Rate for the related Class A-1 Calculation Period on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Quarterly Payment Date after giving effect to all principal distributions to holders of Class A-1 Notes on such date (or in the case of the first Quarterly Payment Date, on the Closing Date) minus (b) if such Monthly Payment Date is the Monthly Payment Date immediately preceding a Quarterly Payment Date, the amount deposited into the Class A-1 Interest Account on the immediately preceding Monthly Payment Date; provided however, that the Class A-1 Interest Required Deposit Amount will not include any Class A-1 Noteholders' Interest T-Bill Carryover.

  "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the sum of the Class A-1 Noteholders' Interest Distribution Amount and the amount distributed to the Class A-1 Noteholders out of the Class A-1 Interest Account on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

  "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the difference between (a) the sum of (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Quarterly Payment Date after giving effect to all principal distributions to holders of Class A-1 Notes on such date (or, in the case of the first Quarterly Payment Date, on the Closing Date) and (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date and (b) the amount on deposit in the Class A-1 Interest Account on such Quarterly Payment Date and distributed to the Class A-1 Noteholders on such date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest T-Bill Carryover.

  "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Monthly Payment Date, the excess of (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Monthly Payment Date over (ii) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Monthly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such preceding Monthly Payment Date to the current Monthly Payment Date.

  "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Monthly Payment Date, the sum of (i) the amount of interest accrued at the Class A-2 Note Rate for the related Monthly Interest Period on the outstanding principal balance of the Class A-2 Notes on the immediately preceding Quarterly Payment Date after giving effect to all principal distributions to holders of Class A-2 Notes on such date (or, in the case of the first two Monthly Payment Dates and the first Quarterly Payment Date, on the Closing Date) and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for such Monthly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest LIBOR Carryover.

  "Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Senior Noteholders' Distribution Amount and the Subordinate Noteholders' Distribution Amount.

  "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount.

  "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated, the amount of Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to Senior Noteholders (and, after the Senior Notes have been paid in full, Subordinate Noteholders) to account for (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or Guarantor, when such insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Company out of such excess.

  "Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to such Quarterly Payment Date), the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections received by the Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans) less the sum of (A) any such collections which are applied by the Trust during such Collection Period to purchase Serial Loans, (B) any such collections which are applied by the Trust during such Collection Period to fund the addition of any Add-on Consolidation Loans and (C) accrued and unpaid interest on the Financed Student Loans for such Collection Period to the extent such interest is not currently being paid but will be capitalized upon commencement of repayment of such Financed Student Loans; (ii) all Liquidation Proceeds attributable to the principal amount of Financed Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures, together with all Realized Losses on such Financed Student Loans; (iii) to the extent attributable to principal, the amount received with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and (iv) the Principal Distribution Adjustment, if any, provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during such Collection Period that were deposited in the Collateral Reinvestment Account.

  "Realized Losses" means the excess of the principal balance of the Liquidated Student Loans over Liquidation Proceeds to the extent allocable to principal.

  "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the amount distributed to the Class A-1 Noteholders out of the Class A-1 Interest Account, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

  "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (i) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment

Date over (ii) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

  "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to such Quarterly Payment
Date), the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the outstanding aggregate principal balance of the Senior Notes. In addition, (i) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and (ii) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

  "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

  "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Monthly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Monthly Payment Date over
(ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Monthly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from such preceding Monthly Payment Date to the current Monthly Payment Date.

  "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Monthly Payment Date, the sum of (i) the amount of interest accrued at the Subordinate Note Rate for the related Monthly Interest Period on the outstanding principal balance of the Subordinate Notes on the immediately preceding Quarterly Payment Date, after giving effect to all principal distributions to Subordinate Noteholders on such Quarterly Payment Date (or, in the case of the first two Monthly Payment Dates and the first Quarterly Payment Date, on the Closing Date) and (ii) the Subordinate Noteholders' Interest Carryover Shortfall for such Monthly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest LIBOR Carryover.

  "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (i) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

  "Subordinate Noteholders' Principal Distribution Amount" means, on each Quarterly Payment Date on and after which the aggregate principal balance of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal balance of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on such Quarterly Payment Date) and
(b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the Subordinate Notes. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal balance of the Subordinate Notes to zero.

CREDIT ENHANCEMENT

  Reserve Account. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit therein of the amount of Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount, and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for such Quarterly Payment Date. See "-- Distributions" herein. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

  "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

    (a) % of the aggregate principal balance of the Notes after taking into account the effect of distributions on such Quarterly Payment Date, or

    (b) $         ; provided, however, that the Specified Reserve Account
  Balance shall in no event exceed the sum of the outstanding principal balance of the Notes.

  If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from Available Funds on such Quarterly Payment Date) is greater than the Specified Reserve Account Balance for such Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of such Reserve Account Excess (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, if such date is on or after the Parity Date, to the extent that such funds represent payments of interest with respect to the Financed Student Loans, such funds shall be applied in the order of priority set forth in clauses (b)(iii) through (vi) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated): (i) to the Seller for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period; (ii) if such Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 and Class A-2 Noteholders as described under "Description of the Notes--Distributions of Principal" herein) or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal balance of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) to the Class A-1 Noteholders, the aggregate unpaid amount of any Class A-1 Noteholders' Interest T-Bill Carryover and, to the Class A-2 Noteholders, the aggregate unpaid amount of any Class A-2 Noteholders' Interest LIBOR Carryover pro rata based on the ratios of each such amount to the total of such amounts;
(iv) to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest LIBOR Carryover; (v) to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and (vi) to the Company, any excess remaining after application of clauses (i) through (v) above, and, upon such payment to the Company, the Noteholders will not have any rights in, or claims to, such amounts.

  Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from cash in the Reserve Account
(a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent the amount of Monthly Available Funds on such Monthly Payment Date is insufficient to pay: (i) the Servicing Fee and all overdue Servicing Fees, (ii) the Administration Fee and all overdue Administration Fees, (iii) the Class A-1 Required Interest Deposit Amount and the Class A-2 Noteholders' Interest

Distribution Amount, pro rata based on the ratios of each such amount to the total such amounts, and (iv) the Subordinate Noteholders' Interest Distribution Amount on such date and (b) on any Quarterly Payment Date to the extent that the amount of Available Funds on such Quarterly Payment Date is insufficient to pay any of the items specified in clauses (i) through (vi), respectively, of the third paragraph under "--Distributions--Distributions from Collection Account" herein on such date. Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distributions out of the Collection Account on such dates. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere herein, however, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on an Monthly Payment Date will be paid to Senior Noteholders until the Class A-1 Noteholders' Interest Distribution Amount (or, in the case of a Monthly Payment Date that is not a Quarterly Payment Date, the Class A-1 Required Interest Deposit Amount) and the Class A-2 Noteholders' Interest Distribution Amount for such Monthly Payment Date have been paid in full. See "--Subordination" herein.

  The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds (or Monthly Available Funds) exceeds the amount of cash in the Reserve Account, Senior Noteholders or Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders could result which could, in turn, increase the average life of the Senior Notes or the Subordinate Notes. Amounts on deposit in the Reserve Account will not be available in any respect until the Parity Date to cover any aggregate unpaid Senior Noteholders' Interest Carryover or Subordinate Noteholders' Interest LIBOR Carryover and after the Parity Date only amounts on deposit in the Reserve Account that (after paying, for Quarterly Payment Dates occurring after the Revolving Period, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period) are in excess of the Specified Reserve Account Balance will be available therefor.

  Class A-1 Interest Account. Pursuant to the Administration Agreement, the Class A-1 Interest Account will be established and maintained by the Administrator with the Indenture Trustee and will be an asset of the Trust. On each Monthly Payment Date that is not a Quarterly Payment Date the Class A-1 Interest Required Deposit Amount shall be deposited into the Class A-1 Interest Account for the sole benefit of the Class A-1 Noteholders. On each Quarterly Payment Date an amount equal to the sum of the amounts deposited into the Class A-1 Interest Account on the two preceding Monthly Payment Dates will be distributed to the Class A-1 Noteholders to pay accrued and unpaid interest (excluding any Class A-1 Noteholders' Interest T-Bill Carryover) due on Class A-1 Notes for such Quarterly Payment Date. The deposit of the Class A-1 Interest Required Deposit Amount into the Class A-1 Interest Account on the two Monthly Payment Dates preceding each Quarterly Payment Date is intended to enhance the likelihood that payment of the full amount of accrued and unpaid interest (excluding any Class A-1 Noteholders' Interest T-Bill Carryover) due on the Class A-1 Notes on such Quarterly Payment Date will be paid and to maintain the pari passu nature of the interest distributions on the Class A-1 and Class A-2 Notes notwithstanding that the former pay interest quarterly and the later monthly.

  Subordination. While the Class A-1 and Class A-2 Notes will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Notes will receive no payments of principal until the Class A-1 Notes have received payments of principal in an amount sufficient to reduce the principal balance of the Class A-1 Notes to the Class A-1 Planned Balance for such Quarterly Payment Date and the Class A-1 Notes will not receive any payments of principal on any Quarterly Payment Date in excess of such amount for such Quarterly Payment Date unless the Class A-2 Notes have been paid in full; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata to the Class
A-1 Notes and the Class A-2 Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Senior Notes until the aggregate principal balance of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Monthly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest on such date, and the rights of the Subordinated Noteholders to receive payments of principal on any Quarterly Payment Date are subordinated to the rights of the Noteholders to receive payments of interest and principal on such date. The Subordinate Noteholders will not be entitled to any payments of principal until the Notes are paid in full.

TERMINATION

  Certain information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

  Any Financed Student Loans remaining in the Trust as of the end of the
Collection Period immediately preceding the      Quarterly Payment Date will be
offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on such Quarterly Payment Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the Purchase Amount of such Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date or
(y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Quarterly Payment Date to zero and (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date, if any (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable
bids to purchase the Financed Student Loans on either the      Quarterly
Payment Date or any subsequent Quarterly Payment Date.

  Optional Redemption

  The Company, or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date, if the then outstanding Pool Balance is 20% or less of the aggregate initial principal balance of the Notes, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Notes concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders therefrom, will be conveyed and transferred to the Company or such assignee.

                                CERTAIN FEDERAL
                     INCOME TAX AND STATE TAX CONSEQUENCES

  The Senior Notes provide for stated interest at a floating rate based upon the T-Bill Rate (in the case of the Class A-1 Notes) and upon LIBOR (in the case of the Class A-2 Notes), but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as original issue discount or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest, except in circumstances not relevant to this discussion. While (because of the Senior Noteholders' Interest Carryover) the tax treatment of interest on the Senior Notes, including, in particular, interest equal to the Senior Noteholders' Interest Carryover amounts, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to holders of Senior Notes as OID or as contingent interest.

  Prospective purchasers should see "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for a discussion of the application of certain federal income tax laws and certain state tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

  The Senior Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Senior
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Senior Notes (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation (the "Underwriter") and the Underwriter has agreed to purchase all of the Senior Notes. The Underwriter has agreed to reimburse the Seller for certain expenses relating to the issuance and distribution of the Senior Notes.

  The Seller has been advised by the Underwriter that it proposes to offer the Senior Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such
prices less a concession of   % per Senior Note; that the Underwriter and such
dealers may allow a discount of   % per Senior Note on sales to certain other
dealers; and that after the initial public offering of the Senior Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

  Until the distribution of the Senior Notes is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Senior Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Senior Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Senior Notes.

  If the Underwriter creates a short position in the Senior Notes in connection with the offering, i.e., if it sells more Senior Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Senior Notes in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases.

  Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Senior Notes. In addition, neither the Seller nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

  The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

                                 LEGAL MATTERS

  Certain legal matters relating to the Senior Notes will be passed upon for the Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana and for the Underwriter by Brown & Wood LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of Loan Services, USA Group Guarantee Services, Inc. and USA Funds, was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart. Certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood LLP and certain Indiana state income and corporate income tax and other matters will be passed upon for the Trust by Krieg DeVault Alexander & Capehart.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Notes of SMS Student Loan Trust 1996-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed certificates issues.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as the case may be, will instruct the respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or

Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

  U.S. Person. As used herein the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) any other person whose income or gain in respect of a Senior Note is effectively connected with the conduct of a United States trade or business, or
(v) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                       PAGE
                                                                   -------------
Add-on Consolidation Loans........................................ S-8,S-35,S-56
Additional Fundings...............................................           S-9
Additional Guarantor..............................................           S-5
Additional Student Loans..........................................           S-5
Administration Agreement..........................................           S-4
Administration Fee................................................          S-15
Administrator.....................................................           S-4
Available Funds...................................................          S-59
Cede..............................................................           S-2
CEDEL.............................................................           S-3
CEDEL Participants................................................          S-51
Citibank.......................................................... S-3,S-50,S-52
Class A-1 Calculation Period......................................          S-16
Class A-1 Calculation Rate........................................          S-16
Class A-1 Interest Account........................................          S-13
Class A-1 Interest Required Deposit Amount........................     S-16,S-61
Class A-1 Planned Balance.........................................          S-48
Class A-1 Note Final Maturity Date................................     S-20,S-49
Class A-1 Note Rate...............................................     S-15,S-45
Class A-1 Noteholders.............................................          S-16
Class A-1 Noteholders' Interest Carryover Shortfall...............          S-61
Class A-1 Noteholders' Interest Distribution Amount...............          S-61
Class A-1 Noteholders' Interest LIBOR Carryover...................          S-18
Class A-1 Noteholders' Interest T-Bill Carryover..................          S-18
Class A-1 Notes...................................................       S-1,S-3
Class A-1 Note Final Maturity Date................................          S-20
Class A-1 Note Rate...............................................          S-15
Class A-1 Note T-Bill Rate........................................          S-45
Class A-1 T-Bill Calculation Rate.................................          S-16
Class A-2 Noteholders' Interest Carryover Shortfall...............          S-61
Class A-2 Noteholders' Interest Distribution Amount...............          S-61
Class A-2 Noteholders' Interest LIBOR Carryover...................          S-18
Class A-2 Final Maturity Date.....................................          S-49
Class A-2 Note Final Maturity Date................................     S-20,S-49
Class A-2 Note LIBOR Rate.........................................     S-16,S-45
Class A-2 Noteholders.............................................          S-17
Class A-2 Note Rate...............................................    S-16, S-45
Class A-2 Notes...................................................       S-1,S-3
Class A-2 Rate....................................................          S-43
Closing Date......................................................           S-4
Collateral Reinvestment Account...................................           S-9
Collection Account................................................          S-10
Collection Period.................................................           S-6
Company...........................................................       S-2,S-4
Cooperative.......................................................          S-52
Cutoff Date.......................................................           S-4

                                                                       PAGE
                                                                   -------------
Deferral..........................................................          S-39
Department........................................................       S-2,S-5
Depositaries......................................................          S-52
Determination Date................................................          S-58
DOE Data Book.....................................................          S-43
DTC...............................................................       S-2,S-3
Early Amortization Event..........................................          S-54
Eligible Lender Trustee...........................................       S-1,S-4
Euroclear.........................................................           S-3
Euroclear Participants............................................          S-52
Euroclear Operator................................................          S-52
Excess Spread.....................................................          S-55
Exchange Act......................................................           S-2
Exchanged Financed Student Loan...................................          S-55
Exchanged Serial Loan.............................................          S-55
Expected Interest Collections.....................................     S-17,S-46
Federal Origination Fee...........................................          S-30
Financed Student Loans............................................       S-1,S-5
Forbearance.......................................................          S-39
Global Securities.................................................          S-68
Grace.............................................................          S-39
Guarantors........................................................           S-5
ICSAC.............................................................       S-2,S-5
In-School.........................................................          S-39
Indenture.........................................................          S-15
Indenture Trustee.................................................           S-4
Index Maturity....................................................          S-50
Indirect Participants.............................................          S-51
Initial Financed Student Loans....................................           S-4
Initial Guarantor.................................................       S-2,S-5
Initial Guarantors................................................       S-2,S-5
Initial Pool Balance..............................................           S-4
LIBOR.............................................................          S-50
LIBOR-based Notes.................................................      S-2,S-16
LIBOR-based Note Rates............................................          S-16
LIBOR Determination Date..........................................          S-50
LIBOR Reset Period................................................          S-50
Liquidated Student Loans..........................................          S-59
Liquidation Proceeds..............................................          S-59
Loan Purchase Amount..............................................      S-6,S-54
Loan Sale Agreement...............................................           S-4
Loan Services.....................................................       S-2,S-4
Lock-In Period....................................................          S-49
Minimum Purchase Price............................................     S-21,S-66
Monthly Available Funds...........................................          S-59
Monthly Collection Period.........................................          S-58
Monthly Interest Period...........................................     S-17,S-45
Monthly Payment Date.............................................. S-2,S-12,S-17
Monthly Rebate Fee................................................          S-30
Morgan............................................................     S-3, S-52
NBD...............................................................           S-3

                                                                         PAGE
                                                                      ----------
NBD Trust Agreement..................................................        S-3
New Loan.............................................................   S-6,S-54
New Loans............................................................   S-6,S-54
91-day Treasury Bills................................................       S-49
Non-U.S. Person......................................................       S-71
Note LIBOR Rates.....................................................       S-16
Note Rates...........................................................       S-16
Noteholders..........................................................       S-17
Noteholders' Distribution Amount.....................................       S-61
Noteholders' Interest Distribution Amount............................       S-62
Notes................................................................    S-1,S-3
OID..................................................................       S-66
Obligors.............................................................       S-22
Parity Date..........................................................       S-11
Participants.........................................................       S-51
Plan.................................................................       S-67
Pool Balance.........................................................       S-21
Principal Distribution Adjustment....................................       S-62
Principal Distribution Amount........................................       S-62
Purchase Amount......................................................       S-21
Purchase Collateral Balance..........................................   S-6,S-54
Purchase Premium Amount..............................................   S-6,S-54
Quarterly Interest Period............................................ S-16, S-43
Quarterly Payment Date...............................................   S-2,S-16
Realized Losses......................................................       S-62
Record Date..........................................................       S-17
Reference Banks......................................................       S-51
Repayment............................................................       S-37
Reserve Account......................................................       S-11
Reserve Account Excess...............................................       S-11
Reserve Account Initial Deposit......................................       S-11
Revolving Period.....................................................   S-6,S-54
Secretary............................................................       S-42
Seller...............................................................    S-1,S-3
Seller Trusts........................................................       S-32
Senior Noteholders...................................................       S-17
Senior Noteholders' Distribution Amount..............................       S-62
Senior Noteholders' Interest Carryover...............................       S-18
Senior Noteholders' Principal Carryover Shortfall....................       S-62
Senior Noteholders' Principal Distribution Amount ...................       S-63
Senior Notes.........................................................    S-1,S-3
Serial Loan..........................................................   S-6,S-55
Serial Loans.........................................................   S-6,S-55
Servicer.............................................................        S-4
Servicer Liability Limit.............................................       S-27
Servicing Fee........................................................       S-14
Servicing Fee Shortfall..............................................       S-58
SMS..................................................................        S-3
Specified Reserve Account Balance....................................  S-12,S-64
Student Loans........................................................        S-4
Student Loan Rate....................................................  S-17,S-46

                                                                         PAGE
                                                                       ---------
Student Loan Rate Accrual Period......................................      S-17
Subordinate Note Final Maturity Date.................................. S-20,S-49
Subordinate Noteholders...............................................      S-17
Subordinate Noteholders' Distribution Amount..........................      S-63
Subordinate Noteholders' Interest Carryover Shortfall.................      S-63
Subordinate Noteholders' Interest Distribution Amount.................      S-63
Subordinate Noteholders' Interest LIBOR Carryover ....................      S-18
Subordinate Noteholders' Principal Carryover Shortfall................      S-63
Subordinate Noteholders' Principal Distribution Amount................      S-63
Subordinate Note LIBOR Rate........................................... S-16,S-46
Subordinate Note Rate................................................. S-16,S-45
Subordinate Notes.....................................................   S-1,S-3
T-Bill Rate...........................................................      S-49
Terms and Conditions..................................................      S-52
Transfer Agreement....................................................       S-6
Transfer and Servicing Agreements.....................................      S-54
Transfer Date.........................................................      S-56
Trust.................................................................   S-1,S-3
Trust Agreement.......................................................       S-4
Underwriter...........................................................      S-67
Underwriting Agreement................................................      S-67
USA Funds.............................................................   S-2,S-5
U.S. Person...........................................................      S-71

                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
PROSPECTUS

                          THE SMS STUDENT LOAN TRUSTS
                               ASSET-BACKED NOTES
                           ASSET-BACKED CERTIFICATES

                                  -----------

                   USA GROUP SECONDARY MARKET SERVICES, INC.,
                                     SELLER

                                  -----------

  The Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Notes and, unless otherwise specified in the related Prospectus Supplement, one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to a Trust Agreement to be entered into among USA Group Secondary Market Services, Inc., as seller of the Student Loans (as defined below) (the "Seller"), an affiliate of the Seller specified in the related Prospectus Supplement (the "Company") and the Eligible Lender Trustee specified in the related Prospectus Supplement (the "Eligible Lender Trustee"). The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The property of each Trust will include a pool of education loans to students and parents of students (the "Student Loans"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement and certain other property, all as described herein and in the related Prospectus Supplement.

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Student Loans, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, guarantee payments, liquidations and repurchases of Student Loans) on the related Student Loans. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

  EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF SUCH SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, USA GROUP SECONDARY MARKET SERVICES, INC. OR ANY OF ITS AFFILIATES. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 14 AND IN THE RELATED PROSPECTUS SUPPLEMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
     TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a
                             Prospectus Supplement.

                                  -----------

                  The date of this Prospectus is      , 1997.

                             AVAILABLE INFORMATION

  USA Group Secondary Market Services, Inc. ("SMS"), as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including SMS, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by SMS, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  SMS will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to President, USA Group Secondary Market Services, Inc., 8350 Craig Street, Indianapolis, Indiana 46250 (Telephone: (317) 594-
1981).

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
SUMMARY OF TERMS...........................................................   6
RISK FACTORS...............................................................  14
  Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans...............................................  14
  Failure to Comply with Student Loan Origination and Servicing Procedures for Private Student Loans...............................................  15
  Variability of Actual Cash Flows; Inability of Related Indenture Trustee
   to Liquidate Student Loans..............................................  15
  Unsecured Nature of Student Loans; Financial Status of Federal Guarantor.  16
  Default Risk on Certain Financed Student Loans ..........................  16
  Fees Payable on Certain Financed Student Loans...........................  17
  Change in Law............................................................  17
  Subordination; Limited Assets............................................  18
  Use of the Pre-Funding Account or Collateral Reinvestment Account to Make
   Additional Fundings.....................................................  18
  Maturity and Prepayment Assumptions......................................  19
  Servicer Default.........................................................  20
  Certain Legal Aspects....................................................  20
  Book-Entry Registration..................................................  21
FORMATION OF THE TRUSTS....................................................  21
  The Trusts...............................................................  21
  Eligible Lender Trustee..................................................  21
USE OF PROCEEDS............................................................  22
USA GROUP, SMS, THE SELLER AND THE SERVICER................................  22
  USA Group................................................................  22
  SMS......................................................................  23
  The Seller...............................................................  23
  The Servicer.............................................................  23
THE STUDENT LOAN POOLS.....................................................  24
  General..................................................................  24
  Origination and Marketing Process........................................  24
  Servicing and Collections Process........................................  25
  Claims and Recovery Rates................................................  25
FEDERAL FAMILY EDUCATION LOAN PROGRAM......................................  26
  General..................................................................  26
  Legislative and Administrative Matters...................................  26
  Eligible Lenders, Students and Educational Institutions..................  27
  Financial Need Analysis..................................................  28
  Special Allowance Payments...............................................  28
  Federal Stafford Loans...................................................  28
    Interest...............................................................  28
    Interest Subsidy Payments..............................................  29
    Loan Limits............................................................  29
    Repayment..............................................................  30
    Grace Periods, Deferral Periods, Forbearance Periods...................  30
  Federal Unsubsidized Stafford Loans......................................  30
  Federal PLUS and Federal SLS Loan Programs...............................  31
    Loan Limits............................................................  31
    Interest...............................................................  31
    Repayment, Deferments..................................................  31
  Federal Consolidation Loan Program.......................................  32

  Federal Guarantors........................................................  33
  Federal Insurance and Reinsurance of Federal Guarantors...................  34
PRIVATE STUDENT LOAN PROGRAMS...............................................  35
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................................  35
POOL FACTORS AND TRADING INFORMATION........................................  36
DESCRIPTION OF THE NOTES....................................................  37
  General...................................................................  37
  Principal and Interest on the Notes.......................................  37
  The Indenture.............................................................  38
    Modification of Indenture...............................................  38
    Events of Default; Rights Upon Event of Default.........................  39
    Certain Covenants.......................................................  40
    Annual Compliance Statement.............................................  41
    Indenture Trustee's Annual Report.......................................  41
    Satisfaction and Discharge of Indenture.................................  41
    The Indenture Trustee...................................................  41
DESCRIPTION OF THE CERTIFICATES.............................................  41
  General...................................................................  41
  Principal and Interest in Respect of the Certificates.....................  42
CERTAIN INFORMATION REGARDING THE SECURITIES................................  43
  Fixed Rate Securities.....................................................  43
  Floating Rate Securities..................................................  43
  Book-Entry Registration...................................................  43
  Definitive Securities.....................................................  44
  List of Securityholders...................................................  45
  Reports to Securityholders................................................  45
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........................  46
  General...................................................................  46
  Sale of Student Loans; Representations and Warranties.....................  46
  Additional Fundings.......................................................  47
  Accounts..................................................................  47
  Servicing Procedures......................................................  48
  Payments on Student Loans.................................................  48
  Servicer Covenants........................................................  49
  Servicer Compensation.....................................................  49
  Distributions.............................................................  49
  Credit and Cash Flow Enhancement..........................................  50
    General.................................................................  50
    Reserve Account.........................................................  50
  Statements to Indenture Trustee and Trust.................................  51
  Evidence as to Compliance.................................................  51
  Certain Matters Regarding the Servicer....................................  52
  Servicer Default..........................................................  52
  Rights Upon Servicer Default..............................................  53
  Waiver of Past Defaults...................................................  53
  Amendment.................................................................  53
  Insolvency Event..........................................................  54
  Payment of Notes..........................................................  54
  Company Liability.........................................................  54
  Termination...............................................................  55
    Optional Redemption.....................................................  55
    Auction of Student Loans................................................  55

  Administration Agreement..................................................  55
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS..................................  56
  Transfer of Student Loans.................................................  56
  Consumer Protection Laws..................................................  57
  Loan Origination and Servicing Procedures Applicable to Student Loans.....  57
  Student Loans Generally Not Subject to Discharge In Bankruptcy............  58
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  58
  Tax Characterization of the Trust.........................................  58
  Tax Consequences to Holders of the Notes..................................  59
    Treatment of the Notes as Indebtedness..................................  59
    Original Issue Discount.................................................  59
    Interest Income on the Notes............................................  59
    Sale or Other Disposition...............................................  60
    Foreign Holders.........................................................  60
    Backup Withholding......................................................  61
    Possible Alternative Treatments of the Notes............................  61
  Tax Consequences to Holders of the Certificates...........................  61
    Treatment of the Trust as a Partnership.................................  61
    Partnership Taxation....................................................  61
    Computation of Income...................................................  62
    Determining the Bases of Trust Assets...................................  63
    Discount and Premium....................................................  63
    Disposition of Certificates.............................................  63
    Allocations Between Transferors and Transferees.........................  64
    Section 754 Election....................................................  64
    Administrative Matters..................................................  64
    Tax Consequences to Foreign Certificateholders..........................  65
    Backup Withholding......................................................  65
CERTAIN STATE TAX CONSEQUENCES..............................................  66
  Tax Consequences with Respect to the Notes................................  66
  Tax Consequences with Respect to the Certificates.........................  66
ERISA CONSIDERATIONS........................................................  67
  The Notes.................................................................  67
  The Certificates..........................................................  67
PLAN OF DISTRIBUTION........................................................  67
LEGAL MATTERS...............................................................  68
INDEX OF PRINCIPAL TERMS....................................................  69

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms".

Issuer......................  With respect to each series of Securities, the trust to be formed pursuant to a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") among the Seller, the Company and the Eligible Lender Trustee for such Trust (the "Trust" or the "Issuer").

Seller......................  USA Group Secondary Market Services, Inc., a
                               Delaware corporation ("SMS") as seller (the
                               "Seller"). SMS is an affiliate of the Servicer and USA Group, Inc. Because the Seller is not eligible to hold legal title to Federal Student Loans, an eligible lender will hold legal title to Federal Student Loans on behalf of the Seller pursuant to a trust agreement between such eligible lender and the Seller. References to the "Seller" herein include the related eligible lender for all purposes involving the holding or transfer of legal title to the Student Loans.

Servicer....................  USA Group Loan Services, Inc., a Delaware non-
                               profit corporation ("Loan Services"), as servicer, or such other servicer as is specified in the related Prospectus Supplement (the "Servicer"). Loan Services is an affiliate of SMS and USA Group, Inc.

Eligible Lender Trustee.....  For each trust, such entity as is specified as the Eligible Lender Trustee in the related
                               Prospectus Supplement.

Indenture Trustee...........  With respect to each series of Securities, the
                               Indenture Trustee specified in the related
                               Prospectus Supplement.

Administrator...............  SMS in its capacity as administrator (the
                               "Administrator").

The Notes...................  Each series of Securities will include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the related Indenture Trustee (as amended and supplemented from time to time, an "Indenture").

                              Unless otherwise specified in the related
                               Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                              Unless otherwise specified in the related
                               Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                              With respect to a series that includes two or
                               more classes of Notes, each class may differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events.

The Certificates............  Each series of Securities will, unless otherwise specified in the related Prospectus Supplement, include one or more classes of Certificates which will be issued pursuant to the related Trust Agreement.

                              Unless otherwise specified in the related
                               Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form. Unless otherwise specified in the related Prospectus Supplement,
                               Certificateholders will be able to receive
                               Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive
                               Securities".

                              Unless otherwise specified in the related
                               Prospectus Supplement, each class of
                               Certificates will have a stated Certificate
                               Balance specified in the related Prospectus
                               Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining the Pass-Through Rate.

                              With respect to a series that includes two or
                               more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events.

                              To the extent specified in the related Prospectus
                               Supplement, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes.

Assets of the Trust.........  The assets of each Trust will include a pool of
                               Student Loans consisting of education loans to students and parents of students

                               ("Student Loans"), which will include rights to receive payments made with respect to such Student Loans and the proceeds thereof. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust (a "Closing Date"), the Seller will sell Student Loans having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (a "Cutoff Date"), to the Eligible Lender Trustee on behalf of the Trust pursuant to a Loan Sale Agreement (as amended and supplemented from time to time, a "Loan Sale Agreement") among the Seller, the related Trust and the related Eligible Lender Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other account identified in the applicable Prospectus Supplement.

                              The Student Loans sold to any Trust will be
                               selected from Student Loans owned or controlled by the Seller based on criteria specified in the applicable Loan Sale Agreement and described herein and in the related Prospectus Supplement.

                              Unless otherwise specified in the applicable
                               Prospectus Supplement, each Student Loan sold to any Trust will, subject to compliance with specific origination and servicing procedures prescribed by federal and guarantor regulations, be guaranteed as to the payment of principal and interest by either (i) a state or private non-profit guarantor (each, a "Federal Guarantor"), which agency is reinsured by the Department of Education (the "Department") for between 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993, and for 100% of death, disability, bankruptcy, closed school and false certification claims paid ("Federal Student Loans"), or (ii) a state or private guarantor (each, a "Private Guarantor" and together with the Federal Guarantors, the "Guarantors") that is not reinsured by the Department ("Private Student Loans"). Amounts paid by a Guarantor pursuant to its guarantee are herein referred to as "Guarantee Payments". See "Federal Family Education Loan Program--Federal Guarantors", "-- Federal Insurance and Reinsurance of Federal Guarantors" and "Private Student Loan Programs".

                              If so provided in the related Prospectus
                               Supplement, during the period (the "Funding
                               Period") from the Closing Date until the first to occur of (i) the amount on deposit in the Pre-Funding Account being less than an amount specified in the related Prospectus Supplement,
                               (ii) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Loan Servicing Agreement or an Administrator Default occurring under the Administration Agreement,
                               (iii) certain events of insolvency occurring with respect to SMS, or (iv) the last day of the Collection Period preceding a Distribution Date specified in the related Prospectus Supplement, an account will be maintained in the name of the Indenture Trustee (the "Pre-Funding Account"). The amount on deposit in the Pre-Funding Account (the "Pre-Funding Amount") on the Closing Date will equal an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and, during the Funding Period, will be reduced from time to time by the amount thereof used to make Additional Fundings.

                              In addition, if so provided in the related
                               Prospectus Supplement, in lieu of a Funding
                               Period, during the period (the "Revolving
                               Period") from the Closing Date until the first to occur of (i) an event described in clauses
                               (ii) or (iii) of the preceding paragraph or of such additional event or events as are described in the related Prospectus Supplement as having such effect (each, an "Early Amortization Event") or (ii) the last day of the Collection Period preceding a Distribution Date specified in the related Prospectus Supplement, an account will be maintained in the name of the Indenture Trustee (the "Collateral Reinvestment Account"). The amount on deposit in the Collateral Reinvestment Account on the Closing Date may, if so specified in the related Prospectus Supplement, include an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and, during the Revolving Period principal will not be distributed on the Securities of the related series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Student Loans that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used to make Additional Fundings.

                              Additional Fundings will consist of one or more
                               of the following, in each case if and to the extent specified in the related Prospectus
                               Supplement: (i) interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans; (ii) payments to purchase from the Seller under certain circumstances certain additional Student Loans, in the case of a Funding Period, made to borrowers who have existing Student Loans that are part of the pool of Student Loans of a series as of the Cutoff Date ("Existing Borrowers") and, in the case of a Revolving Period, made to borrowers which may include, but will not be limited to, borrowers who at the time of such purchase by the Trust have existing Student

                               Loans that are part of such pool; and (iii) payments to fund the origination by the related Trust under certain circumstances of certain additional Student Loans, in the case of a Funding Period, made to Existing Borrowers and, in the case of a Revolving Period, made to borrowers who at the time of such origination have existing Student Loans that are part of the related pool. If so provided in the related Prospectus Supplement, Additional Fundings may continue to occur after the Funding Period or Revolving Period. Additional Fundings occurring after the Funding Period or Revolving Period will be funded from distributions on the related Student Loans in the manner specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements-- Additional Fundings".

Credit and Cash Flow          If and to the extent specified in the related
Enhancement.................   Prospectus Supplement, credit or cash flow
                               enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve
                               Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or other arrangements.
                               Any form of credit or cash flow enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Reserve Account.............  Unless otherwise specified in the related
                               Prospectus Supplement, an account in the name of the related Indenture Trustee (the "Reserve Account") will be established and maintained by the Administrator with the Indenture Trustee in accordance with the directions of the Administrator and will be an asset of the applicable Trust. To the extent specified in the related Prospectus Supplement, the Seller will make an initial deposit into the Reserve Account on the Closing Date having a value equal to the amount specified in the Prospectus Supplement (the "Reserve Account Initial Deposit"); the Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit into the Reserve Account of any remaining Available Funds for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions" in the related Prospectus Supplement.

                              Amounts in the Reserve Account will be available
                               to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed.

Transfer and Servicing        With respect to each Trust, the Seller will sell
Agreements..................   the related Student Loans to such Trust pursuant
                               to a Loan Sale Agreement, with the related
                               Eligible Lender Trustee holding legal title thereto. The rights and benefits of such Trust and the Eligible Lender Trustee under the Loan
                               Sale Agreement will be assigned to the Indenture
                               Trustee as collateral for the Notes of the related series. Pursuant to a Loan Servicing
                               Agreement between the Servicer and the Eligible
                               Lender Trustee (the "Loan Servicing Agreement"), the Servicer will agree with such Trust to be responsible for servicing, managing and maintaining the custody of, and making collections on, the pool of Student Loans and preparing and filing with the Department and the applicable Federal Guarantor all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department in respect of the Federal Student Loans entitled thereto. In addition, the Administrator will undertake certain administrative duties with respect to such Trust under an Administration
                               Agreement.

                              Unless otherwise specified in the related
                               Prospectus Supplement, the Seller will be obligated under the related Loan Sale Agreement to repurchase, and the Servicer will be obligated under the related Loan Servicing Agreement to arrange for the purchase of, any Student Loan if the interest of such Trust therein is materially adversely affected by a breach of any representation, warranty or covenant (including the Servicer's covenant to service all the Student Loans in accordance with applicable laws, restrictions and guidelines) made by the Seller or the Servicer, as the case may be, with respect to the Student Loans, if the breach has not been cured following the discovery by or notice to the Seller or the Servicer, as the case may be, of the breach (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). In the event that Notes of any series remain outstanding and there is a dispute regarding whether the interests of the related Trust are materially adversely affected by any such breach, the determination as to whether the interests of such Trust are so affected will be made by the Indenture Trustee. In such event, the determination of the Indenture Trustee will be dispositive. In the event only Certificates remain outstanding, any such determination will be made by the Eligible Lender Trustee and its determination will be dispositive. In addition, if so specified in the related Prospectus Supplement, the Seller or the Servicer, as the case may be, will be obligated to reimburse such Trust for any accrued interest amounts not guaranteed by a Guarantor due to, or any Interest Subsidy Payments or Special Allowance Payments lost as a result of, a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to any Student Loan. The liability of the Seller or the Servicer, as the case may be, will not exceed the amount that the Guarantor would have paid if the Student Loan had been accepted and paid by the Guarantor as a claim.

                              Unless otherwise specified in the related
                               Prospectus Supplement, the Servicer will receive a fee (the "Servicing Fee") equal to a specified percentage of the Pool Balance, as set forth in the related Prospectus Supplement, together with any other administrative fees and similar charges specified in the related Prospectus Supplement. The Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the dates specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein and in the related Prospectus Supplement.

Termination.................  The obligations of the Seller, the Servicer, the
                               Administrator, the Eligible Lender Trustee and the Indenture Trustee relating to a particular Trust will terminate upon (i) the maturity or other liquidation of the last Student Loan in such Trust and the disposition of any amount received upon liquidation of any such remaining Student Loans, and (ii) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them. See "Description of the Transfer and Servicing Agreements--Termination".

 Optional Redemption........  If the Seller or any other party named in the related Prospectus Supplement exercises its option to purchase the Student Loans of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination-- Optional Redemption", the outstanding Notes will be redeemed and the Certificateholders will receive a distribution as set forth in the related Prospectus Supplement.

 Mandatory Redemption.......  To the extent that amounts on deposit in any Pre-
                               Funding Account or Collateral Reinvestment
                               Account for a series have not been fully applied to Additional Fundings by the Trust by the end of the Funding Period or Revolving Period, respectively, the related Noteholders may receive as a prepayment of principal an amount equal to the amount remaining in such account on the Distribution Date immediately following the end of such period. See "Description of the Notes--Principal and Interest on the Notes".

 Auction of Student Loans...  If so provided in the related Prospectus
                               Supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in such Prospectus Supplement. The Seller and related or unrelated third parties may offer bids for such

                               Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of such Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of such sale will be used to redeem all related Notes and to retire the related Certificates. See "Description of the Transfer and Servicing Agreements--Termination-- Auction of Student Loans".

Tax Considerations..........  Upon the issuance of each series of Securities, except as otherwise provided in the related
                               Prospectus Supplement, Brown & Wood LLP, as federal tax counsel to the applicable Trust ("Federal Tax Counsel"), will deliver an opinion to the effect that, for federal income tax purposes: (i) the Notes of such series will be characterized as debt, and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

                              Unless otherwise specified in the applicable
                               Prospectus Supplement, each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state income tax and franchise tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                              Due to the method of allocation of Trust income
                               to the Certificateholders, cash basis holders may, in effect be required to report income from the Certificates on an accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

                              The Trust with respect to each series of
                               Securities will be established under the laws of the state specified in the related Prospectus Supplement and will be managed by the Administrator in the State of Indiana. See "Certain Federal Income Tax Consequences" for additional information concerning the application of federal tax laws with respect to the Notes and the Certificates.

ERISA Considerations........  Unless otherwise specified in the related
                               Prospectus Supplement, subject to the
                               considerations discussed under "ERISA
                               Considerations" herein and unless otherwise specified in the related Prospectus Supplement, the Notes of each series are eligible for purchase by employee benefit plans.

                              The Certificates may not be acquired by any
                               employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein.

                                  RISK FACTORS

  Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans. The Act, including the implementing regulations thereunder, requires lenders making and servicing student loans and guarantors guaranteeing student loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Act, are summarized herein. See "The Student Loan Pools--The Student Loan Financing Business", "Federal Family Education Loan Program" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under the Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, the lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent.

  With respect to each series of Securities, the Servicer will agree pursuant to the related Loan Servicing Agreement to perform servicing and collection procedures on behalf of each Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans may result in the Department's refusal to make reinsurance payments to the Federal Guarantor or to make Interest Subsidy Payments and Special Allowance Payments to the related Eligible Lender Trustee with respect to such Federal Student Loans or in the Federal Guarantor's refusal to honor its Guarantee Agreements with the related Eligible Lender Trustee with respect to such Federal Student Loans. Failure of the Federal Guarantor to receive reinsurance payments from the Department could adversely affect the Federal Guarantor's ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the related Notes and Certificates.

  If a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to a Federal Student Loan has a material adverse effect on the interest of the related Trust therein and such breach is not cured within any applicable cure period, unless otherwise specified in the Prospectus Supplement, with respect to a given series of Securities such Trust will have the right under the related Loan Sale Agreement and Loan Servicing Agreement to cause the Seller to repurchase, or the Servicer to arrange for the purchase of, such Federal Student Loan. In addition, unless otherwise specified in the Prospectus Supplement with respect to a given series of Securities, each Trust will have the right, under certain circumstances specified in the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller or the Servicer, as the case may be, to reimburse such Trust for any accrued interest amounts not guaranteed by a Federal Guarantor, or any Interest Subsidy Payments and Special Allowance Payments lost with respect to a Federal Student Loan as a result of a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to such Federal Student Loan. The repurchase and reimbursement obligations of the Seller and the Servicer will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders or the related Noteholders for any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "-- Servicer Covenants". There can be no assurance, however, that the Seller will have the financial resources, or the Servicer will have the ability, to meet these obligations. The failure of the Seller to so repurchase, or the Servicer to arrange for the repurchase of, a Federal Student Loan would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of such Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under each Indenture or permit the exercise of remedies thereunder.

  On April 29, 1994, the Department published regulations amending the Student Assistance General Provisions and Federal Family Education Loan Program regulations effective July 1, 1994. These regulations (which were published in final form on November 29, 1994), among other things, establish requirements governing contracts between holders of Federal Student Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantor's or lender's participation in the Federal Family Education Loan Program, and establish sanctions for third-party servicers.

  Under these regulations, a third-party servicer such as the Servicer is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if a servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other Federal Family Education Loan Program requirements, the new regulations may authorize the Department to fine the servicer or limit, suspend, or terminate the servicer's eligibility to contract to service Federal Student Loans. The effect of such a limitation, suspension, or termination on a servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. No assurance exists that the Servicer will not be held liable by the Department for liabilities arising out of its Federal Family Education Loan Program activities for a Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If the Servicer were so held liable or its eligibility limited, suspended, or terminated, its ability to properly service Student Loans and to satisfy its obligation to arrange the purchase of loans as to which it breaches its covenants under the applicable Servicing Agreement could be adversely affected. In such event, a Servicer Default under the related Servicing Agreement could occur resulting in the removal of the Servicer and the appointment of a substitute Servicer by the Indenture Trustee or the holders of Notes of the related series evidencing not less than 75% in principal amount of such then outstanding Notes. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default".

  Failure to Comply with Student Loan Origination and Servicing Procedures for Private Student Loans. The programs under which Private Student Loans will be insured prescribe rules and procedures applicable to originating and servicing Private Student Loans, which procedures will be similar to those set forth above with respect to Federal Student Loans. Failure to make or service properly a Private Student Loan in accordance with those procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments from the Private Guarantor. Loss of such Guarantee Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes and the Certificates. Under certain circumstances the Trust has the right, pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, to cause the Seller to repurchase, or the Servicer to purchase, a Private Student Loan. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". There can be no assurance, however, that the Seller or the Servicer will have the financial resources to do so.

  Variability of Actual Cash Flows; Inability of Related Indenture Trustee to Liquidate Student Loans. Amounts received with respect to the Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Student Loans will affect the amount of Available Funds on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders of the related series on such Distribution Date. Moreover, failures by student loan borrowers generally to pay timely the principal and interest due on their student loans could obligate the respective Federal Guarantor to make payments thereon, which could adversely affect the solvency of the Federal Guarantor and its ability to meet its guarantee obligations (including with respect to the Student Loans). The inability of any Federal Guarantor to meet its guarantee obligations could reduce the amount of principal and interest paid to the Securityholders of the related series on a Distribution Date. The effect of such factors, including the effect on a Federal Guarantor's ability to meet its guarantee obligations with respect to the

Student Loans, on a Trust's ability to pay principal and interest with respect to the Securities, is impossible to predict. Pursuant to the 1992 Amendments, under Section 432(o) of the Act if the Department has determined that a Federal Guarantor is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those of the Federal Guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Federal Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

  If an Event of Default occurs under the related Indenture, subject to certain conditions, the related Indenture Trustee is authorized, without the consent of the Certificateholders of the related series, to sell the Student Loans pledged thereunder. There can be no assurance, however, that the related Indenture Trustee will be able to find a purchaser for the Student Loans in a timely manner or that the market value of such Student Loans is equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. If the proceeds of any such sale, together with amounts then available in any Reserve Account or pursuant to any other credit enhancement specified as being available therefor in the related Prospectus Supplement, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders of the related series will suffer a loss. In such circumstances, the Certificateholders, to the extent the Certificates of such series are subordinated to the Notes of such series, will also suffer a loss.

  Unsecured Nature of Student Loans; Financial Status of Federal Guarantor. The Act and the programs under which Private Student Loans are insured require all Student Loans to be unsecured. As a result, the only security for payment of the Student Loans are the Guarantee Agreements between the related Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Student Loans could result in a failure by the Guarantor to make Guarantee Payments to such Eligible Lender Trustee. One of the primary causes of a possible deterioration in a Guarantor's financial status is the amount and percentage of defaulting Student Loans guaranteed by a Federal Guarantor. Moreover, to the extent that default reimbursement claims submitted by a Federal Guarantor for any fiscal year exceed certain specified levels, the Department's obligation to reimburse the Federal Guarantor for default claim losses is reduced on a sliding scale from 100% to a minimum of 80% (98% to 78%, respectively, for default claim losses for Federal Student Loans made on or after October 1, 1993). Death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department. Private Guarantors are not entitled to any federal reinsurance or assistance from the Department. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the Private Student Loans. No assurance exists that any Guarantor will have the financial resources to make all Guarantee Payments to a given Trust in respect of the related Student Loans that may arise from time to time. See "The Federal Family Education Loan Program--Guarantors" and "--Federal Insurance and Reinsurance of Guarantee Federal Agencies".

  Default Risk on Certain Financed Student Loans. Under the Omnibus Budget Reconciliation Act of 1993, Financed Student Loans first disbursed on or after October 1, 1993 are 98% insured by the applicable Guarantor. As a result, to the extent a borrower of such a Financed Student Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Financed Student Loan. A defaulted loan will be fully assigned to the applicable Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Financed Student Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower and a closing of or false certification by the borrower's school regardless of disbursement date.

  Fees Payable on Certain Financed Student Loans. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders or the Certificateholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Securities and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Funding Period), which fee will be deducted by the Department out of Interest Subsidy and Special Allowance Payments. If sufficient Interest Subsidy and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee will be deferred by the Department until sufficient Interest Subsidy and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders or Certificateholders. The offset of Interest Subsidy and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of Available Funds (or Monthly Available Funds) from which payments to Noteholders and Certificateholders may be made. Furthermore, any offset of Interest Subsidy and Special Allowance Payments will further reduce the Student Loan Rate.

  Change in Law. No assurance can be made that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the guaranteed student loans made thereunder, including the Student Loans, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by the Federal Guarantors in order to achieve reductions in federal spending. No assurance can be made that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors.

  On August 10, 1993, President Clinton signed the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Student Loans certain fees and affecting the Department's financial assistance to Federal Guarantors, including reducing the percentage of claim payments the Department will reimburse to Federal Guarantors and reducing more substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain. In addition, such legislation contemplates replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The transition from the Federal Student Loan programs to the new program may involve increasing reductions in the volume of loans made under the existing programs. The volume of new Student Loans held and serviced by SMS and the Servicer may decrease due to the new program. Such entities have not experienced such a reduction to date and any such reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, SMS or the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held and serviced by SMS and the Servicer is reduced. Such cost increases could affect the ability of the Seller or the Servicer to satisfy their respective obligations to repurchase Student Loans in the event of certain breaches of its representations and warranties as Seller or of its covenants as Servicer and, in the case of the Servicer, to service the Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Such volume reductions could also reduce revenues received by the Federal Guarantors that are available to pay claims on defaulted Federal Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans.

  The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Student Loans and, to the extent provided in the related Prospectus Supplement, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of such series will be insured or guaranteed by the Seller, the Servicer, the applicable Eligible Lender Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Student Loans and, if and to the extent available, amounts on deposit in the Reserve Account (if any) and other credit enhancement (if any), all as specified in the related Prospectus Supplement.

  Use of the Pre-Funding Account or Collateral Reinvestment Account to Make Additional Fundings. The use of a Pre-Funding Account or Collateral Reinvestment Account to add Student Loans to a Trust after the applicable Closing Date will cause the aggregate characteristics of the entire pool of Student Loans with respect to such Trust, including, if and to the extent set forth in the related Prospectus Supplement, the composition of such pool and in the case of a Revolving Period, of the borrowers thereof, the applicable Guarantors thereof (if, as may be so specified in the related Prospectus Supplement, the Guarantors with respect to Student Loans added after the Closing Date may include Guarantors other than those represented in pool as of the Closing Date and named in such Prospectus Supplement) and the distribution by loan type, interest rate, principal balance and remaining term to stated maturity to vary, possibly significantly, from those of the applicable pool as existing on the Closing Date and described in the related Prospectus Supplement.

  If, as to any series for which a Pre-Funding Account or Collateral Reinvestment Account is provided, the sum of (i) the principal amount plus accrued interest thereon to be capitalized upon repayment of eligible Student Loans acquired by or originated on behalf of the related Trust during the Funding Period or Revolving Period, as the case may be, less the principal amount of the Student Loans sold to the Seller or prepaid by the related Trust during such applicable period in connection with the making of Federal Consolidation Loans or such other types of Student Loans as may be specified in the related Prospectus Supplement, and (ii) the amount of interest on the Student Loans capitalized and not paid currently by or on behalf of the borrowers during such applicable period is less, in the case of the Funding Period, than the Pre-Funded Amount or, in the case of the Revolving Period, than the amount on deposit in the Collateral Reinvestment Account at the end of the Revolving Period, the related Trust will have insufficient opportunities to make Additional Fundings during the Funding Period or Revolving Period, as the case may be, thereby resulting in a prepayment of principal to Noteholders or Certificateholders as described in the following paragraph. In addition, as to any series for which a Collateral Reinvestment Account is provided, the making of Additional Fundings during the Revolving Period at a rate lower than that expected by the Seller could cause a build-up of funds in the Collateral Reinvestment Account at such a level as to cause an Early Amortization Event, also thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph. Also, any conveyance of Student Loans to a Trust through Additional Fundings is subject to the following conditions, among others: (i) each such Student Loan must satisfy the eligibility criteria specified in the related Loan Sale Agreement; and (ii) the Seller will not select such Student Loans in a manner that it believes is materially adverse to the interests of the related Noteholders or the Certificateholders.

  To the extent that amounts on deposit in the Pre-Funding Account or Collateral Reinvestment Account for a series have not been fully applied to Additional Fundings by the Trust by the end of the Funding Period or Revolving Period, as the case may be, the related Noteholders or Certificateholders may receive as a prepayment of principal an amount equal to the amount remaining in the Pre-Funding Account or Collateral Reinvestment Account, as the case may be, on the Distribution Date immediately following the end of such period. It is anticipated that, in the case of each series, the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account or Collateral Reinvestment Account, as the case may be, and that therefore there may be at least a nominal amount of principal prepaid to the Noteholders or Certificateholders. In addition, various events (including, in the case of a Revolving Period, Early Amortization Events) could cause any Funding Period or Revolving Period to end prior to the last day of the Collection Period set forth in the related Prospectus Supplement. See also "Maturity and Prepayment Assumptions" in the related Prospectus Supplement regarding the risk to Noteholders and Certificateholders of prepayments in connection with the making of Federal Consolidation Loans both during and after the Funding Period.

  Maturity and Prepayment Assumptions. All the Student Loans are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments).) The rate of prepayments on the Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates and the availability of alternative financing. In addition, unless otherwise specified in the Prospectus Supplement for a given series of Securities, under certain circumstances, the Seller or the Servicer will be obligated to purchase or arrange for the purchase of Student Loans from the Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Moreover, a borrower of Federal Student Loans may elect to borrow a Federal Consolidation Loan to consolidate and refinance such Federal Student Loans. The related Prospectus Supplement will describe the circumstances under which such Trust may originate or acquire the resulting Federal Consolidation Loan. No assurance can be made that borrowers with Federal Student Loans will not seek to obtain Federal Consolidation Loans with respect to such Federal Student Loans or, if they do so, that such Federal Consolidation Loans will be held by the related Eligible Lender Trustee on behalf of the Trust. See "The Federal Family Education Loan Program".

  On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended as a result of Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods, which may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates. See "The Federal Family Education Loan Program" and "Private Student Loan Programs". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event occurs with respect to the Company and "-- Termination" regarding the Seller's option to repurchase the Student Loans.

  Noteholders and Certificateholders should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield. See "Weighted Average Life of the Securities".

  Servicer Default. Unless otherwise specified in the related Prospectus Supplement with respect to a given series of Securities, in the event of (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer, (b) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement, (c) any limitation, suspension or termination by the Secretary of Education (the "Secretary") of the Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or (d) an Insolvency Event with respect to the Servicer occurs (collectively, a "Servicer Default"), the Indenture Trustee or 75% (by principal amount) of the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Eligible Lender Trustee or any of the Certificateholders with respect to such series. Moreover, only the Indenture Trustee or the Noteholders with respect to such series, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders with respect to such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

  Certain Legal Aspects. The Seller will warrant to each Trust in the related Loan Sale Agreement that the sale of the Student Loans by the Seller to such Trust is a valid sale of the Student Loans by the Seller to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Student Loans by the Seller to such Trust should instead be treated as a pledge of such Student Loans to secure a borrowing of such debtor, delays in payments of collections of Student Loans to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Student Loans by the Seller to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Student Loans to such Trust may have priority over such Trust's interest in such Student Loans. If the conveyance of the Student Loans by the Seller is treated as a sale, the Student Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. See "Certain Legal Aspects of the Student Loans--Transfer of Student Loans".

  If an Insolvency Event with respect to the Company (which will be, unless otherwise specified in the related Prospectus Supplement, an affiliate of SMS, as set forth in such Prospectus Supplement) occurs, the Indenture Trustee will, except under certain limited circumstances, promptly sell, dispose of or otherwise liquidate the related Student Loans in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Student Loans will be treated as collections on the Student Loans and deposited in the Collection Account of the related Trust. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) with respect to any Trust and any amounts available from any credit enhancement, if any, are not sufficient to pay the Notes and Certificates of the related series in full, the amount of principal returned to Noteholders or Certificateholders will be reduced and Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event".

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Student Loans. In addition, the remedies available to the related Indenture Trustee or the Noteholders of the related series upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws.

  Book-Entry Registration. Each class of the Notes and the Certificates of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Eligible Lender Trustee as "Noteholders", "Certificateholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Indenture and Trust Agreement, as the case may be). Hence, unless and until Definitive Securities (as defined below) are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                            FORMATION OF THE TRUSTS

THE TRUSTS

  With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of (a) a pool of Student Loans, legal title to which is held by the related Eligible Lender Trustee on behalf of each Trust, (b) all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable Cutoff Date and (c) all moneys and investments on deposit in the Collection Account, any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain possession of the promissory notes representing the Student Loans and the other documents related thereto as custodian for each Trust and the related Eligible Lender Trustee.

  The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

ELIGIBLE LENDER TRUSTEE

  The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related Loan Sale Agreement and will enter into a Guarantee Agreement with each of the Guarantors with respect to such Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans and Private Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any Federal Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Federal Student Loans. See "The Federal Family Education Loan Program--Eligible Lenders, Students and Institutions" and "--Federal Insurance and Reinsurance of Federal Guarantors". An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related Trust Agreement and the related Loan Sale Agreement. An Eligible Lender Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                USE OF PROCEEDS

  Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of Securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the Closing Date from the Seller and to make the initial deposit into the Reserve Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

                  USA GROUP, SMS, THE SELLER AND THE SERVICER

USA GROUP

  USA Group, Inc. ("USA Group"), a Delaware nonprofit corporation, is the indirect or direct parent corporation of United Student Aid Funds, Inc. ("USA Funds"), which is a Federal Guarantor, Loan Services, SMS, USA Group Guarantee Services, Inc. ("USA Group Guarantee Services"), and USA Group Enterprises, Inc.

  The purposes of USA Group are exclusively charitable and educational. The primary mission of USA Group is to provide overall direction and strategic planning to its nonprofit member corporations and its for profit subsidiaries. USA Group's corporate objectives are:

  --to foster education and encourage the continuation of studies;

  --to promote, provide, and participate in means for the attainment of higher education;

  --to establish, maintain, administer, and expend funds in furtherance and in support of education objectives, activities, and projects;

  --to provide a central clearing point for information, conferences, and other exchanges;

  --to perform servicing functions for the holders of loans that enable students to attend universities, colleges, and schools;

  --to otherwise advance the cause of education finance and support to students at universities, colleges, and schools.

  To fulfill its corporate mission and objectives, USA Group provides administrative, financial, and various other corporate support services to its member corporations and subsidiaries.

  The affiliate corporations of USA Group provide education finance services in a variety of forms. Those education finance services provided by USA Group affiliated corporations currently include (i) maintaining facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) providing guarantees for education loans made pursuant to the Act as well as for loans made under Private Loan Programs; (iii) assisting guarantee agencies in managing and maintaining their education loan programs; (iv) serving pursuant to designation by the state or territory as guarantor for the education loan programs of Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming, and certain Pacific Islands; (v) performing achievement and need-based scholarship processing for corporations, foundations and benefit societies;
(vi) offering financial management services to certain guarantee agencies to assist them in planning for the future and in meeting the financial challenges facing guarantors; (vii) providing and performing education loan purchase functions for the holders of loans made to facilitate attendance of students at universities, colleges and schools; (viii) providing conversion services, data processing, and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets; and
(ix) acquiring student loan notes held by eligible lenders under the Federal Family Education Loan Program (as defined below) as well as loans made under the Private Loan Programs.

  In addition to the above activities, USA Funds is affiliated with USA Group Guarantee Services, a Delaware private, non-profit corporation, which provides varying degrees of services to the following guarantee agencies: Student Loan Guarantee Foundation of Arkansas, Iowa College Student Aid Commission, Louisiana Office of Student Financial Assistance, Maine Education Assistance Division, Michigan Guaranty Agency, Montana Guaranteed Student Loan Program, New Mexico Student Loan Guarantee Corporation, Oklahoma Guaranteed Student Loan Program, Oregon State Scholarship Commission and Rhode Island Higher Education Assistance Authority. Certain trustees and officers of USA Funds are also trustees or officers of USA Group Guarantee Services.

SMS

  SMS was organized on November 19, 1992, and is existing as a Delaware corporation. SMS is an affiliate of USA Group.

  The related Prospectus Supplement may set forth certain additional information with respect to SMS. See also "The Student Loan Pools--The Student Loan Financing Business" below. The principal executive offices of SMS are located at 8350 Craig Street, Indianapolis, Indiana 46250 and its telephone number is (317) 594-1981.

THE SELLER

  The Seller will warrant to each Trust in the related Loan Sale Agreement that the sale of the applicable Student Loans by the Seller to the Eligible Lender Trustee on behalf of such Trust is a valid sale of such Student Loans. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Student Loans by the Seller to a Trust should instead be treated as a pledge of such Student Loans to secure a borrowing of such debtor, then delays in payments of collections of such Student Loans could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Student Loans by the Seller to the Eligible Lender Trustee on behalf of a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Student Loans to the Eligible Lender Trustee on behalf of such Trust may have priority over such Eligible Lender Trustee's interest in such Student Loans. If the conveyance by the Seller of the Student Loans is treated as a sale, the Student Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

  Because the Seller is not eligible to hold legal title to Federal Student Loans, all Federal Student Loans will, prior to their transfer by the Seller to a Trust, be held in trust for the Seller by an eligible lender to be named in the related Prospectus Supplement as trustee for the Seller, pursuant to a trust agreement between the Seller and such trustee.

THE SERVICER

  USA Group Loan Services, Inc. ("Loan Services") was incorporated in 1982 as a nonprofit Delaware corporation and is an affiliate of USA Group. If so specified in the Prospectus Supplement for a series of Securities, pursuant to the related Loan Servicing Agreement, Loan Services will agree to service and perform all other related tasks with respect to all the Student Loans acquired by the Eligible Lender Trustee on behalf of the related Trust. The Servicer is required to perform in accordance with the Loan Servicing Agreement all services and duties customary to the servicing of Student Loans and to do so in the same manner as the Servicer has serviced Student Loans on behalf of other lenders and in compliance with all applicable standards and procedures.

  The related Prospectus Supplement may set forth certain additional information with respect to the Servicer. The principal executive offices of Loan Services are located at 30 South Meridian Street, Indianapolis, Indiana 46204-3503 and its telephone number is (317) 849-6510. See "Description of the Transfer and Servicing Agreements--Servicing Procedures".

  A Servicer in addition to or other than Loan Services may be specified for a series of Securities in the related Prospectus Supplement.

                             THE STUDENT LOAN POOLS

GENERAL

  The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Loan Sale Agreement will be selected from the portfolio of Student Loans originated under the Federal Family Education Loan Program or a private guarantee program by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Student Loan (i) is guaranteed as to principal and interest by a Guarantor (and, in the case of Federal Student Loans, that Guarantor is a Federal Guarantor and is in turn reinsured by the Department in accordance with the terms of the Federal Family Education Loan Program), (ii) was originated in the United States of America, its territories or its possessions under and in accordance with the Federal Family Education Loan Program or a specified private guarantee program, (iii) contains terms in accordance with those required by the Federal Family Education Loan Program or a specified private guarantee program, the applicable Guarantee Agreements and other applicable requirements, (iv) provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any deferral or forbearance periods) and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans.

  The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust, Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors. See "Formation of the Trusts--Eligible Lender Trustee".

  Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

  In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related Prospectus Supplement as will information regarding the duration and conditions of any related Funding Period or Revolving Period, the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

ORIGINATION AND MARKETING PROCESS

  The Act and the private guarantee programs specify rules regarding loan origination practices, which lenders must comply with in order for the Student Loans to be guaranteed and to be eligible to receive Federal Assistance, in the case of Federal Student Loans, and the benefits of the private guarantee program, in the case of Private Student Loans. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

  Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor. Both the lender and such Guarantor must approve such application, including confirming that such application is complete and that it (and the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of such Guarantor. The Act requires that each Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Certain lenders establish maximum default rates for institutions whose students they will serve.

Each lender will only make loans that are approved by the applicable Guarantor (consistent with the approval requirements of the Act and the Guarantor). For each such application that is approved, the applicable Guarantor will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower.

  These procedures differ slightly for Consolidation Loans.

SERVICING AND COLLECTIONS PROCESS

  The applicable Guarantee Agreements, and the Act in the case of Federal Student Loans, require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans. These procedures are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform such servicing and collection procedures with respect to the Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first ten days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or, in the case of Federal Student Loans, to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Student Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Student Loan. See "Risk Factors--Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans" and "--Failure to Comply with Student Loan Origination and Servicing Procedures for Private Student Loans".

  At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of such delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on such loans prior to the filing of claims. Any Student Loan which is delinquent beyond a certain number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified time frames of delinquency may result in denial of the guarantee claim with respect to such Student Loan and failure to file such a claim within certain shorter specified time frames may result in a denial of certain interest amounts included in such claims. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the Prospectus Supplement for a given series of Securities, would, if as a result of such failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for such a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for such a failure by the Servicer. See "Description of the Transfer and Servicing Agreements--Servicer Covenants".

CLAIMS AND RECOVERY RATES

  Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

                     FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

  The Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Guarantors, the "Act"), provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. As described herein, payment of principal and interest with respect to the Federal Student Loans is guaranteed by the applicable Guarantor against default, death, bankruptcy or disability of the applicable borrower and a closing of or a false certification by such borrower's school. The Guarantors are entitled, subject to certain conditions, to be reimbursed by the Department for from 100% to 78% of the amount of each Guarantee Payment made pursuant to a program of federal reinsurance under the Act. In addition, the related Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of a Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Federal Student Loans as described herein.

  FFELP provides for loans to students and parents of students which are (i) guaranteed by a Guarantor and reinsured by the federal government, or (ii) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act: (i) loans to students who demonstrate need ("Federal Stafford Loans"); (ii) loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans"); (iii) loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and (iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan ("Federal Consolidation Loans"). Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus do not purport to be comprehensive and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Change in Law".

LEGISLATIVE AND ADMINISTRATIVE MATTERS

  Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described herein or the effect thereof. The 1992 Amendments to the Act extended the principal provisions of FFELP to October 1, 1998 (or in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Federal Consolidation Loans expires on September 30, 1998).

  The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans certain fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors and reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain. In addition, such legislation contemplates replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for SMS and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by SMS and the Servicer will decrease due to the new program, although such entities have not experienced such a reduction to date and any such reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, SMS and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by SMS and the Servicer is reduced. Such cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of certain breaches of their respective representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Such volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

  Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and under certain conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at a participating educational institution, (b) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change, and
(d) for Federal Stafford Loans, meets the application "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note.

  Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution (i) only admits persons that have a high school diploma or its equivalent; (ii) is legally authorized to operate within a state; (iii) provides not less than a two-year program with credit acceptable toward a bachelor's degree; (iv) is a public or non-profit institution; and (v) is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution. Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution (i) only admits persons that have a high school diploma or its equivalent, or persons that are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act); (ii) is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations; (iii) has been in existence for at least two years;
(iv) provides at least a six-month training program to prepare students for gainful employment in a recognized occupation; and (v) is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

  With specified exceptions, institutions are excluded from consideration as educational institutions if the institution (i) offers more than 50 percent of its courses by correspondence, (ii) enrolls 50 percent or more of its students in correspondence courses, (iii) has a student enrollment in which more than 25 percent of the students are incarcerated, or (iv) has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation). Further, schools are specifically excluded from participation if (i) the educational institution has filed for bankruptcy, (ii) the owner, or its chief executive officer, has been convicted or pleaded nolo contendere or guilty to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program, or (iii) the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

FINANCIAL NEED ANALYSIS

  Federal Student Loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor which forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family must contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend such institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

  The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance such loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30, and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage is computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loan from such average, (iii) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage, and (iv) dividing the resultant percentage by 4, provided, that, if the amount determined by the application of clauses (i), (ii) and (iii) is in the negative, the Special Allowance Margin is zero.

    DATE OF DISBURSEMENT     SPECIAL ALLOWANCE MARGIN
    --------------------     ------------------------
Prior to 10/17/86........... 3.50%
10/17/86-09/30/92........... 3.25%
10/01/92-06/30/95........... 3.10%
07/01/95-06/30/98........... 2.50% (Federal Stafford Loans and Federal
                             Unsubsidized Stafford Loans that are in school,
                             grace or deferment); 3.10% (Federal Stafford Loans
                             and Federal Unsubsidized Stafford Loans that are in
                             repayment and all other loans)

  Special Allowance Payments are available on variable rate Federal PLUS and Federal SLS Loans only if the variable rate, which is reset annually based on the 52-week Treasury Bill, exceeds the applicable maximum rate. Such maximum is generally between 9% and 12%.

FEDERAL STAFFORD LOANS

  The Act provides for (i) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students, (ii) federal interest subsidy payments on certain eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments"), and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and
(iii) above, being collectively referred to herein as "Federal Assistance").

  Interest. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.

                                                                               INTEREST RATE
    TRIGGER DATE(1)              BORROWER RATE(2)           MAXIMUM RATE          MARGIN
------------------------ -------------------------------- ----------------  -------------------
Prior to 01/01/81....... 7%                               7%                N/A
01/01/81-09/12/83....... 9%                               9%                N/A
09/13/83-06/30/88....... 8%                               8%                N/A
07/01/88-09/30/92....... 8% for 48 months; thereafter,
                         91-Day Treasury + Interest Rate  8% for 48         3.25%
                         Margin                           months, then 10%
10/01/92-06/30/94....... 91-Day Treasury + Interest Rate
                         Margin                           9%                3.10%
07/01/94-06/30/95....... 91-Day Treasury + Interest Rate
                         Margin                           8.25%             3.10%
07/01/95-06/30/98....... 91-Day Treasury + Interest Rate  8.25%             2.50% (in school,
                         Margin                                             grace or
                                                                            deferment); 3.10%
                                                                            (in repayment)

--------
(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Federal Stafford Loan is made and for Federal Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.
(2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1 and
    (ii) the applicable Interest Rate Margin.

  The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (1) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25% and (2) for loans made on or after July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

  Interest Subsidy Payments. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during certain Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of such loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Institutions" above; "Risk Factors--Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans"; "Formation of the Trusts--Eligible Lender Trustee" and

"Description of the Transfer and Servicing Agreements--Servicing Procedures". The Seller expects that substantially all of the Federal Stafford Loans that are to be conveyed to a Trust will be eligible to receive Interest Subsidy Payments and Special Allowance Payments.

  Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Variability of Actual Cash Flows; Inability of Related Indenture Trustee to Liquidate Student Loans". The Servicer has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to such Federal Student Loans within two business days of receipt thereof to the related Collection Account.

  Loan Limits. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                                                                       INDEPENDENT
                                                  ALL STUDENTS (1)     STUDENTS (1)
                                                  ---------------- ---------------------
                                                    BASE AMOUNT     ADDITIONAL
                                                   SUBSIDIZED AND  UNSUBSIDIZED
                                      SUBSIDIZED  UNSUBSIDIZED ON   ONLY ON OR
                           SUBSIDIZED ON OR AFTER     OR AFTER        AFTER      TOTAL
BORROWER'S ACADEMIC LEVEL  PRE-1/1/87   1/1/87       10/1/93(2)     7/1/94(3)    AMOUNT
-------------------------  ---------- ----------- ---------------- ------------ --------
Undergraduate (per year)
  1st year...............   $ 2,500     $ 2,625       $ 2,625        $ 4,000    $  6,625
  2nd year...............   $ 2,500     $ 2,625       $ 3,500        $ 4,000    $  7,500
  3rd year and above.....   $ 2,500     $ 4,000       $ 5,500        $ 5,000    $ 10,500
Graduate (per year)......   $ 5,000     $ 7,500       $ 8,500        $10,000    $ 18,500
Aggregate Limited
  Undergraduate..........   $12,500     $17,250       $23,000        $23,000    $ 46,000
  Graduate (including un-
   dergraduate)..........   $25,000     $54,750       $65,500        $73,000    $138,500

--------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.
(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.
(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

  The annual loan limits are reduced in some instances where the student has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

  Repayment. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

  Grace Periods, Deferral Periods and Forbearance Periods. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first time borrowers on or after July 1,
1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each, a "Deferral Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in certain circumstances (each such period, a "Forbearance Period").

FEDERAL UNSUBSIDIZED STAFFORD LOANS

  The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

  The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to certain categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

  Loan Limits. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

  Interest. The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS and SLS loans are summarized in the following chart.

                                                                                   INTEREST
      TRIGGER DATE                  BORROWER RATE(1)             MAXIMUM RATE(2)  RATE MARGIN
------------------------ -------------------------------------- ----------------  -----------
Prior to 10/01/81.......                   9%                          9%            N/A
10/01/81-10/30/82.......                  14%                          14%           N/A
11/01/82-06/30/87.......                  12%                          12%           N/A
                         52-Week Treasury + Interest Rate
07/01/87-09/30/92....... Margin                                        12%           3.25%
                         52-Week Treasury + Interest Rate
10/01/92-06/30/94....... Margin                                 PLUS 10% SLS 11%     3.10%
                         52-Week Treasury + Interest Rate
After 06/30/94.......... Margin                                        9%            3.10%
(SLS repealed 07/01/94)

--------
(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the loan, respectively.
(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lessor of (a) the applicable maximum rate or (b) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin.

  A holder of a PLUS or SLS loan is eligible to receive Special Allowance Payments during any such 12-month period if (a) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

  Repayment, Deferments. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of such loan, subject to certain deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for such deferments, interest may be capitalized during such periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

  A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of such refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

FEDERAL CONSOLIDATION LOAN PROGRAM

  The Act authorizes a program under which certain borrowers may consolidate one or more of their Federal Student Loans into a single loan (a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to the borrower. Borrowers that are unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that are made on or after July 1, 1994 will have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, are available only to borrowers who have aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993 the borrower must not be delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993 delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may within 180 days of the origination of a Federal Consolidation Loan add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of such Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility.

  Federal Consolidation Loans bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balance of outstanding loans, rounded to the nearest whole percent, with a minimum rate of 9% for loans originated prior to July 1, 1994. For Federal Consolidation Loans made on or after July 1, 1994, such weighted average interest rate must be rounded up to the nearest whole percent. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a monthly rebate fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993. The rate for Special Allowance Payments for Federal Consolidation Loans is determined in the same manner as for Federal Stafford Loans.

  Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to certain limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include such graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than twenty-five years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

  All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

FEDERAL GUARANTORS

  The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993 and from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. See "--Federal Insurance and Reinsurance of Federal Guarantors" below.

  Federal Guarantors collect a one-time insurance premium ranging from 0% to 3% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On such loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans will be 1% and 3%, respectively.

  Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by such Trust as of the applicable Closing Date and the amount of such Federal Student Loans it is guaranteeing for such Trust.

  The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS

  A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for a certain period of time as specified by the Act. Under certain circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for such restoration of eligibility are discussed below.

  If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

  If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued and unpaid interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

  Pursuant to such agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

  The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

CLAIMS RATE OF FEDERAL        REIMBURSEMENT TO FEDERAL GUARANTOR BY THE DEPARTMENT OF
GUARANTOR                                          EDUCATION(1)
----------------------   -----------------------------------------------------------------
0% to and including 5%;  100%
Greater than 5% to and
 including 9%;           100% of claims to and including 5%; 90% of claims greater than 5%
Greater than 9%          100% of claims to and including 5%; 90% of claims greater than 5%
                          to and including 9%; and 80% of claims greater than 9%

--------
(1)The federal reimbursement is reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993.

  The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

  The 1992 Amendments to the Act addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. Such levels are defined as 0.5 percent of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7 percent for the Federal Guarantor's fiscal year beginning in 1994, 0.9 percent for the Federal Guarantor's fiscal year beginning in 1995, and 1.1 percent for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. If the

Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In such event, the Department is required to assume responsibility for the functions of such Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that such Federal Guarantor is unable to meet its guarantee obligations.

  The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts which may be required to be paid under the Act as a result of certain events of death, disability, bankruptcy, school closure or false certification by the educational institution described therein. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Federal Guarantor capable of meeting such obligations or until a successor Federal Guarantor assumes such obligations. No assurance can be made that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

                         PRIVATE STUDENT LOAN PROGRAMS

  A description of each private guarantee or other student loan program relating to the Private Student Loans in a Trust will be set forth in the related Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of (i) borrower default, death, disability or bankruptcy,
(ii) a closing of or a false certification by the borrower's school and (iii) subsequent liquidation or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.) All of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable Prospectus Supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under certain circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan

Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Student Loans from a given Trust and "--Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during such period could affect the weighted average life of the Securities of the related series. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

  On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

  Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal balance of such class of Notes or the remaining Certificate Balance for such class of Certificates, respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of the Notes or the initial Certificate Balance, for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate, and (ii) the applicable Pool Factor.

  Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

GENERAL

  With respect to each Trust, one or more classes of Notes of a given series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Seller's, or such other party's as may be named in the related Prospectus Supplement, exercising its option to purchase the related Student Loans.

  Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

  In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Collateral Reinvestment Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

  See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement).

THE INDENTURE

  Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

  Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,
(iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture.

  Unless otherwise specified in the applicable Prospectus Supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

  Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, an "Event of Default" under the related indenture will consist of the following: (i) a default for five days or more in the payment of any interest on any such Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure such default, such thirty-day period may be extended by the Indenture Trustee to ninety days; (iv) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure such breach, such thirty-day period may be extended by the Indenture Trustee to ninety days, or (v) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust. However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution Date based on interest collections on the Student Loans (the amount of such difference, the "Index Shortfall Carryover"), the Interest Rate for such Distribution Date shall be such alternate rate and the Interest Shortfall Carryover shall be payable as described in such Prospectus Supplement. Unless otherwise provided in such Prospectus Supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on such Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of such Notes then outstanding if
(i) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon such Notes if the Event of Default giving rise to such acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

  If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

  Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of such Outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  With respect to any Trust, none of the related Indenture Trustee, the Seller, SMS, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the applicable Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Indiana state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

  Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "Formation of the Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of a related series and the applicable Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

  Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

  The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  With respect to each Trust, one or more classes of Certificates of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Unless otherwise specified in the related Prospectus Supplement, Certificates of a given series owned by SMS or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by SMS and its affiliates, such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

  See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement).

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

  Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates".

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

  The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

  As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

  Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the applicable Company with respect to any series of Securities, it is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be DTC's nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  Unless otherwise specified in the related Prospectus Supplement and except with respect to the Certificates of a given series that may be purchased by the applicable Company, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

  Unless otherwise specified in the related Prospectus Supplement, three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

  With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

  The following is a summary of certain terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

  On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in schedules appearing as an exhibit to such Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

  In each Loan Sale Agreement, the Seller will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that (i) each Student Loan, on the date on which it is transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and (iii) each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, to the extent applicable, without limitation, the Act (in the case of Federal Student Loans), consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by FFELP, in the case of Federal Student Loans, the applicable private guarantee program, in the case of Private Student Loans, or, in all cases, any Guarantee Agreement.

  Unless otherwise provided in the related Prospectus Supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower thereon plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets certain criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department in the case of Federal Student Loans, with respect to a Student Loan as a result of a breach of any such representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

  To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed by the Administrator.

ADDITIONAL FUNDINGS

  In the case of a Trust having a Pre-Funding Account or a Collateral Reinvestment Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (i) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans, and (ii) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related Prospectus Supplement.

  There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

  If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

ACCOUNTS

  With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any Pre-Funding Account and any Collateral Reinvestment Account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Securities and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies, or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

  Pursuant to each Loan Servicing Agreement, the Servicer has agreed to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer is required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws.

  Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to Federal Student Loans, responding to inquiries from borrowers on the Student Loans, investigating delinquencies and sending out statements and payment coupons. In addition, the Servicer will keep ongoing records with respect to such Student Loans and collections thereon and will furnish monthly and annual statements with respect to such information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

  If so provided in the related Prospectus Supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

PAYMENTS ON STUDENT LOANS

  With respect to each Trust, the Servicer will deposit all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days of receipt of freely available funds therefor. The Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Federal Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

SERVICER COVENANTS

  With respect to each Trust, in the related Loan Servicing Agreement, the Servicer will covenant that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders; (b) it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee; (c) it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP, private guarantee program or Guarantor requirements.

  Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless such breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon such assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related Prospectus Supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Federal Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department, with respect to a Federal Student Loan as a result of a breach of any such covenant of the Servicer.

SERVICER COMPENSATION

  Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related Prospectus Supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related Prospectus Supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable Prospectus Supplement.

  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

DISTRIBUTIONS

  With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Distribution Date, collections on the related Student Loans will be distributed from the Collection Account to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

  General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

  Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

  Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related Prospectus Supplement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

    (i) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

    (ii) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

    (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

    (iv) the aggregate outstanding principal balance and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of such Distribution Date, each after giving effect to payments allocated to principal reported under clause (i) above;

    (v) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to such Collection Period;

    (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

    (vii) the amount of the aggregate realized losses, if any, for such Collection Period;

    (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

    (ix) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in such Collection Period;

    (x) the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

    (xi) for each date during the Funding Period (if any), the remaining Pre-Funded Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

    (xii) the principal balance and number of Student Loans conveyed to or originated by the Trust during such Collection Period.

  Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

  Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and certain other matters.

  Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under such Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of certain Servicer Defaults under such Loan Servicing Agreement.

  Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

  Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related Prospectus Supplement, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

  Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Loan Servicing Agreement.

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

SERVICER DEFAULT

  Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer, (b) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement, (c) any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or (d) an Insolvency Event with respect to the Servicer occurs. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 75% in principal amount of such then outstanding Notes may terminate all the rights and obligations of the Servicer under such Loan Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Loan Servicing Agreement, unless such compensation arrangements will not result in a downgrading of such Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, such Indenture Trustee or such Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

  With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders) of the related series may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Loan Servicing Agreement. Therefore, such Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect such Certificateholders. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or

Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of such then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of such Noteholders or Certificateholders, or (ii) reduce the aforesaid percentage of such Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all such outstanding Notes and Certificates.

INSOLVENCY EVENT

  If an Insolvency Event occurs with respect to the Company of a given Trust, the Student Loans of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Eligible Lender Trustee shall have received written instructions from (i) the holders of each class of Notes with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class of Notes or (ii) the holders of each class of Certificates (other than such Company) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of Certificates held by such Company), in each case to the effect that each such group disapproves of the liquidation of the related Student Loans and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given such Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of such Trust, the related Eligible Lender Trustee will direct the related Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the related Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) and any other credit or cash flow enhancement specified in the related Prospectus Supplement as being available therefor are not sufficient to pay the Notes and the Certificates of a related series in full, the amount of principal returned to such Noteholders and Certificateholders will be reduced and some or all of such Noteholders and such Certificateholders will incur a loss. Notwithstanding the foregoing, if such Company provides the related Indenture Trustee and the related Eligible Lender Trustee an opinion of special tax counsel in form and substance satisfactory to such Indenture Trustee and such Eligible Lender Trustee that the foregoing provisions are not necessary for such Trust to be treated as a partnership for federal income and Indiana state tax purposes, then such provisions shall be of no force or effect as of the date of the delivery of such opinion.

  Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to such Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to such Eligible Lender Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that the related Trust is insolvent.

PAYMENT OF NOTES

  Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Loan Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

  Under each Trust Agreement, the applicable Company of a given Trust will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner. Notwithstanding the foregoing, if such Company provides the related Indenture Trustee and the related Eligible Lender Trustee an opinion of special tax counsel in form and substance satisfactory to such Indenture Trustee and such Eligible Lender Trustee that the foregoing provisions are not necessary for such Trust to be treated as a partnership for federal income and Indiana state tax purposes, then such provisions shall be of no force or effect as of the date of the delivery of such opinion.

TERMINATION

  With respect to each Trust, the obligations of the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans, and (ii) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

 Optional Redemption

  Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Seller will be permitted at its option to repurchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller.

 Auction of Student Loans

  If so provided in the related Prospectus Supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in such Prospectus Supplement. The Seller and unrelated third parties may offer bids for such Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of such Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of such sale will be used to redeem all related Notes and to retire the Certificates.

ADMINISTRATION AGREEMENT

  The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the

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

Administrator will agree, to the extent provided therein, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related Prospectus Supplement (the "Administration Fee"). The Administrator under each Administration Agreement will be SMS. SMS is an affiliate of Loan Services, USA Funds and USA Group.

  Except as otherwise provided in the related Prospectus Supplement, an "Administrator Default" will occur under an Administration Agreement in the event of (a) a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of such failure, (b) any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement, or (c) an Insolvency Event with respect to the Administrator occurs.

  Unless otherwise specified in the related Prospectus Supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that such procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

  The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of such Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Federal Student Loans may, pursuant to the provisions of 20 U.S.C. (S) 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

  If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the related Eligible Lender Trustee in such Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust, (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust, except as provided below.

  Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to such Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

  With respect to each Trust, in the event of a Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default".

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, a Trust may be liable for certain violations of consumer protection laws that apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements-- Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants".

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

  The Act, including the implementing regulations thereunder (in the case of Federal Student Loans) and the private guarantee programs (in the case of Private Student Loans) impose specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of Federal Student Loans and the performance of a creditworthiness evaluation in the case of Private Student Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. In the case of the Federal Student Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Student Loans. In the case of the Private Student Loans, failure to make or service properly such Private Student Loans in accordance with such procedures could adversely affect the related Eligible Lender Trustee's ability to obtain Guarantee Payments from the Private Guarantors.

  Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "-- Servicer Covenants". The failure, if so required, of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

  Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless (a) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy, or (b) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

  The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST

  Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the Related Prospectus Supplement. The OID Regulations do not address their application to debt instruments such as the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related Prospectus Supplement. Furthermore, although premium amortization and accrued market discount on debt instruments such as the Notes, which are subject to prepayment based on the payments on other debt instruments, is to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used. The OID Regulations are effective for debt instruments, such as the Notes, issued on or after April 4, 1994.

  Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that such Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. The election to accrue interest, discount and premium under a constant yield method with respect to a
Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (i.e., late payments are penalized) at least annually at a single fixed rate. The Company intends to treat the interest paid on the Notes as Qualified Stated Interest.

  A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis (i.e., treating the instrument as accruing interest at a single rate). Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, (ii) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Company (including a holder of 10% of the outstanding Certificates) nor a "controlled foreign corporation" with respect to which the Trust, the Seller or the Company is a "related person" within the meaning of the Code, and (iii) the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.


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

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

  Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes would be treated as equity interests in the Trust. If so treated the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that any such Certificates are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

 Classification as a Partnership

  Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller and the Servicer is not clear because there is no authority on transactions comparable to that contemplated herein.

  Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Trust Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Trust Certificate.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable Prospectus Supplement, an "Interest Period") equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such Interest Period, including interest accruing at the Pass-Through Rate for such Interest Period and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and (iii) all other amounts of income payable to the Certificateholders for such Interest Period. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  Computation of Income. Taxable income of the Trust will be computed at the Trust level and then allocated pro rata to the Trust Certificateholders. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above with respect to the market discount rules) will be made by, the Trust rather than the Trust Certificateholders. The Trust intends, to the extent possible, to (i) have the taxable income of the Trust computed under the accrual method of accounting, and (ii) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. As a result, an owner of a Trust Certificate would be required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Trust Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

  Determining the Bases of Trust Assets. The Trust will become a partnership on the first date when Trust Certificates are held by more than one person. On that date, each of the Trust Certificateholders should be treated as having purchased a pro rata share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of such assets to the newly formed partnership. The partnership' s basis in the Trust's assets would therefore equal the sum of the Trust Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Trust Certificateholders would be adjusted in accordance with Code Section 704(c) to account for such variations.

  Under Code Section 708 a partnership is considered to terminate if 50% or more of the partnership interests are sold or exchanged within a 12-month period. If such a termination occurs, the partnership is deemed to distribute its assets to its partners (including the transferee partner, the Company) who are then deemed to recontribute those assets to a new partnership. The new partnership would have a basis in those assets equal to the basis of the contributing partners in their partnership interests. If the Trust were characterized as a partnership and a sale of Trust Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would automatically be reflected in its pro rata portion of the Trust's assets.

  Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

  Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining principal balance of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

  If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income on the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. To the extent the Trust is characterized as a partnership, a Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received with respect to such Certificate. In addition both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder and could give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. SMS and the Company are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee, and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Company will be designated as the "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 34% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. These rates may be increased by proposed tax legislation. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign holder might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                         CERTAIN STATE TAX CONSEQUENCES

  The loan servicing activities to be undertaken by the Servicer will predominantly take place in Indiana.

  Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

  The State of Indiana imposes an individual income tax and a corporate income tax including a corporate gross income tax. This discussion is based upon present provisions of Indiana statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Indiana Department of Revenue.

  Tax Consequences with Respect to the Notes. It is expected that Krieg DeVault Alexander & Capehart ("Indiana Tax Counsel") will deliver an opinion to the Trust that, assuming the Notes are treated as debt for federal income tax purposes, the Notes will be treated as debt for Indiana individual income and corporate income tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Indiana should not become subject to taxation in Indiana solely because of a holder's ownership of Notes. However, a Noteholder already subject to Indiana's individual income tax or corporate income tax could be required to pay additional Indiana tax as a result of the holder's ownership or disposition of Notes.

  Tax Consequences with Respect to the Certificates. If the arrangement created by the Trust Agreement is treated as a partnership, not taxable as a corporation, for federal income tax purposes, Indiana Tax Counsel will deliver an opinion that the same treatment should also apply for Indiana tax purposes. As a result, the partnership should not be subject to the Indiana corporate income tax (if such taxes were applicable, however, they could result in reduced distributions to Certificateholders). Moreover, Certificateholders that are not otherwise subject to tax in Indiana should not be subject to Indiana individual income or corporate income tax with respect to income from the partnership, unless in the event the Trust is considered to be carrying on business in Indiana.

                              ERISA CONSIDERATIONS

THE NOTES

  Unless otherwise specified in the Prospectus Supplement, the Notes of each series may be purchased by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA and by a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (a "Plan"). A fiduciary of the Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction (as defined in Section 3(32) of ERISA). Certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code.

THE CERTIFICATES

  Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of, ERISA and the Code, and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

  By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

  If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), such exception will be discussed in the related Prospectus Supplement.

                                     * * *

  A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

  In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

  Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

  Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana, and for the underwriters for such series by Brown & Wood LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, USA Group Guarantee Services, Inc. and Loan Services was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart. Certain federal income tax and other matters will be passed upon for each Trust by Brown & Wood LLP and certain Indiana State income and corporate income tax and other matters by Krieg DeVault Alexander & Capehart.

                            INDEX OF PRINCIPAL TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                           PAGE
                                                                           ----
1993 Act..................................................................    17
Act.......................................................................    26
Additional Fundings.......................................................    47
Add-on Consolidation Loan.................................................    32
Administration Agreement..................................................    55
Administration Fee........................................................    55
Administrator.............................................................     6
Administrator Default.....................................................    55
Applicable Trustee........................................................    44
Base Rate.................................................................    43
Benefit Plan..............................................................    67
Calculation Agent.........................................................    43
Cede......................................................................    21
Certificate Balance.......................................................     7
Certificate Pool Factor...................................................    36
Certificates..............................................................     1
Closing Date.............................................................. 8, 46
Code......................................................................    58
Collateral Reinvestment Account...........................................     9
Collection Account........................................................    47
Collection Period.........................................................    48
Commission................................................................     2
Company...................................................................     1
Cutoff Date...............................................................     8
Deferral Period...........................................................    30
Definitive Certificates...................................................    44
Definitive Notes..........................................................    44
Definitive Securities.....................................................    44
Department................................................................     8
Depository................................................................    37
Distribution Dates........................................................    37
DTC's Nominee.............................................................    21
Early Amortization Event..................................................     9
Eligible Deposit Account..................................................    48
Eligible Institution......................................................    48
Eligible Investments......................................................    47
Eligible Lender Trustee...................................................     1
ERISA.....................................................................    13
Event of Default..........................................................    39
Existing Borrowers........................................................     9
family contribution.......................................................    28
Federal Assistance........................................................    28
Federal Consolidation Loan................................................    32
Federal Consolidation Loans...............................................    26
Federal Guarantor.........................................................     8
Federal Origination Fee...................................................    17

                                                                           PAGE
                                                                           ----
Federal PLUS Loans........................................................    26
Federal SLS Loans.........................................................    26
Federal Stafford Loans....................................................    26
Federal Student Loans.....................................................     8
Federal Supplemental Loans for Students...................................    26
Federal Tax Counsel.......................................................    13
Federal Unsubsidized Stafford Loans.......................................    26
FFELP.....................................................................    26
Fixed Rate Securities.....................................................    43
Floating Rate Securities..................................................    43
Forbearance Period........................................................    30
foreign person............................................................    60
Funding Period............................................................     8
Grace Period..............................................................    30
Guarantors................................................................     8
Indenture.................................................................     6
Indenture Trustee.........................................................     1
Index Shortfall Carryover.................................................    39
Indiana Tax Counsel.......................................................    68
Indirect Participants.....................................................    44
Initial Pool Balance......................................................    55
Insolvency Event..........................................................    52
Interest Period...........................................................    62
Interest Rate.............................................................     7
Interest Reset Period.....................................................    43
Interest Subsidy Payments.................................................    28
Investment Earnings.......................................................    47
IRS.......................................................................    58
Issuer....................................................................     6
Loan Sale Agreement.......................................................     8
Loan Services............................................................. 6, 23
Loan Servicing Agreement..................................................    11
Monthly Rebate Fee........................................................    17
Note Pool Factor..........................................................    36
Notes.....................................................................     1
OID.......................................................................    59
OID regulations...........................................................    59
Participants..............................................................    37
Pass-Through Rate.........................................................     7
Plan......................................................................    67
Plan Assets Regulation....................................................    67
Pool Balance..............................................................    36
Pool Factor...............................................................    36
Pre-Funding Account.......................................................     9
Pre-Funding Amount........................................................     9
Private Guarantor.........................................................     8
Private Student Loans.....................................................     8
Prospectus Supplement.....................................................     1
Purchase Amount...........................................................    46
Registration Statement....................................................     2
Related Documents.........................................................    41

                                                                            PAGE
                                                                            ----
Reserve Account.......................................................... 10, 50
Reserve Account Initial Deposit..........................................     10
Revolving Period.........................................................      9
Rules....................................................................     44
Secretary................................................................     20
Securities...............................................................      1
Securities Act...........................................................      2
Seller...................................................................   1, 6
Servicer.................................................................      6
Servicer Default......................................................... 20, 52
Servicing Fee............................................................ 12, 49
Short-Term Note..........................................................     59
SMS......................................................................   2, 6
Special Allowance Payments...............................................     28
Spread...................................................................     43
Spread Multiplier........................................................     43
Student Loans............................................................   1, 8
Transfer and Servicing Agreements........................................     46
Trust....................................................................   1, 6
Trust Accounts...........................................................     47
Trust Agreement..........................................................      6
UCC......................................................................     56
Underwriting Agreements..................................................     67
Unmet Need...............................................................     28
USA Funds................................................................     22
USA Group................................................................     22
USA Group Loan Services, Inc. ...........................................      6
USA Group Secondary Market Services, Inc. ...............................      2

-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OF-FER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UN-LAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Reports to Securityholders.................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-24
Formation of the Trust..................................................... S-33
The Financed Student Loan Pool............................................. S-35
Description of the Notes................................................... S-45
Description of the Transfer and Servicing Agreements....................... S-54
Certain Federal Income Tax and State Tax Consequences...................... S-66
ERISA Considerations....................................................... S-67
Underwriting............................................................... S-67
Legal Matters.............................................................. S-67
Annex I.................................................................... S-69
Index of Principal Terms................................................... S-73
                                PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Table of Contents..........................................................    3
Summary of Terms...........................................................    6
Risk Factors...............................................................   14
Formation of the Trusts....................................................   21
Use of Proceeds............................................................   22
USA Group, SMS, the Seller and the Servicer................................   22
The Student Loan Pools.....................................................   24
Federal Family Education Loan Program......................................   26
Private Student Loan Programs..............................................   36
Weighted Average Life of the Securities....................................   36
Pool Factors and Trading Information.......................................   37
Description of the Notes...................................................   38
Description of the Certificates............................................   43
Certain Information Regarding the Securities...............................   44
Description of the Transfer and Servicing Agreements.......................   47
Certain Legal Aspects of the Student Loans.................................   57
Certain Federal Income Tax Consequences....................................   59
Certain State Tax Consequences.............................................   67
ERISA Considerations.......................................................   68
Plan of Distribution.......................................................   68
Legal Matters..............................................................   69
Index of Principal Terms...................................................   70

                                 ------------

 UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLE-MENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOT-MENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
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                                  $

                         SMS Student Loan Trust 1997-A

                                  $
               Class A-1 Floating Rate Asset Backed Senior Notes

                                  $
                            Class A-2 Floating Rate
                           Asset Backed Senior Notes

                              USA GROUP SECONDARY
                             MARKET SERVICES, INC.
                                    SELLER


                             PROSPECTUS SUPPLEMENT


                            CREDIT          FIRST
                            SUISSE          BOSTON

-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

   SEC registration fee................................................. $
   Legal fees and expenses..............................................
   Accounting fees and expenses.........................................
   Blue Sky fees and expenses...........................................
   Rating agency fees...................................................
   Eligible Lender Trustee fees and expenses............................
   Indenture Trustee fees and expenses..................................
   Printing expenses....................................................
   Miscellaneous........................................................
                                                                         ------
       Total............................................................ $
                                                                         ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law") and the By-Laws of SMS, each director and officer of SMS may be indemnified by SMS against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of SMS if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of SMS, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of SMS, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SMS unless a court determines otherwise.

  There are directors' and officers' liability insurance policies outstanding which insure directors and officers of SMS. The policies insure SMS against losses for which SMS shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

ITEM 16. EXHIBITS.

   1.1 --Form of Underwriting Agreement for Notes**
   1.2 --Form of Underwriting Agreement for Certificates**
       --Restated Certificate of Incorporation of USA Group Secondary Market
   3.1  Services, Inc.*
   3.2 --By-laws of USA Group Secondary Market Services, Inc.*
       --Form of Certificate of Trust for the Trusts (included as an exhibit to 3.3 Exhibit 4.2)**
   4.1 --Form of Indenture between the Trust and the Indenture Trustee
        (included as an exhibit thereto a form of Note)**

   4.2  --Form of Trust Agreement among the Seller, the Company and the
         Eligible Lender Trustee (included as an exhibit thereto a form of
         Certificate)**
   4.3  --Form of Note (included as an exhibit to Exhibit 4.1)**
   4.4  --Form of Certificate (included as an exhibit to Exhibit 4.2)**
        --Opinion of Krieg DeVault Alexander & Capehart with respect to
   5.1   legality***
   5.2  --Opinion of Richards, Layton & Finger with respect to legality***
   8.1  --Opinion of Brown & Wood LLP with respect to tax matters***
        --Opinion of Krieg DeVault Alexander & Capehart with respect to tax
   8.2   matters***
        --Consent of Krieg DeVault Alexander & Capehart (included as part of
   23.1  Exhibit 5.1)***
   23.2 --Consent of Brown & Wood LLP (included as part of Exhibit 8.1)***
        --Consent of Richards, Layton & Finger (included as part of Exhibit
   23.3  5.2)***
   25   --Statement of Eligibility under the Trust Indenture Act of 1939 of the
         Indenture Trustee (bound separately)***
        --Form of Loan Sale Agreement among the Seller, the Trust and the
   99.1  Eligible Lender Trustee**
   99.2 --Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee**
   99.3 --Form of Administration Agreement among the Trust, the Indenture
         Trustee and USA Group Secondary Market Services, Inc., as
         Administrator**

--------
  * Previously filed in Registration Statement on Form S-3 (Reg. No. 33-94952, filed with the Commission by the Registrant on July 25, 1995).
 ** Previously filed in Amendment No. 2 to Registration Statement on Form S-3
   (Reg. No. 33-76784, filed with the Commission by the Registrant on June 7,
   1994).
*** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  (a) As to Rule 415:

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) As to documents subsequently filed that are incorporated by reference:

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

  (d) As to indemnification:

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF INDIANAPOLIS, STATE OF INDIANA, ON MARCH 11, 1997.

                                          USA Group Secondary Market Services,
                                           Inc., as originator of the Trust
                                           (Registrant)

                                                  /s/ Cheryl E. Watson
                                          By: _________________________________
                                                      CHERYL E. WATSON
                                                       VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW ON MARCH 11, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

  Each person signing below hereby appoints Stephen W. Clinton and Cheryl E. Watson and each of them as his or her attorney-in-fact to execute and file such amendments to this Registration Statement as such attorney-in-fact may deem appropriate.

              SIGNATURE                       CAPACITY
              ---------                       --------

       /s/ Stephen W. Clinton              President, Chief Executive Officer
-------------------------------------       (Principal Executive Officer) and
         STEPHEN W. CLINTON                 Director

        /s/ Cheryl E. Watson               Vice President (Principal
-------------------------------------       Accounting Officer)
          CHERYL E. WATSON

         /s/ Vincent J. Otto               Treasurer (Principal Financial
-------------------------------------       Officer)
           VINCENT J. OTTO

       /s/ James C. Lintzenich             Director
-------------------------------------
         JAMES C. LINTZENICH

     /s/ Ernest J. Newborn, Jr.            Director
-------------------------------------
       ERNEST J. NEWBORN, JR.

         /s/ Ike G. Batalis                Director
-------------------------------------
           IKE G. BATALIS

                                 EXHIBIT INDEX

                                                                                       SEQUENTIAL
 EXHIBIT                                                                                  PAGE
   NO.                                   DESCRIPTION                                      NO.
 -------                                 -----------                                   ----------
  1.1    --Form of Underwriting Agreement for Notes**
  1.2    --Form of Underwriting Agreement for Certificates**
         --Restated Certificate of Incorporation of USA Group Secondary Market
  3.1     Services, Inc.*
  3.2    --By-laws of USA Group Secondary Market Services, Inc.*
         --Form of Certificate of Trust for the Trusts (included as an exhibit to
  3.3     Exhibit 4.2)**
  4.1    --Form of Indenture between the Trust and the Indenture Trustee (included as an exhibit thereto a form of Note)**
  4.2    --Form of Trust Agreement among the Seller, SMS and the Eligible Lender
          Trustee (included as an exhibit thereto a form of Certificate)**
  4.3    --Form of Note (included as an exhibit to Exhibit 4.1)**
  4.4    --Form of Certificate (included as an exhibit to Exhibit 4.2)**
  5.1    --Opinion of Krieg DeVault Alexander & Capehart with respect to legality***
  5.2    --Opinion of Richards, Layton & Finger with respect to legality***
  8.1    --Opinion of Brown & Wood LLP with respect to tax matters***
         --Opinion of Krieg DeVault Alexander & Capehart with respect to tax
  8.2     matters***
         --Consent of Krieg DeVault Alexander & Capehart (included as part of
  23.1    Exhibit 5.1)***
  23.2   --Consent of Brown & Wood LLP (included as part of Exhibit 8.1)***
  23.3   --Consent of Richards, Layton & Finger (included as part of Exhibit 5.2)***
  25     --Statement of Eligibility under the Trust Indenture Act of 1939 of the
          Indenture Trustee (bound separately)***
  99.1   --Form of Loan Sale Agreement among the Seller, the Trust and the Eligible
          Lender Trustee**
  99.2   --Form of Loan Servicing Agreement among the Servicer, the Trust and the
          Eligible Lender Trustee**
  99.3   --Form of Administration Agreement among the Trust, the Indenture Trustee and USA Group Secondary Market Services, Inc., as Administrator**

--------
  * Previously filed in Registration Statement on Form S-3 (Reg. No. 33-94952, filed with the Commission by the Registrant on July 25, 1995).
 ** Previously filed in Amendment No. 2 to Registration Statement on Form S-3
   (Reg. No. 33-76784, filed with the Commission by the Registrant on June 7,
   1994).
*** To be filed by amendment.